As filed with the Securities and Exchange Commission on November 5, 2002.
                                                 Registration No. 333-
  ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                    7359                    23-2679963
      (State or other    (Primary Standard Industrial      (I.R.S. Employer
      jurisdiction of    Classification Code Number)      Identification No.)
     incorporation or
     organization)

                                 200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                              USA Technologies, Inc.
                                 200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                  (610) 989-0340
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                    Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                          2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                       -----------------------------------
     Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
======================================================================
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------

Title of each
class of                       Proposed          Proposed
Securities       Amount        Maximum           Maximum        Amount of
to be            to be         Offering Price    Aggregate      Registration
Registered       Registered    Per Unit(35)       Offering Price Fee
----------      ------------  ---------------    -------------  ------------
Common Stock,
no par value

             2,475,318 shares(1)     $.165       $  408,427     $    37.57
             22,762,341 shares(2)    $ .40       $9,104,936     $   837.65
             234,600 shares(3)       $ .25       $   58,650     $     5.40
             125,000 shares(4)       $ .20       $   25,000     $     2.30
             6,000,000 shares(5)     $ .16       $  960,000     $    88.32
             22,857,145 shares(6)    $ .16       $3,657,143     $   336.45
             4,500,000 shares(7)     $ .16       $  720,000     $    66.24
             400,000 shares(8)       $ .16       $   64,000     $     5.88
             6,105,000 shares (9)    $ .16       $  976,800     $    89.86
             11,631,253 shares (10)  $ .40       $4,652,501     $   428.03
             29,988,062 shares (11)  $ .20       $5,997,612     $   551.78
             20,720,051 shares (12)  $ .16       $3,472,922     $   319.51
             1,009,445 shares (13)   $ .16       $  161,511     $    14.86
             2,534,714 shares (14)   $ .16       $  405,554     $    37.31
             3,560,000 shares (15)   $2.88       $10,252,800    $ 2,809.27
             1,200,000 shares (16)   $2.25       $ 2,700,000    $   712.80
             895,000 shares (17)     $1.31       $ 1,172,450    $   293.11
             7,395,440 shares (18)   $ .69       $ 5,102,854    $ 1,275.71
             4,069,184 shares (19)   $ .69       $ 2,807,736    $   701.93
             318,000 shares (20)     $2.88       $   915,840    $   228.96
             449,000 shares (21)     $5.00       $ 2,245,000    $   561.25
             463,800 shares (22)     $5.00       $ 2,319,000    $   579.75

             33,400 shares (23)      $4.00       $   133,600    $    33.40
             158,500 shares (24)     $4.00       $   634,000    $   158.50
             375,000 shares (25)     $3.90       $ 1,462,500    $   482.62
             139,000 shares (26)     $4.00       $   556,000    $   161.94
             893,600 shares (27)     $1.72       $ 1,536,992    $   384.25
             2,340,450 shares (28)   $2.88       $ 6,740,496    $ 1,685.12
             5,751,080 shares (29)   $ .69       $ 3,968,245    $   992.06
             467,692 shares (30)     $ .69       $   322,707    $    80.67
             2,472,500 shares (31)   $2.11       $ 5,212,440    $ 1,268.35
             8,831,840 shares (32)   $1.15       $11,039,800    $ 2,759.95
             1,480,000 shares (33)   $ .16       $   236,800    $    21.78
             690,000 shares (34)     $ .16       $   110,400    $    10.16

             Total 173,326,415 shares            $90,134,716    $18,022.74 (36)
                                                 ===========    ==========

(1) Represents shares underlying stock options granted to holders of options to purchase shares of Stitch Networks corporation.
(2)  Represents  shares  exchanged  for  shares  of Stitch Networks Corporation.
(3)  Represents  shares  issued  to  employees  as  severance  compensation.
(4)  Represents  shares  issued  to  Karl  Mynyk  in  settlement  of litigation.
(5)  Represents  shares  and  shares  underlying warrants issued to Yodi Rodrig.
(6) Represents shares and shares underlying warrants issued to Kazi Management VI, Inc.
(7)  Represents  shares  and shares underlying warrants issued to Alpha Capital.
(8)  Represents  shares  issued  to  Ratner  &  Prestia,  P.C.
(9) Represents shares to be issued to La Jolla Cove Capital under Convertible Debenture and related warrant.
(10)  Represents  shares  underlying  senior  notes  due  December  31,  2004.
(11)Represents shares underlying senior notes due December 31, 2005 and shares issued to each noteholder as part of the senior note offering.
(12) Represents shares underlying warrants issued to holders of all senior notes.
(13) Represents shares and warrants issued to holders of senior notes in lieu of cash interest payment for quarter ended September 30, 2002.
(14) Represents shares and warrants issuable to holders of senior notes in lieu of cash interest payment for quarter ended December 31, 2002.
(15)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 3,560,000 shares of 1999-B restricted common stock. A filing fee of $2,809.27 was paid in connection with the filing of the previous registration statement.
(16) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,200,000 shares of 2000-A restricted common stock. A filing fee of $712.80 was paid in connection with the filing of the previous registration statement.
(17) This registration statement amends our registration statement on Form SB-2,

Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 895,000 shares of 2000-B restricted common stock. A filing fee of $293.11 was paid in connection with the filing of the previous registration statement.
(18)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 7,395,440 shares of 2001-B restricted common stock. A filing fee of $1,275.71 was paid in connection with the filing of the previous registration statement.
(19) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 4,069,184 shares of 2001-C restricted common stock. A filing fee of $701.93 was paid in connection with the filing of the previous registration statement.
(20) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 318,000 shares of common stock underlying the notes due in 2001. A filing fee of $228.96 was paid in connection with the filing of the previous registration statement.
(21) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 449,000 shares of common stock underlying 1995 warrants. A filing fee of $561.25 was paid in connection with the filing of the previous registration statement.
(22) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 463,800 shares of common stock underlying 1996 warrants. A filing fee of $579.75 was paid in connection with the filing of the previous registration statement.
(23) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 33,400 shares of common stock underlying 1996-B Warrants. A filing fee of $33.40 was paid in connection with the filing of the previous registration statement.
(24) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 158,500 shares of common stock underlying 1997 warrants. A filing fee of $158.50 was paid in connection with the filing of the previous registration statement.
(25)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 375,000 shares of common stock underlying 1998-A warrants. A filing fee of $482.62 was paid in connection with the filing of the previous registration statement.
(26) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 139,000 shares of common stock underlying the 1998-B warrants. A filing fee of $161.94 was paid in connection with the filing of the previous registration statement.
(27) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 893,600 shares of common stock underlying 1999-A warrants. A filing fee of $384.25 was paid in connection with the filing of the previous registration statement.
(28)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 2,340,450 shares of common stock underlying 1999-B warrants. A filing fee of $1,685.12 was paid in connection with the filing of the previous registration statement.
(29) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 5,751,080 shares of common stock underlying 2001-B warrants. A filing fee of $992.06 was paid in connection with the filing of the previous registration statement.
(30) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 467,692 shares of common stock underlying 2001-C warrants. A filing fee of $80.67 was paid in connection with the filing of the previous registration statement.
(31) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,922,500 shares of common stock as well as 550,000 additional shares underlying the management options. A filing fee of $1248.11 was paid in connection with the filing of the previous registration statement and a new fee of $20.24 is paid herewith.
(32) This registration
statement amends our registration statement on Form SB-2, Commission File No. 333-61662, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 8,831,840 shares of common stock underlying senior notes due December 31, 2003 as well as the common stock issued to the holders of those notes. A filing fee of $2,759.95 was paid in connection with the filing of the previous registration statement.
(33) Represents shares issued to employees and consultants in November 2002 for services to be rendered in the future.
(34) Represents shares issued to investors in October 2002 for $.10 per share.
(35)Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants (or other convertible securities) relating to the above common stock or the average of the bid and asked price within 5 days prior to the date of the initial filing of the registration statement.
(36)A filing fee of $15,149.40 was paid in connection with the filing of the previous registration statements. The balance of $2,873.34 has been paid in connection with the filing of this registration statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                             USA TECHNOLOGIES, INC.
                      173,326,415 shares of Common Stock

                                  THE OFFERING

     The resale of up to 173,326,415 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Also, the proceeds of sales of some of the shares will be applied against our debt obligations. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

     Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on November 4, 2002 was $.15 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY
  IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on
                                     Page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is November 5, 2002.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of USA since the date hereof or that the information contained herein is current as of any time subsequent to its date.

 TABLE OF CONTENTS

Prospectus Summary  . . . . . . . . . . . . . .   9
Risk Factors  . . . . . . . . . . . . . . . . .  14
Use of Proceeds . . . . . . . . . . . . . . . . .20
Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations . . . . . . . . . . . . . .  . . 21
Business  . . . . . . . . . . . . . . . . . . . .30
Management . . . . . . . . . . . . . . . . . .  .41
Principal Shareholders . . . . . . . . . . . . . 49
Certain Transactions   . . . . . . . . . . . . . 52
Selling Shareholders  . . . . . . . . . . . .  . 53
Market for Common Stock . . . . . . . . . . . . 140
Description of Securities . . . . . . . . . . . 144
Plan of Distribution  . . . . . . . . . . . . . 151
Legal Matters  . . . . . . . . . .. . . . . . . 152
Experts  . . . . . . . . . . . . . . . . . . .  152
Financial Statements  . . . . . . . . . .. . . .F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

     USA Technologies, Inc., a Pennsylvania corporation (the "Company") was founded in January 1992. Our vision is to be a major player in the 'Digital, Networked Economy' by providing the marketplace with embedded technology and associated network and on-line financial services that will help transform their businesses. The ultimate goal is to position the Company as the preferred method and industry standard for cashless micropayments and automated retailing, including wireless payment processing, and to become a leading point-of-sale, interactive media and network services company.

          The Company intends to accomplish this by building on its market position in networked, unattended consumer payment systems through a new e-Business solution called e-Port . To this end, the Company has focused on developing e-Port - its cashless payment system. At a basic level, the e-Port integrates with copiers, vending machines or other host equipment and gathers information about sales and operations of the host equipment and also allows a consumer to use a credit card to make a purchase. There are capabilities for multiple forms of cashless payment processing including "micropayments", control and data management, and auditing capability for vending operators, kiosk operators and others wishing to place equipment or products on a network. With the acquisition of Stitch Networks (see below), the Company has acquired wireless connectivity in addition to the above capabilities. At an enhanced level, the e-Port contains additional capabilities, such as a display screen which could display interactive advertising/media, and could, with some additional development, allow simple e-commerce transactions while the consumer is making routine purchases from the vending machine, whether by using a credit card, smart card or any other payment device such as a cellular phone, at vending machines, convenience stores, gas pumps and other retail points-of-sale. Thus, advertisers could operate virtual electronic storefronts that could provide consumers with promotional offers at actual retail locations.

          As part of its strategy to be a broad provider of network and financial services, the Company acquired Stitch Networks in May 2002 as a wholly owned subsidiary. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions. Stitch designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. Prior to the acquisition, on December 31, 2000, Stitch executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States.

          The Company is also a leading provider and licensor of unattended, credit card activated control systems for the hospitality industry (business centers). USA Technologies has historically generated its revenues from the direct sale of its control systems and the resale of configured office products, plus network service fees, plus the retention of a portion of the monies generated from all credit card transactions conducted through its control systems.
          The Company has entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands)which establishes itself as a preferred supplier of business center products for those brands. The Company's Business Express has been approved and recommended as a solution for business center needs by Marriott for its hotels.

          USA Technologies is the market leader in making self-serve, credit card activated products and services available to consumers everywhere. The Company has achieved this with the sale and installation of its product, Business Express or MBE Business Express , at nearly 400 hotel, library and retail locations nationwide. Business Express and MBE Business Express offer thousands of business travelers and consumers the unprecedented opportunity to conduct e-business/e-commerce 24 hours a day with the swipe of a credit card. The Business Express gives consumers self-serve, public access to the Internet, copy and fax services, and other 'e-Business services'. At the heart of this product line is USA Technologies' networked payment solution TransAct , an automated, credit card consumer payment system which has been utilized with photocopying machines, facsimile machines, computer printers, vending machines and debit and smart card purchase/revalue stations. The Company retains all rights to software and proprietary technology that it licenses to location operators for their exclusive use. As of June 30, 2002, 394 Business Express or MBE Business Express locations are installed. The Company also markets a product line extension to the Business Express , called the Business Express
Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality mid-market, limited service and economy properties. As of June 30, 2002, 99 LSS units are included in the total of 394 Business Express or MBE Business Express locations installed. The Company also sells its TransAct credit card device and payment system as a standalone offering to the world's leading office equipment manufacturers and distributors. The Company established a TransAct Authorized Reseller Program to sign up various independent and national dealers and distributors. As of June 30, 2002, 13 dealers are participating in the program.

          As of June 30, 2002, the Company had a total installed base of 1,309 control systems, primarily 727 Business Express control systems, 168 Business Express Limited Service (LSS) control systems, and 229 standalone TransAct control systems located at various hospitality locations throughout the United States and Canada. In addition, there were 157 e-Port control systems located at vending locations in the United States and 323 Kodak vending machines. Through June 30, 2002 total license and transaction fee revenues received by the Company from these systems, although growing, has not been sufficient to cover operating expenses.

          The Company has been designated as an authorized equipment reseller by International Business Machines Corporation and Hewlett-Packard. The Company believes that it benefits from the association of its control systems with the well-known brands of business equipment manufactured by these companies.

          We have been granted 15 patents related to our technology, and our wholly owned subsidiary, Stitch Networks, has been granted one. One patent is in the area of networked vending machines and credit card technology - including the use of smart cards. Another is a patented method of batch processing which enables consumers to engage in cashless micropayments. Fifty other domestic and foreign patents are pending.

          Currently, the Company has as its core business two key components: cashless control systems (basically, the hardware); and a financial services and auditing network. A third future component is a proposed interactive media and ad serving network.

          The FIRST component is our cashless control system, e-Port , or its predecessor technology, TransAct . TransAct , as outlined above, is currently installed in locations throughout North America while e-Port was unveiled in October 2000 at the National Automatic Merchandising Association (NAMA) convention in New Orleans, the world's largest vending trade event.

          The e-Port is designed to be a flexible and versatile embedded system device. While initially targeted to the vending industry, our technology may be applied in other industries such as copiers, retail point of sale, mass transit, and wherever pervasive computing, embedded systems and other cashless payment systems are used. e-Port technology is available in three primary configurations. By offering these options, the Company believes that it would provide a complete set of solutions and applications to solve the needs of customers and industries from the smallest to the largest and most demanding.

-     Audit. The audit only e-Port  is an embedded device that can be integrated
      -----
with existing copiers, vending machines or other 'host' equipment. The auditing feature would capture supply chain data (units sold, what sold, price of units sold) and other machine information, and send the information back to either a customer's network or to the USA network for reporting.

-     Audit/Cashless.  This  version  of  e-Port  can,  in addition to gathering
      --------------
information about the sales and operation in the host equipment (the auditing portion), allow a user to use a credit card or other cashless method to make a purchase (as well as cash). This version will allow a user to make multiple purchases with one credit card transaction. This unit relays both the credit and cash sales information back to a network along with the audit information. The acquisition of Stitch Networks has added multiple forms of wireless connectivity to the above capabilities, including RFID (radio frequency identification) and cell phone.

-     Audit/Cashless/Interactive.  In  addition to the above benefits of network
      --------------------------
control and remote monitoring, increased sales opportunity provided by the credit cards, and wireless connectivity, this interactive capability provides potential for revenue generation through interactive advertising on the LCD screen.

          e-Port features multiple connectivity options. These include the ability to send and receive data via land lines, radio waves (like a home cordless phone), wireless modems, and always-on phone connections. The telecom and internet connections offered by Sprint support the hardware developed by the Company. USA Technologies and Sprint have agreed to a partnership allowing its customers access to many connectivity options at superior service levels and pricing.

          The Company has contracted with two manufacturers for e-Port . Masterwork Electronics Corporation, a leader in the manufacture of electronics for the vending industry, manufactures the version of e-Port without the LCD color touch screen. The other manufacturer, RadiSys Corporation, is a leader in developing and mass-producing embedded systems, and has produced the e-Port with the LCD screen and internet and advertising capability. The Company entered into a Development and Manufacturing Agreement ("DMA") with RadiSys in June, 2000. RadiSys has significant manufacturing expertise in the embedded chip market and is partially owned by Intel. This e-Port client uses programming developed by IBM simultaneously with IBM's work to enhance the "USAlive" server network, all of which became available as an integrated package as of April, 2002, offering internet connectivity and screen capability in addition to the audit and cashless functions.

          Our customers' terminals are currently integrated into a network that enables terminal users to easily access basic audit information, conduct unattended credit card transactions, turnkey banking, and micropayments. The Company together with IBM Global Services has developed an enhanced network, which is IP compliant and has wireless capability. The Company anticipates that an additional $0.5 million may be incurred and expensed for legacy integration and specific vending machine integration in the first half of fiscal 2003.

          The SECOND component involves financial services and auditing. This capability provides users with auditing capability as well as turnkey credit card and banking capability.

- USA utilizes a patented method of batch processing in order to conduct affordable credit card transactions of as little as $1.00.

- USA provides users of the e-Port and TransAct with the ability to instantly accept credit cards in an unattended location.

- USA acts as a 'super merchant' for its customers - thereby helping them to avoid getting certified with credit card processors to do unattended transactions.

- USA provides all the refunds, payments, and reporting of the credit card transactions.

- The auditing capability of the network provides customers with detailed information on location or host equipment operation, sales, security, etc.

          The THIRD component would involve serving targeted, interactive ads. These ads would be served to a more captive audience than is possible with traditional web based advertising. The targeting of media via the Company's network may be possible because the data base could be constantly updated concerning information about each e-Port : state, city, zip code, make up of users from standpoint of: income, vocation, location of the machine (school, mall, convention center, movie theater, supermarket). The Company has secured a license from DoubleClick for its advertising software for use in this regard.

          For the years ended June 30, 2002 and 2001, the Company has expensed approximately $1,187,000 and $1,260,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2002 the Company capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company's proprietary "USAlive" server network and to the e-Port client. During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network pursuant to SFAS 121 during the fourth quarter of 2002. Accordingly, during the fourth quarter, the Company recorded an impairment charge of approximately $2.7 million to reflect the software development costs at fair value of approximately $2.3 million.

OUR PRODUCT

     The control systems we have developed which are used in a variety of products operate as follows:

      o The consumer swipes a valid credit card through the control system.
      o The control system transmits the request to the credit card processor.
      o The credit card processor verifies that the credit card is valid and authorizes the transaction.
      o The control system activates the equipment for use by the consumer.
      o Once the consumer finishes using the equipment, the control system transmits a record of the transaction to the credit card processor.
      o The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge, to us.
      o Finally, we forward money (check or electronic) to each location representing its share of the proceeds.

      As of September 30, 2002 we had 1,171 hospitality related control systems installed in the field, which included:

     o 746 Business Express(R) or MBE Business Express(R) control systems;
     o 164 Business Express(R) Limited Service control systems; and
     o 261 TransAct(TM) control systems.

     In addition, we have shipped and billed 627 e-Port(TM) control systems of which approximately 175 have been installed at vending locations in the United States. There are also 333 Cash Free 200 Kodak terminals installed.

     Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. Our telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.

KEY FACTS

Shares being offered for resale
 to the public:                                     173,326,415
Total shares of common stock outstanding prior
 to the offering, as of September 30, 2002:          72,736,205

Total shares of common stock outstanding after
 the offering and exercise of all options/warrants:   195,974,876 (includes
                                                      shares issuable
                                                      subsequent to
                                                      September 30, 2002)

Price per share to the public                         Market price at time of
                                                      resale

Total proceeds raised by offering                     None, however, proceeds
                                                      may be received from the
                                                      selling shareholders
                                                      from the exercise of the
                                                      warrants and options

ABOUT OUR SELLING SHAREHOLDERS

     The selling shareholders are either holders of our common stock or hold options or warrants to buy our common stock. The selling shareholders will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors.

RISK FACTORS

     An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

          1. We have a history of losses and our existence may be dependent on our ability to raise capital (which may not be readily available) and generate sufficient revenue from operations.

     We have experienced losses since inception. We expect to continue to incur losses through fiscal 2003 as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through June 30, 2002, we have incurred cumulative losses of $53.3 million. For our fiscal years ended June 30, 2001 and 2002, we have incurred net losses of $10,956,244 and $17,314,807, respectively.

     There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

     Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2002 consolidated financial statements indicating that as of June 30, 2002, there is substantial doubt about our ability to continue as a going concern. Subsequent to June 30, 2002 we have sold additional securities pursuant to our 2002-A private placement offering in the amount of $1,915,424 as well as issuing convertible debenture and warrants to a private placement investment company for gross proceeds to the Company of $210,000. However, it is possible that in the future our capital expenditures and operating losses will limit our ability to pay our liabilities in the normal course of business and that we may not be able to continue as a going concern.


     2.     We depend on our key personnel.

     We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

     o     they have specialized knowledge about our company and operations;
     o     they have specialized skills that are important to our operations;
           or
     o     they would be particularly difficult to replace.

     We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2004. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

     We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

          3. The commercial viability of our products has been tested on a limited basis.

     While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that:

o    our products will be successful or become profitable;

o the demand for our products will be sufficient to enable us to become profitable; or
o even if our products become commercially viable, they can evolve or be improved to meet the future needs of the market place.

     In any such event, investors may lose all or substantially all of their investment in USA.

     4. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

     A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

     To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States

Government granted us fifteen patents as of October 15, 2002. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

     o    any of the remaining patent applications will be granted to us;
     o we will develop additional products that are patentable or do not infringe the patents of others;
     o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;
     o any patents issued to us will not be challenged, invalidated or circumvented by others; or
     o    any of our products would not infringe the patents of others.

     If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

     5. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

     Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

     o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";
     o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and
     o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

     Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

     6. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business.

     We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our proposed e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

     7.     We do not expect to pay cash dividends in the foreseeable future.

     The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

     In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the series A preferred stock have been declared and paid. Through September 30, 2002, the unpaid and cumulative dividends on the series A preferred stock equal $5,572,263. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share. Through September 30, 2002, $2,620,354 of unpaid and cumulative dividends on the Series A preferred stock were converted into 282,212 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

     8.     We may fail to gain market acceptance of our products.

     On September 30, 2002, we have an installed base of 1,346 control devices at commercial locations and revenues, although growing, have been limited. There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the control systems may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

          9. The lack of an established trading market may make it difficult to transfer our stock.

     Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

          10. There are rules governing low-priced stocks that may affect your ability to resell your shares.

     Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

     Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

     o make a suitability determination prior to selling penny stock to the purchaser;
     o    receive the purchaser's written consent to the transaction; and
     o provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

     11. We are unable to predict the effect that future sales may have on the market price of our common stock.

     We are unable to predict the effect that sales may have on the market price of our common stock prevailing at the time of such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

Number of Shares Issued and Outstanding
as of September 30, 2002
                                             Transferability
----------------------------------------     -----------------------------------
72,736,205 shares of common stock            all are freely transferable
                                             without  restriction  or  further
                                             registration  (other  than  shares
                                             held  by  affiliates  of  USA); and

529,282 shares of preferred stock            all are freely transferable
                                             without  restriction  or  further
                                             registration  (other  than  shares
                                             held  by  affiliates  of  USA).

     As of September 30, 2002, there were:

* 72,736,205 shares of Common Stock actually issued and outstanding;
* 529,282 shares issuable upon conversion of the currently issued and outstanding Series A Preferred Stock;
* 557,253 shares issuable upon conversion of the accrued and unpaid dividends on the Series A Preferred Stock of $5,572,533;
* 5,290,485 shares issuable upon exercise of outstanding options (of which 5,170,487 were vested as of such date);
* 7,332,408 shares issuable upon exercise of outstanding warrants (assuming a share price of $.40 for purposes of calculating the conversion rate);
* 6,105,000 shares issuable to La Jolla Cove Investors, Inc. pursuant to conversion of Convertible Debenture and exercise of related conversion warrants;
* 4,027,200 shares reserved for issuance upon the conversion of the outstanding 12% Convertible Senior Notes due 2003;
* 11,631,253 shares reserved for issuance upon the conversion of the outstanding 12% Convertible Senior Notes due 2004; and
* 29,148,063 shares reserved for issuance upon the conversion of the outstanding 12% Convertible Senior Notes due 2005 and related shares.

     The common stock, if issued, will be freely tradeable under the Act. See "Description of Securities".

     12. We are obligated to make substantial principal and interest payments to the holders of the senior notes.

     As of September 30, 2002 we had $5,034,000 of unsecured senior notes due on December 31, 2003, approximately $4,652,000 of unsecured senior notes due on December 31, 2004, and $4,164,000 of unsecured notes due on December 31, 2005. These notes accrue cash interest at the rate of twelve percent (12%) per year. As of September 30, 2002, we are required to make quarterly interest payments totaling approximately $359,000, or $1,436,000 each year.

     In an effort to reduce the debt payments, we authorized the voluntary conversion of the senior notes due December 2003 into shares of common stock at the rate of $1.25 per share, at any time until maturity, the senior notes due December 2004 into shares of common stock at the rate of $.40 per share through matturity, and the senior notes due December 31, 2005 into shares of common stock at the rate of $.20 per share. If all of the senior notes that were outstanding at September 30, 2002 are converted, we will issue 36,478,498 shares. We have agreed to use our best efforts to register for resale under the Act the shares of common stock into which the senior notes are convertible.

     In the event that no additional senior notes are converted, on December 31, 2004, we are obligated to repay the $4,652,000 of the senior notes, $5,034,000 of the senior notes on December 31, 2003, and $4,164,000 of the senior notes on December 31, 2005. Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

     Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

     We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity.

     The senior notes are unsecured and thus, in effect, will rank junior to any senior indebtedness. See "Description of Securities - 12% senior notes." The payment of the senior notes is subordinated to the prior payment in full of all existing and future senior indebtedness. In the event of our liquidation, dissolution, reorganization or similar proceedings, our assets will be available to pay obligations on the senior notes only after all of the senior indebtedness has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on the senior notes will remain.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 53 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders and proceeds from sales of the shares by Ratner & Prestia, P.C., will be applied by them on account of our debt due to them.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


CRITICAL  ACCOUNTING  POLICIES

GENERAL

    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the following accounting policies include the estimates that are the most critical and could have the most potential impact on our results of operations.

REVENUE  RECOGNITION

          Revenue from the sale of equipment is recognized upon shipment, or if installation services are purchased, upon installation of the equipment of the related equipment. License and transaction fee revenue (including transaction processing revenue) is recognized upon the usage of the Company's credit card activated control systems. Revenue from the sale of products from the Company's vending machines is recognized upon the acceptance by the customer of the products. Monthly fees for the use of vending machines equipped with embedded Internet connectivity technology is recognized upon usage of the equipment.

SOFTWARE  DEVELOPMENT  COSTS

          The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port control system and related network and, accordingly, the Company commenced capitalization of software development costs related to this product. Costs capitalized were approximately $2,239,000 and $2,938,000 during the years ended June 30, 2002 and 2001, respectively. Amortization of software development costs commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to it customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network pursuant to SFAS 121 during the fourth quarter. As a result the Company wrote down to fair value $2,663,000 of software development costs related to the e-Port and the related network. The unamortized balanced is being amortized over an estimated useful life of two years. Amortization expense during the year ended June 30, 2002, including the above impairment adjustment of $2,663,000, was $2,996,000.

FORWARD  LOOKING  STATEMENTS

          This Form SB-2 contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company's actual results to differ materially from those projected, include, for example
(i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, including the e-Port , or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations or to fund development and marketing of its products
(vii) the ability of the Company to obtain approval of its pending patent applications; or (viii) the ability of the Company to satisfy its accounts payable and accrued liabilities. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company's expectations will be met.

INTRODUCTION

          The Company has a net loss during the years ended June 30, 2002 and 2001 of $17,314,807 and $10,956,244, respectively, and anticipates incurring operating losses into fiscal 2003.

RESULTS  OF  OPERATIONS

FISCAL  YEAR  ENDED  JUNE  30,  2002:

          For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807. The loss applicable to common shares of $18,137,368 or $0.50 loss per common share (basic and diluted) was derived by adding the $17,314,807 net loss, the $822,561 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 35,994,157.

          Revenues for the fiscal year ended June 30, 2002 were $1,682,701 an increase of $231,699 or 16% from the prior year, primarily due to the sales of Kodak disposable cameras and film from Stitch Networks.

          Operating expenses for the fiscal year ended June 30, 2002 were $16,999,478, representing a $7,378,803 or 77% increase over the prior year. The primary contributors to this increase were compensation expense, general and administrative expense and depreciation and amortization expense, as detailed below.

     Cost of sales increased by $102,709 from the prior year, primarily reflecting the cost of product relating to Stitch Networks Corporation. General and administrative expenses of $7,989,651 increased by $2,361,637 or 42%. This increase was due to increased consultant fees of $1,125,724, promotion expense of $1,574,252 and public relations expenses of $454,812 offset by a decrease in legal expenses of $992,181, primarily associated with the MBE litigation which was settled in fiscal year 2001.

     Compensation expense was $4,654,662, an increase of $1,687,886 or 57% from the previous year. The increase was due to an increase in officer stock bonus expense of $905,624 or 151%. Included in bonus expense was $1,264,135 of non-cash expense. In addition, compensation expense increased due to an increase in corporate salaries of $342,921 or 113%. A total of $475,682 of corporate salaries were non-cash.

       Depreciation and amortization expense of $3,436,217 increased by $3,226,571, which is directly attributable to the non cash amortization of software development costs. The amortization was primarily due to a $2,663,000 impairment adjustment taken to write down the capitalized costs to fair value in the 4th quarter of the fiscal year.

       Other income and expense increased by $895,459, primarily as a result of the amortization to interest expense of the beneficial conversion feature of the 2001-D Convertible Senior Note, which is a non-cash expense.

FISCAL  YEAR  ENDED  JUNE  30,  2001:

       For the fiscal year ended June 30, 2001, the Company had a net loss of $10,956,244. The loss applicable to common shares of $11,792,785 or $.70 loss per common share (basic and diluted) was derived by adding the $10,956,244 net loss, the $836,541 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 16,731,999.

       Revenues for the fiscal year ended June 30, 2001 were $1,451,002, a decrease of $603,339 or 29% from the prior year, primarily due to a decrease of $745,000 or 55% in equipment and installation sales of our higher priced Business Express and Business Express Limited Service Series (LSS). Offsetting this decrease were increases in the sale of the Company's standalone TransAct control system of $129,000 or 462% and the initial sales of the non-media e-Port control system of $19,000 or 100%.

       Operating expenses for the fiscal year ended June 30, 2001 were $9,620,675, representing a $746,333 or 8% increase over the prior year. The primary contributors to these increases were compensation expense and general and administrative expense offset by reductions in cost of sales, as detailed below.

      Cost of sales decreased by $442,555 from the prior year, primarily reflecting the decrease in the Business Express and Business Express LSS centers sold. General and administrative expenses of $5,628,014 increased by $626,182 or 13%. This increase was due to increased product development costs of $450,000, public relations expenses of $188,000, license expense for DoubleClick Adserver software of $120,000, market research expenses of $88,000, trade show and related travel expenses of $74,000, offset by a decrease in legal expenses of $238,000, primarily associated with the MBE litigation which has been settled in fiscal year 2001.

      Compensation expense was $2,966,776, an increase of $463,611 or 19% from the previous year. The increase was due to an increase in executive bonus expense of $234,000 or 66%, of which $201,000 was non-cash. Additional increases in salaries and related employee benefits of $169,000 or 9%, are due to increased personnel activities in all areas of the Company and an increase of $51,000 in the matching 401K Company contributions instituted in July 2000.

          Depreciation expense of $209,646 increased by $99,095, which is directly attributable to the increased depreciable asset base.

          Other income and expense decreased by $481,909, primarily as a result of the extension of the amortization period of the debt discount due to the exchange of certain 1999 Senior Notes into 2000 Senior Notes, which is a non-cash expense.

          In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) required companies to adopt a new methodology for computing the beneficial conversion feature of convertible securities, which is to be applied retroactively for commitments entered into on or after May 20, 1999. Accordingly, a one-time, non-cash charge of $821,000 has been recorded for the cumulative effect of accounting change as required under the guidance provided by the EITF.

          The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a non-cash extraordinary item in the fiscal year 2001 statement of operations.

PLAN  OF  OPERATIONS

          As of June 30, 2002, the Company had a total of 1,632 credit card terminals installed in the field as follows: Hospitality related, 923 (consisting of Business Express , MBE Business Express, Business Express Limited Service (LSS), and other); standalone TransAct 229; e-Port 157; and Cash Free 200 (Kodak) 323. Through June 30, 2002 total license and transaction fees earned by the Company from these systems were $778,906, an increase of $131,589 or 20% over the prior year.

          During the past year the Company has focused on presenting the multiple capabilities of the e-port by developing several product lines of e-Port and by the acquisition of Stitch Networks. The "audit plus cashless" version contains all the functionality for multiple forms of cashless payment processing including credit card processing, control and data management, plus the added ability to audit vending product usage and vending machine status. Through June 30 2002, over 525 units have been sold to distributors, soft drink bottlers and operators. Additional in-house work continues, to enable the e-Port to be compatible with the largest feasible portion of the installed base of 8 million vending machines in the United States, many of which have slightly different connectivity requirements. With the acquisition of Stitch Networks, the Company has acquired a wireless "audit plus cashless" product line and is pursuing and securing customers for that product.

          An enhanced version of e-Port offers capability for internet and wireless connectivity, in addition to the capabilities of the audit plus credit version. For this product, the Company is working with RadiSys, a contract manufacturer providing value added design, development, fulfillment and product warranty services.

          Concurrent with the above developments to the e-Port product line, IBM is working with the Company to enhance the existing network, which is designed to support transaction processing, advertising and e-commerce on a worldwide basis with enhanced security features. Expenditures have been made to recode our existing system in an Internet friendly programming language and to use a more appropriate operating system.

     In June 2001, the Company and IBM signed an Agreement which establishes the basis for a strategic alliance between the two companies. The two companies are combining their respective products and capabilities to target sales to the intelligent vending, retail point of sale, and networked home applications markets. Customers have been identified, and trade shows have been attended.

     In the vending industry, the e-Port is being purchased by soft drink bottlers and independent vending operators throughout the USA and Canada. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers. The initial installations of e-Ports are already complete for a number of bottlers. At a corporate level, the Dr. Pepper/7-Up Company announced in October 2002 at the Dr. Pepper National Bottling meeting that it has selected USA Technologies to make available its cashless payment services in its vending machines throughout the United States. Dr. Pepper will offer our e-Port not only to its own bottlers, but also to Coca-Cola and Pepsi bottlers that distribute Dr. Pepper products. The Dr. Pepper Company has completed its first implementation of e-Port with The Pepsi Cola Bottler of Central Virginia, with numerous vending machines using e-Port, with a Sprint-enabled wireless solution.

     Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port in various locations, with plans for additional purchases based on the success of the initial e-Ports. One major vending operator, International Vending Management, has signed a contract with the Company.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing and supplier of electronic coin mechanisms and dollar bill acceptors to the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions, which would include a comprehensive suite of cashless payment services and vending software management tools. The Company has performed its developmental work, and the combined offering will be introduced at the fall NAMA in October (the primary annual vending trade show) with commercial availability planned for early 2003. By contract, MEI has committed to buy a minimum of 10,000 units of the USA product over the course of 24 month agreement, or pay the Company $4.00 for each unit less than 10,000. In addition, all MEI payment systems in the field would have the option to connect to the Company's network and produce recurring revenues.

     The Stitch Kodak program continues to install machines, with over 350 units installed to date, including high profile locations like Yankee Stadium, Time Square and Six Flags Amusement Parks. New Kodak machines are being installed weekly, which collectively represent recurring revenues to the Company from service fees as well as sales of disposable cameras and film.

     The Company continues to work with the top vending machine manufacturers, including Automatic Products, AMS, U-Select-It, Crane Merchandising Systems, FastCorp and Dixie Narco, in order to incorporate our e-Port technology into vending machines at the factory (OEM); and with authorized resellers, including Betson Enterprises, HA Franz, Brady Distributing and Weymouth Distributing. The Company's Vending Machines for the Kodak Program are purchased from Dixie Narco and the film and cameras are purchased directly from Eastman Kodak Company.

          In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is the largest supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a fee from the licensing of each such chip. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip. The Company believes that these fees could become the primary driver of profitability for the Company in the intermediate and longer term. The company believes that the cost of e-Port to our customers could decline with this activity.

          In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The Company has relationships with two of the most recognized global hotel chains, Marriott and Hilton Hotels. The addition of e-Port technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels who also have or are considering purchasing a USA business center. Recently, the Company completed development of an e-Port application using hotel room keys, and 40 vending machines are now operating successfully with such technology at the 1,400 room Gaylord Palms Resort Hotel in Florida.

     In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in December 2002. The agreement provides that if ASI purchases at least 9,000 units over the contract period, then ASI shall have exclusive rights to the units in Ohio, Kentucky, Indiana, Michigan and Marshall University. The Company has additionally began working with two of the premier laundry operators, Web Services and the MacGray Company. These two companies have already implemented the e-Port solution, with discussions underway to implement the e-Suds solution.

          The Company continues to work with IBM, including a recent installation of its wireless (802.11) e-Port in a prominent hotel vending machine.

          In September 2002, the Company signed an Agreement with IBM to host its network at a remote location which is secure and equipped with 24/7 backup protection. The Company believes that the security and professionalism of the hosting arrangement will be a significant factor in assuring customers of the liability of the financial and data management services which the Company is providing.


LIQUIDITY  AND  CAPITAL  RESOURCES

           During the fiscal year ended June 30, 2002, the Company completed several financing transactions. Net proceeds of $3,912,765 were realized from private placement offerings of Common Stock including the exercise of Common Stock Purchase Warrants and Options, and net proceeds of $3,944,233 were realized from private placement offerings of Senior Notes. As of June 30, 2002, the Company had a working capital deficit of $4,607,486, which included cash and cash equivalents of $557,970 and inventory of $877,814.

          During the fiscal year ended June 30, 2002, net cash of $6,133,766 was used by operating activities, primarily due to the net loss of $17,314,807 offset by a non-cash charge of $4,532,533 for Common Stock, options and warrants issued for services; $3,032,479 of non cash amortization primarily to record an impairment charge of $2,663,000 to reduce such software development costs to fair value; and $1,513,118 of non-cash amortization of the debt discount relating to the Senior Notes. During the fiscal year ended June 30, 2002, net cash used in investing activities was $63,459 principally due to the increase in software development costs of $2,238,771 relating to the e-Port and associated network, offset by the cash acquired in the Stitch acquisition. The net cash provided by financing activities of $5,937,625 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements, exercise of Common Stock Purchase Warrants, and net proceeds generated through the issuance of 2001 and 2002 Senior Notes, as described in the prior paragraph, offset by the paydown during June 2002 of $2,165,000 of debt assumed in the Stitch acquisition.

          During fiscal 2003, the Company anticipates expensing additional expenditures of approximately $0.5 - $1.0 million for enhancements to its software development on its network.

     In  June  2002,  the  Company  commenced  a private placement offering (the
2002-A offering) of up to $4,000,000 of Convertible Senior Notes (later increased to $4,300,000). The offering consists of up to 400 units at $10,000, convertible into Common Shares at $.20 per share. Each noteholder initially was to receive 20,000 Common Stock warrants for each unit purchased. However, subsequent to June 30, 2002, the offering was amended to replace the warrants with 20,000 shares of Common Stock for each unit. The offering is exempt from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 thereunder and is being offered and sold only to accredited investors. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock. The offering terminated October 31, 2002 with total subscriptions of $4.3 million received prior to any shareholder conversion. Mr. Jensen and Mr. Herbert have each subscribed for $100,000 into this offering, as compensation for services rendered and to be rendered.

          During August 2001, the Company issued to La Jolla Cove Investors a $225,000 (increased by $100,000 on June 18, 2002) Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. La Jolla is limited to no more than 5% of the investment that is convertible during any month. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the

Debenture. The Company has filed at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. At June 30, 2002, there were $243,000 Convertible Debentures outstanding with a due date extended (by Agreement on June 18, 2002) to August 2, 2004. Subsequent to June 30, 2002 and through November 4, 2002, La Jolla converted $31,000 of Debentures into 297,011 shares of Common Stock and exercised Warrants at an average price of approximately $.104 per share to purchase 2,970,110 shares of Common Stock. The investor utilized money previously remitted to the Company which was reflected as a liability in the June 30, 2002 consolidated financial statements.

     In connection with the Stitch acquisition (Note 3 to the Consolidated Financial Statements), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank's prime rate. These loans are secured by the assets of Stitch. At June 30, 2002 $275,000 of working capital loans are outstanding of which $225,000, which bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. Subsequent to June 30, 2002, the Company has made interest only payments to the bank. On July 26, 2002, August 29, 2002 and September 27, 2002 and October 31, 2002, the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, November 1, 2002 and December 1, 2002, respectively. In connection with this extension, the Company paid $23,000 of fees to the bank.

       At June 30, 2002 the Company also has a $1.5 million borrowing facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this facility.

      The Company has incurred losses of $17.3 million and $11.0 million during each of the fiscal years ending June 30, 2002 and 2001, respectively, and an accumulated deficit from inception through June 30, 2002 amounting to $53.3 million. At June 30, 2002 the Company's working capital deficit is $4,607,486. The Company believes that for the year ending June 30, 2003 there could be a breakeven cash flow from operations; nevertheless, there is no guaranty this will happen and the possibility exists that the Company will require additional debt or equity financing which may not be readily available. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 2002 financial statements. The Company believes that the funds available at June 30, 2002 combined with events anticipated to occur including the anticipated revenues to be generated during fiscal year 2002, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants, the funds anticipated to be received in current and perhaps future private placements, and the ability to reduce anticipated expenditures, if required, will allow the Company to continue as a going concern.

At  a  special  meeting  of  shareholders  held  on  October  28,  2002 the shareholders approved a proposal to increase the authorized shares of Common Stock from 150,000,000 to 200,000,000.

COMMITMENTS

      The Company leases its principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently the Company has leased these facilities on a month to month basis. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and is in default under the lease since August, 2002. Subsequent to June 30, 2002, the Company also signed a lease for 16.5 months for $4,000 per month for additional space in Malvern, PA for business activities.

Other  Events

During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $0.12 per share generating gross proceeds of $240,000. During October 2002, the Company granted the same investor 2,000,000 warrants to purchase the Company's Common Stock at $0.10 per shares through November 30, 2002. If all 2,000,000 warrants are exercised, the investor has been granted another warrant to purchase 2,000,000 shares of Common Stock at $0.10 per share through March 31, 2003.

On October 28, 2002, the shareholders voted to increase the number of authorized shares of the Company's Common Stock to 200,000,000.

In October 2002, the Company sold to an investor 3,571,429 shares at $.07 per share and issued the following common stock warrants: (1) warrants to purchase up to 7,142,858 shares at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares, at $.07 per share and to purchase up to 5,000,000 shares at $.10 per share, exercisable over a one year period.

In October 2002, the Company sold to an investor 1,500,000 shares at $.10 per share and granted common stock warrants to purchase up to 750,000 shares at $.15 per share at any time for a five year period. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant common stock warrants to purchase up to 750,000 shares at the then closing price per share at any time for a five year period.

In October 2002, the Company issued 501,906 shares of Common stock to holders of Senior Notes in lieu of cash for quarterly interest payments due September 30, 2002. Additionally, the Company issued warrants to purchase up to 501,906 shares of Common Stock at $.0.20 per shares through December 31, 2004.

In October 2002, the Company granted to the holders of all the 12% senior notes common stock warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants is 10,360,025 and are exercisable at any time prior to November 30, 2002. If the holder exercises all of such holder's warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003.

In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.125 per share.

On October 31, 2002, the Company received an extension to December 1, 2002 of the existing forbearance for repayment of approximately $225,000 of outstanding debt owed to Wilmington Trust Bank.

In November 2002, the Company issued an aggregate of 690,000 shares to 4 investors at $.10 per share for an aggregate of $69,000.

The Company expects to incur a net loss for the quarter ended September 30, 2002 of approximately $3 million.



                                    BUSINESS

     USA Technologies, Inc., a Pennsylvania corporation (the "Company") was founded in January 1992. Our vision is to be a major player in the 'Digital, Networked Economy' by providing the marketplace with embedded technology and associated network and on-line financial services that will help transform their businesses. The ultimate goal is to position the Company as the preferred method and industry standard for cashless micropayments and automated retailing, including wireless payment processing, and to become a leading point-of-sale, interactive media and network services company.

     The Company intends to accomplish this by building on its market position in networked, unattended consumer payment systems through a new e-Business solution called e-Port (TM). To this end, the Company has focused on developing e-Port (TM) - its cashless payment system. At a basic level, the e-Port (TM) integrates with copiers, vending machines or other host equipment and gathers information about sales and operations of the host equipment and also allows a consumer to use a credit card to make a purchase. There are capabilities for multiple forms of cashless payment processing including "micropayments", control and data management, and auditing capability for vending operators, kiosk operators and others wishing to place equipment or products on a network. With the acquisition of Stitch Networks (see below), the Company has acquired wireless connectivity in addition to the above capabilities. At an enhanced level, the e-Port (TM) contains additional capabilities, such as a display screen which could display interactive advertising/media, and could, with some additional development, allow simple e-commerce transactions while the consumer is making routine purchases from the vending machine, whether by using a credit card, smart card or any other payment device such as a cellular phone, at vending machines, convenience stores, gas pumps and other retail points-of-sale. Thus, advertisers could operate virtual electronic storefronts that could provide consumers with promotional offers at actual retail locations.

     As part of its strategy to be a broad provider of network and financial services, the Company acquired Stitch Networks in May 2002 as a wholly owned

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

subsidiary. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions. Stitch designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. Prior to the acquisition, on December 31, 2000, Stitch executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. (See Note 3 to the consolidated financial statements included herein).

     The Company is also a leading provider and licensor of unattended, credit card activated control systems for the hospitality industry (business centers). USA Technologies has historically generated its revenues from the direct sale of its control systems and the resale of configured office products, plus network service fees, plus the retention of a portion of the monies generated from all credit card transactions conducted through its control systems.

     The Company has entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands)which establishes itself as a preferred supplier of business center products for those brands. The Company's Business Express has been approved and recommended as a solution for business center needs by Marriott for its hotels.

     USA Technologies is the market leader in making self-serve, credit card activated products and services available to consumers everywhere. The Company has achieved this with the sale and installation of its product, Business Express or MBE Business Express, at nearly 400 hotel, library and retail locations nationwide. Business Express and MBE Business Express offer thousands of business travelers and consumers the unprecedented opportunity to conduct e-business/e-commerce 24 hours a day with the swipe of a credit card. The Business Express gives consumers self-serve, public access to the Internet, copy and fax services, and other 'e-Business services'. At the heart of this product line is USA Technologies' networked payment solution TransAct , an automated, credit card consumer payment system which has been utilized with photocopying machines, facsimile machines, computer printers, vending machines and debit and smart card purchase/revalue stations. The Company retains all rights to software and proprietary technology that it licenses to location operators for their exclusive use. As of June 30, 2002, 394 Business Express or MBE Business Express locations are installed. The Company also markets a product line extension to the Business Express , called the Business Express Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the hospitality mid-market, limited service and economy properties. As of June 30, 2002, 99 LSS units are included in the total of 394 Business Express or MBE Business Express locations installed. The Company also sells its TransAct credit card device and payment system as a standalone offering to the world's leading office equipment manufacturers and distributors. The Company established a TransAct Authorized Reseller Program to sign up various independent and national dealers and distributors. As of June 30, 2002, 13 dealers are participating in the program.

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

     As of September 30, 2002, the Company had a total installed base of 1,346 control systems, primarily 746 Business Express control systems, 164 Business Express Limited Service (LSS) control systems, and 261 standalone TransAct control systems located at various hospitality locations throughout the United States and Canada. In addition, there were 175 e-Port (TM) control systems located at vending locations in the United States and 261 Kodak vending machines. Through June 30, 2002 total license and transaction fee revenues received by the Company from these systems, although growing, has not been sufficient to cover operating expenses.

     The Company has been designated as an authorized equipment reseller by International Business Machines Corporation and Hewlett-Packard. The Company believes that it benefits from the association of its control systems with the well-known brands of business equipment manufactured by these companies.

      We have been granted 15 patents related to our technology, and our wholly owned subsidiary, Stitch Networks, has been granted one. One patent is in the area of networked vending machines and credit card technology - including the use of smart cards. Another is a patented method of batch processing which enables consumers to engage in cashless micropayments.

     Currently, the Company has as its core business two key components: cashless control systems (basically, the hardware); and a financial services and auditing network. A third future component is a proposed interactive media and ad serving network.

      The first component is our cashless control system, e-Port (TM) , or its predecessor technology, TransAct. TransAct , as outlined above, is currently installed in locations throughout North America while e-Port (TM) was unveiled in October 2000 at the National Automatic Merchandising Association (NAMA) convention in New Orleans, the world's largest vending trade event.

          The e-Port (TM) is designed to be a flexible and versatile embedded system device. While initially targeted to the vending industry, our technology may be applied in other industries such as copiers, retail point of sale, mass transit, and wherever pervasive computing, embedded systems and other cashless payment systems are used. e-Port (TM) technology is available in three primary configurations. By offering these options, the Company believes that it would provide a complete set of solutions and applications to solve the needs of customers and industries from the smallest to the largest and most demanding.

- Audit. The audit only e-Port (TM) is an embedded device that can be integrated with existing copiers, vending machines or other 'host'
equipment. The auditing feature would capture supply chain data (units sold, what sold, price of units sold) and other machine information, and send the information back to either a customer's network or to the USA network for reporting.

- Audit/Cashless. This version of e-Port (TM) can, in addition to gathering information about the sales and operation in the host equipment
(the auditing portion), allow a user to use a credit card or other cashless method to make a purchase (as well as cash). This version will allow a user to make multiple purchases with one credit card transaction. This unit relays both the credit and cash sales information back to a network along with the audit information. The acquisition of Stitch Networks has added multiple forms of wireless connectivity to the above capabilities, including RFID
(radio  frequency  identification)  and  cell  phone.


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

- Audit/Cashless/Interactive. In addition to the above benefits of network control and remote monitoring, increased sales opportunity provided by the credit cards, and wireless connectivity, this interactive capability provides potential for revenue generation through interactive advertising on the LCD screen.

     e-Port (TM) features multiple connectivity options. These include the ability to send and receive data via land lines, radio waves (like a home cordless phone), wireless modems, and always-on phone connections. The telecom and internet connections offered by Sprint support the hardware developed by the Company. USA Technologies and Sprint have agreed to a partnership allowing its customers access to many connectivity options at superior service levels and pricing.

     The Company has contracted with two manufacturers for e-Port (TM). Masterwork Electronics Corporation, a leader in the manufacture of electronics for the vending industry, manufactures the version of e-Port (TM) without the LCD color touch screen. The other manufacturer, RadiSys Corporation, is a leader in developing and mass-producing embedded systems, and has produced the e-Port
(TM) with the LCD screen and internet and advertising capability. The Company entered into a Development and Manufacturing Agreement ("DMA") with RadiSys in June, 2000. RadiSys has significant manufacturing expertise in the embedded chip market and is partially owned by Intel. This e-Port (TM) client uses programming developed by IBM simultaneously with IBM's work to enhance the "USAlive" server network, all of which became available as an integrated package as of April, 2002, offering internet connectivity and screen capability in addition to the audit and cashless functions.

          Our customers' terminals are currently integrated into a network that enables terminal users to easily access basic audit information, conduct unattended credit card transactions, turnkey banking, and micropayments. The Company together with IBM Global Services has developed an enhanced network, which is IP compliant and has wireless capability. The Company anticipates that an additional $0.5 million may be incurred and expensed for legacy integration and specific vending machine integration in the first half of fiscal 2003.

          The second component involves financial services and auditing. This capability provides users with auditing capability as well as turnkey credit card and banking capability.

- USA utilizes a patented method of batch processing in order to conduct affordable credit card transactions of as little as $1.00.

- USA provides users of the e-Port (TM) and TransAct with the ability to instantly accept credit cards in an unattended location.

- USA acts as a 'super merchant' for its customers - thereby helping them to avoid getting certified with credit card processors to do unattended transactions.

- USA provides all the refunds, payments, and reporting of the credit card transactions.

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

- The auditing capability of the network provides customers with detailed information on location or host equipment operation, sales, security, etc.

     The third component would involve serving targeted, interactive ads. These ads would be served to a more captive audience than is possible with traditional web based advertising. The targeting of media via the Company's network may be possible because the data base could be constantly updated concerning information about each e-Port (TM) : state, city, zip code, make up of users from standpoint of: income, vocation, location of the machine (school, mall, convention center, movie theater, supermarket). The Company has secured a license from DoubleClick for its advertising software for use in this regard.

     For the years ended June 30, 2002 and 2001, the Company has expensed approximately $1,187,000 and $1,260,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company's employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2002 the Company had capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company's proprietary "USAlive" server network and to the e-Port (TM) client. During the fourth quarter of fiscal 2002, the e-Port (TM) product and related network became available for general release to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port (TM) product and network pursuant to SFAS 121 during the fourth quarter. Accordingly, during the fourth quarter of fiscal 2002, the Company recorded an impairment charge of approximately $2.7 million to reflect the software development costs at its fair value. See Note 2 to the Consolidated Financial Statements.


INDUSTRY  TRENDS

     USA Technologies believes it has positioned itself to claim a piece of three important market spaces within the new Internet economy: interactive advertising, electronic commerce and pervasive computing. USA Technologies intends to continue to leverage its proprietary technologies, e-Port (TM) and TransAct payment systems, which put credit card activated goods and services, e-business and e-commerce at 'arms reach' of consumers. The Company will attempt to take advantage of four powerful trends:

1.     Growth  in  credit  card/cashless  transactions
          - Transaction volume nearly quadrupled from 1990 to 2000, with 27.3 billion credit/debit card transactions in 2001
          -    1.7  billion  credit  cards  in  circulation
          -    $2.24  trillion  in  purchase  volume  in  2000
          -    $3.17  trillion  in  total  volume*  in  2000
          -    Preferred  method  of  payment  for  US  consumers

     This important trend is driving impressive growth in purchases of credit card devices, as well as the network services that support use of those terminals (e.g., credit card processing). (Source: The Nilson Report) (*Total volume includes purchases of goods and services, cash advances/withdrawals, and commercial funds transfers from business in China.)

2.     Growth  in  cashless  micropayments

       Visa estimates that in the United States cash transactions below $10 total nearly $400 billion annually - an attractive market which is virtually untouched by credit cards. Furthermore research firm Ovum predicts that wireless micropayments - transactions of less than $10 - will total $200 billion worldwide by 2005. Within this micropayment market, the largest single component is vending, which is a $40 billion market.

3. Emergence of pervasive computing/'Internet Everywhere' appliances (Source: IDC) Growth in pervasive computing devices is expected to fuel unprecedented growth of Internet/e-Commerce. These intelligent or 'smart' devices (e.g. vending machines, personal digital assistants, credit card readers etc) are embedded with microprocessors that allow users to gain direct, simple and secure access to relevant information and services via the Internet without the nee for a PC.

          It is projected that two billion people will be accessing the web with 'non-PC' Internet appliances which are simple to use and less costly than a conventional PC (e.g. digital assistants, intelligent cell phones, game devices). Billions of vending machines, television set top boxes, automobiles, telephones and payment devices of all types are anticipated to be embedded with computational ability and connected to the Internet.

4.     Growth  in  interactive  advertising
       Interactive advertising is expected to grow from an annual $2 billion industry in 1999 to over $12 Billion by 2003. (Source: Forester and IAB
Internet  Ad  Revenue  Report)


5.     Growth  in  electronic  commerce.

       By the year 2003, it is projected by IDC that 500 million Internet users will be accessing information and conducting commerce over the net (versus 160 million users in 1998). This increased use would amount to two new users per second. As a consequence, consumer e-commerce will hit nearly $200 billion annually by 2004.

CASHLESS  PAYMENT  PROCESSING

          Each of the Company's cashless control systems records and transmits all transaction data to the Company, which then forwards it to the credit card processor and related system involving the banks and the credit card companies such as Visa, MasterCard and American Express. Based on the transaction data, the payment for services rendered or product purchased is then electronically transferred to the Company's bank (less various financial charges). The Company then forwards to the location its agreed upon share of the funds, through check or EFT. In hospitality, if the Company has sold the business center equipment to the location, the portion retained by the Company is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In the Kodak program, charges for product have been negotiated to give Stitch a reasonable margin. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.

PRODUCT  LINES

THE  E-PORT (TM)  FOR  VENDING

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

          In  general,  our  wireless  vending  service  enables:

     - cashless transactions including credit cards, smart cards, student Ids, PDAs and cell phones;

     - real-time access to monitor inventory, sales, audit (cash and credit) and machine maintenance via the internet from any PC;

     - the potential of an added revenue stream with the LCD color touch screen for displaying interactive advertising and content.

     With the acquisition of Stitch Networks, the Company has acquired vending business with Eastman Kodak. This consists of locating specially designed Kodak vending machines in high profile venues across the United States such as amusement parks, zoos, and sports stadiums. The vending machines dispense disposable cameras and associated film.

     The e-Port (TM) allows a consumer to use a credit card or other forms of cashless payment to make a purchase, and also gathers information about sales and operations of the host equipment. Additional capabilities can include internet connectivity and wireless communications. With some additional effort, capability for public access electronic commerce and advertising is possible.

THE  BUSINESS  EXPRESS (R) FOR  HOTELS

     The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become responsive to the needs of the business traveler. The Business Express enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

     The Business Express utilizes the Company's existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product in a functional kiosk type workstation. All devices are cashless, therefore eliminating the need for an attendant normally required to provide such services.

          Our  hotel  service  enables:

     -    cashless  transactions  using credit cards and room cards for payment;
     -    access  to  unattended 24/7 business center services for hotel guests;
     - access to vending machines for hotel guests with the use of their room card.

E-SUDS (TM)  FOR  LAUNDRY

          With the acquisition of Stitch Networks, the Company has acquired additional product line enhancements. One such enhancement is our university laundry services which enable:

     - students to go on-line and check the availability of laundry machines and receive email or a page when their laundry cycles are complete;

     - students to charge the cost of their laundry to their credit card or student account;

     - laundry operators to access inventory, sales, audit and maintenance via the internet from any PC;

     - laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle.

MARKETING

     As of June 30, 2002, the Company was marketing and selling its products through its full time staff consisting of six people. The Company is primarily focused on the vending, hospitality, office equipment and laundry industries, but has expanded product distribution into new industries, including transportation and multi-housing.

     In the vending industry, the e-Port (TM) is being purchased by soft drink bottlers and independent vending operators throughout the USA and Canada. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers. The initial installations of e-Port (TM)s are already complete for a number of bottlers. At a corporate level, the Dr. Pepper/7-Up Company announced in October 2002 at the Dr. Pepper National Bottling meeting that it has selected USA Technologies to make available its cashless payment services in its vending machines throughout the United States. Dr. Pepper will offer our e-Port (TM) not only to its own bottlers, but also to Coca-Cola and Pepsi bottlers that distribute Dr. Pepper products. The Dr. Pepper Company has completed its first implementation of e-Port (TM) with The Pepsi Cola Bottler of Central Virginia, with numerous vending machines using e-Port (TM), with a Sprint-enabled wireless solution.

     Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port (TM) in various locations, with plans for additional purchases based on the success of the initial e-Port
(TM)s. One major vending operator, International Vending Management, has signed a contract with the Company.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing and supplier of electronic coin mechanisms and dollar bill acceptors to the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions, which would include a comprehensive suite of cashless payment services and vending software management tools. The Company has performed its developmental work, and the combined offering will be introduced at the fall NAMA in October (the primary annual vending trade show) with commercial availability planned for early 2003. By contract, MEI has committed to buy a minimum of 10,000 unit of the USA product over the course of 24 month agreement or pay the Company $4.00 per unit for any shortfall. In addition, all MEI payment systems in the field would have the option to connect to the Company's network and produce recurring revenues.

     The Stitch Kodak program continues to install machines, with over 350 units installed to date, including high profile locations such as Yankee Stadium, Time Square and Six Flags Amusement Parks. New Kodak machines are being installed weekly, which collectively represent recurring revenues to the Company from service fees as well as sales of disposable cameras and film.

     The Company continues to work with the top vending machine manufacturers, including Automatic Products, AMS, U-Select-It, Crane Merchandising Systems,

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

FastCorp and Dixie Narco, in order to incorporate our e-Port (TM) technology into vending machines at the factory (OEM); and with authorized resellers, including Betson Enterprises, HA Franz, Brady Distributing and Weymouth Distributing. The Company's Vending Machines for the Kodak Program are purchased from Dixie Narco and the film and cameras are purchased directly from Eastman Kodak Company. Dixie Narco is a large worldwide manufacturer of vending machines owned by Maytag Corporation. Maytag Corporation owns Maytag Holdings, Inc., who is also a shareholder of the Company (see Part III, Item 12).

     In October, 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is the largest supplier of microprocessors to the retail point of sale industry. The agreement allows the Company's proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a license fee. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip. The Company believes that these fees could become the primary driver of profitability for the Company in the intermediate and longer term. The Company believes that the cost of e-Port (TM) to our customers could decline with this activity.

     In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The Company has relationships with two of the most recognized global hotel chains, Marriott and Hilton Hotels. The addition of e-Port (TM) technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels who also have or are considering purchasing a USA business center. Recently, the Company completed development of an e-Port (TM) application using hotel room keys, and 40 vending machines are now operating successfully with such technology at the 1,400 room Gaylord Palms Resort Hotel in Florida.

     In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch's e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in December 2002. The Agreement provides that if ASI purchases at least 9,000 units over the contract period, then ASI shall have exclusive rights to the units in Ohio, Kentucky, Indiana, Michigan and Marshall University. The Company has additionally begun working with two of the premier laundry operators, Web Services and the MacGray Company. These two companies have already implemented the e-Port (TM) solution, with discussions underway to implement the e-Suds solution.

     The Company continues to work with IBM, including recent installations of its wireless (802.11) e-Port (TM) in prominent hotel vending machines.

PROCUREMENT

     The Company's e-Port (TM) has been completed in a mass producible form factor, by an independent contract manufacturer, RadiSys. Product orders to RadiSys are governed by the Design and Manufacturing Agreement signed in June, 2000. In March, 2001, a manufacturing agreement between the Company and Masterwork Electronics was signed, to provide the Company with additional manufacturing capability for e-Port (TM).

     The Company anticipates obtaining the other components of its business center (computers, printers, fax and copy machines) through Decision One and CDW. Orders are regularly placed for expected orders weeks in advance.
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


COMPETITION

    There are currently other businesses offering or announcing unattended, credit card activated control systems for use in connection with copiers, printers, personal computers, fax machines, Internet and e-mail access, vending, retail point of sale, and debit card purchase/revalue stations. In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. The Company is aware of businesses that have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company's Business Express , and the locations may not order the Business Express , or if ordered, the hotel guest may not use it. The Company is aware that credit card activated personal computer kiosks have been developed and are in the marketplace.


PATENTS,  TRADEMARKS  AND  PROPRIETARY  INFORMATION

     The  Company  received  federal  registration  approval  of  its trademarks
Business Express , C3X, TransAct , and Public PC, and has applied for federal registration of its trademarks Copy Express and e-Port (TM). Through its wholly owned subsidiary, Stitch Networks, the Company has secured three trademarks: eVend.Net, eSuds.Net and Stitch Networks.

      Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company's technology.

     Through October 15, 2002, fifteen United States patents have been issued to us:

          o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

          o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card
Encoding/Dispensing Machine";

          o     U.S. Patent No. D423,474 entitled "Dataport";

          o     U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";
          o     U.S. Patent No. D418,878 entitled "Sign Holder";
          o U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";
          o U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";
          o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";
          o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for
                Processing Electronic Transactions";
          o U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine";
          o U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";
          o U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets"; and
          o U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines."

     In addition, two foreign patents, Canadian Patent No. D87998 entitled "Sign Holder" and Canadian Patent No. D91645 entitled "Laptop Data Port Enclosure" have been issued to USA. The Company received a notice of allowance in October, 2002 for U.S. Patent entitled: "System for providing remote audit, cashless payment, and interactive transactional capabilities in a vending machine."

Employees

     On September 30, 2002, we had 37 full-time employees.

Properties

     We lease our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently, the Company has leased these facilities on a month-to-month basis. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and is in default under the lease since August, 2002. Subsequent to June 30, 2002, the Company also signed a lease for 16.5 months for $4,000 per month for additional space in Malvern, PA for business activities.

Where to get more information

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

     Our filings may also be accessed through the SEC's web site
(http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

     We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

     Our Directors and executive officers, on the date of this Prospectus, together with their ages and business backgrounds were as follows.

          Name                      Age       Position(s) Held
          ----                      ---       ----------------
George R. Jensen, Jr.               53       Chief Executive Officer,
                                             Chairman of the Board of Directors
Stephen P. Herbert                  39       President, Director
Haven Brock Kolls, Jr.              36       Vice President - Research and
Development
Leland P. Maxwell                   55       Senior Vice President, Chief
                                             Financial Officer, Treasurer
Michael K. Lawlor                   40       Vice President - Marketing and
                                             Sales
William W. Sellers (1)(2)           79       Director
William L. Van Alen, Jr. (1)(2)     67       Director
Steven Katz (1)                     52       Director
Douglas M. Lurio (2)                45       Director
Edwin R. Boynton                    47       Director
Kenneth C. Boyle                    38       Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

     Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

     George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

     Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

     Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

     Leland P. Maxwell joined USA on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining us, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

     Michael K. Lawlor joined USA on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining us, Mr. Lawlor worked with Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr Lawlor received an undergraduate degree in Marketing from the University of Texas.

     William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

     William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

     Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

     Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

     Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

     Kenneth C. Boyle joined the Board of Directors in May 2002. Mr. Boyle is the Vice President & General Manager - eBusiness of the Maytag Corporation. He leads Maytag's global eBusiness unit, which explores and develops e-commerce opportunities and Web enabled business models that support profitable growth across Maytag's business units. He is responsible for all eBusiness efforts at the corporate level as well as business and brand specific activities at the operating unit level, inclusive of partnerships and strategy development. Prior to Maytag, Mr. Boyle served as a director of business development with iXL, a major global e-consulting firm. He was responsible for developing long-term, strategic relationships with Global 2000 companies and assisting them with consulting services to transform their traditional business models by leveraging Internet technology. Mr. Boyle began his career with Delta Air Lines. His ten-year career with Delta included management positions in sales and marketing and founding Delta's e-commerce department. While there he led the development and implementation of initiatives to drive sales via the Internet, Internet-connected kiosks, smart card programs and other digital avenues.

Executive Compensation

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2000, June 30, 2001 and June 30, 2002 to each of the executive officers and the other employee of the Company named below. Except as set forth below, no individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 2000, June 30, 2001 or June 30, 2002 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

Name  and  Principal  Position     Year       Annual  Compensation     Long  Term  Compensation
--------------------------------  ------ ---------------------------- --------------------------

                                         Salary    Bonus    Other      Restricted    Securities
                                                    (1)     Annual        Stock      Underlying
                                                          Compensation    Awards      Options
-------------------------------------------------------------------------------------------------
George R. Jensen, Jr.,          2002    $135,000   $288,000  $80,000 (4)     --           --
Chief Executive Officer,        2001    $135,000   $140,000     --           --          300,000
                                2000    $117,500   $0           --       $80,000 (2)     180,000

Stephen P. Herbert,             2002    $125,000   $270,000  $80,000 (4)     --           --
President                       2001    $125,000   $134,400     --        80,000
                                2000    $107,500   $94,000      --       $80,000 (2)      45,000

Leland P. Maxwell, Chief        2002    $110,308   $151,200     --           --           --
Financial Officer, Treasurer    2001    $108,000   $44,240      --           --           50,000
                                2000    $99,000    $29,000      --           --           15,000

H. Brock Kolls, Senior Vice     2002    $125,769   $180,000  $50,000   (4)   --           50,000
President, Research &           2001    $120,000   $97,440      --           --           80,000
Development                     2000    $105,000   $44,000      --        $80,000 (2)     30,000


Michael K. Lawlor, Senior       2002    $103,846   $151,200     --           --            --
Vice President, Sales and       2001    $100,000   $38,640      --           --           50,000
Marketing                       2000    $83,200    $35,500   $43,000 (3)     --           20,000

Adele H. Hepburn                2002    $91,000    $472,609     --           --            --
Director of Investor            2001    $91,000    $171,700     --           --            --
Relations                       2000    $91,000    $147,800     --           --            --


(1) For fiscal year 2000, represents shares of Common Stock issued to the executive officers valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission. For fiscal year 2001, represents shares of Common Stock issued to the executive officers valued at $1.12, the closing price on the effective day of authorization. For Mr. Lawlor, the bonus also includes a $1,265 sales commission. For fiscal year 2002, represents shares of Common Stock issued to the executive officers valued at $.45 per share, which was the market value on the date of grant. For Mr. Maxwell and Mr. Lawlor in 2002, the bonus also includes 90,000 shares of Common Stock valued at $.38, which was the market price on the day of grant. This stock was awarded to reimburse them for tax payments incurred as a result of the award of a previous bonus. For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non cash compensation, as follows: 435,334 shares of Common Stock at $.60; 384,334 shares at $.10; and a $108,834 2001 - D 12% Senior
     Notes  due  December  31,  2003.

(2) Represents shares of Common Stock issued to such executive officers if employed by the Company on June 30, 2002. The shares have been valued at $2.00 per share, the closing bid price on the date of grant.

(3)  Represents  payment  by  the  Company  of  relocation  expenses.

(4) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus.

The following table sets forth information regarding stock options granted during the fiscal year 2002 to the Company's executive officers named below:

              OPTION GRANTS DURING FISCAL YEAR ENDED JUNE 30, 2002


             OPTION  GRANTS  DURING  FISCAL  YEAR  ENDED  JUNE  30,  2002

Name                  Number  of    Percent  of    Exercise   Expiration
                      Securities   Total  Options  Price      Date
                      Underlying   Granted  to    Per
                      Options      Employees  in  Share
                      Granted      Fiscal  Year

H.  Brock  Kolls      50,000         01.5%         $0.40      April  15,  2005

EXECUTIVE  EMPLOYMENT  AGREEMENTS

      The Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2004. The agreement provides for an annual base salary of $180,000 effective April 15, 2002. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

     The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal five percent (amended first to eight percent and then reduced in November 2001 to seven percent) of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

      The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

      The Rights are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transactions so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

       During the year ended June 30, 2002 the Company issued to Mr. Jensen 640,000 shares of fully vested Common Stock as a bonus, and authorized payment of $80,000 as reimbursement for income taxes payable due to an earlier Company bonus. By an earlier agreement, Mr. Jensen was awarded 40,000 shares of Common Stock of as June 30, 2002.

      The Company has entered into an employment agreement with Mr. Herbert which expires on June 30, 2004. The Agreement provides for an annual base salary of $165,000 per year effective April 15, 2002. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the year ended June 30, 2002, the Company issued to Mr. Herbert 600,000 shares of fully vested Common Stock as a bonus, and authorized payment of $80,000 as reimbursement for income taxes payable due to an earlier Company bonus. By an earlier agreement, Mr. Herbert was awarded 40,000 shares of Common Stock as of June 30, 2002.

     Mr. Kolls has entered into an employment agreement with the Company which expires on June 30, 2004. The agreement provides for an annual base salary of $150,000 per year effective April 15, 2002. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter. In the fiscal year ended June 30, 2002, the Company issued to Mr. Kolls 400,000 shares of fully vested Common Stock as a bonus, and authorized payment of $50,000 as reimbursement for income taxes payable due to an earlier Company bonus. Mr. Kolls was also granted, effective April 15, 2002, fully vested options to purchase up to 50,000 shares of Common Stock at $ 0.40. By an earlier agreement, Mr. Kolls was awarded 40,000 shares of Common Stock as of June 30, 2002.

      Mr. Maxwell has entered into an employment agreement with the Company which expires on June 30, 2003, and is automatically renewed from year to year thereafter unless canceled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $120,000 per year effective April 15, 2002. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the fiscal year ended June 30, 2002, the Company issued to Mr. Maxwell 260,000 shares of fully vested Common Stock as a bonus, and an additional 90,000 shares of fully vested Common Stock to replace shares sold by Mr. Maxwell to pay income taxes payable due to an earlier Company bonus.

     Mr. Lawlor has entered into an employment agreement with the Company which expires on June 30, 2003, and is automatically renewed from year to year thereafter unless canceled by Mr. Lawlor or the Company. The agreement provides for an annual base salary of $120,000 per year effective April 15, 2002. Mr. Lawlor is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the fiscal year ended June 30, 2002, the Company issued to Mr. Lawlor 260,000 shares of fully vested Common Stock as a bonus, and an additional 90,000 shares of fully vested Common Stock to replace shares sold by Mr. Lawlor to pay income taxes payable due to an earlier Company bonus.

DIRECTOR  COMPENSATION  AND  STOCK  OPTIONS

     Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors or any Committee thereof.

      In July 1993, the Company issued to each of Messrs. Kapourelos, Sellers, and Van Alen fully vested options to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share. In March 1998, the expiration date of these options was extended from June 30, 1998 to June 30, 2000 and in April 1998, the exercise price was reduced from $2.50 to $1.50.

      In March 1995, the Company issued to Mr. Smith fully vested options to purchase 10,000 shares of Common Stock, to Mr. Sellers fully vested options to purchase 5,500 shares of Common Stock, to Mr. Kapourelos fully vested options to purchase 7,000 shares of Common Stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of Common Stock. The exercise price of these options is $2.50 per share and they must be exercised on or before February 29, 2000. In April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

     In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000: Peter G. Kapourelos - 10,000 options; William W. Sellers - 10,000 options; Keith L. Sterling - 10,000 options; and William L. Van Alen, Jr. - 10,000 options.

      In April 1998, the Company reduced from $2.50 to $1.50 the exercise price of the following options to purchase Common Stock issued to the following Directors of the Company: Peter G. Kapourelos - 17,000 options; William W. Sellers - 15,500 options; William L. Van Alen, Jr. - 12,500 options; and Henry
B.  duPont  Smith  -  10,000  options.

     During June and July 1999, the Company granted 10,000 options to each of the seven Directors who were not executive officers of the Company. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

     In February 2001, the Board of Directors granted a total of 300,000 options to purchase Common Stock at $1.00 per share to outside members of the Board. Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 will vest on June 30, 2002. The options may be exercised at any time within five years following the vesting.

     In April 2002, the Board of Directors granted a total of 500,000 options to purchase Common Stock at $.40 per share to outside directors of the Board, as compensation for serving the one-year term which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005. Commencing on July 1, 2002 and at any and all times through June 30, 2003, each Director has been granted the right, without the payment of the per share exercise price of such options, to receive up to 50,000 shares represented by those options.

     In September 2002, Edwin P. Boynton elected to receive 50,000 shares in lieu of the above options.

     All of the Common Stock underlying the options held by all Directors was registered by the Company under the Act, for resale by the holder thereof. Such registration was at the Company's cost and expense.

      The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 repricing of stock options, the exercise prices of all these fully vested options were below the fair market value on the date or repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

      All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section  423  thereunder.

EXECUTIVE  STOCK  OPTIONS

     In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003.

      In April 2001, the Company issued the following options to purchase an aggregate of 360,000 shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 100,000; Stephen P. Herbert - 80,000 options; Haven Brock Kolls - 80,000 options; Leland Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. Each option is exercisable at $1.00 per share at any time within five years following vesting. The options vest one-third in October 2001, one-third in July 2002 and the balance in April 2003.

     In April 2002, the Company issued to Haven Brock Kolls, fully vested options to acquire up to 50,000 shares of Common Stock at $.40 per share. The options are exercisable at any time until April, 2005.

      The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options.

      All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section  423  thereunder.

PRINCIPAL SHAREHOLDERS

COMMON  STOCK

         The following table sets forth, as of September 30, 2002, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                           Number  of  Shares
       Name  and  Address                  of  Common  Stock          Percent
       of  Beneficial  Owner               Beneficially  Owned(1)   of  Class(2)
--------------------------------           ---------------------     ----------
George  R.  Jensen,  Jr.                     1,150,666  shares(3)            *
517  Legion  Road
West  Chester,  Pennsylvania  19382

Stephen  P.  Herbert                         1,031,384  shares(4)            *
536  West  Beach  Tree  Lane
Strafford,  Pennsylvania  19087

Haven  Brock  Kolls,  Jr.                      884,184  shares(5)            *
1573  Potter  Drive
Pottstown,  PA  19464

Leland  P.  Maxwell                            323,384  shares(6)            *
401  Dartmouth  Road
Bryn  Mawr,  Pennsylvania  19010

Michael  K.  Lawlor                            392,750  shares(7)            *
131  Lisa  Drive
Paoli,  PA  19301

Edwin  R.  Boynton                             386,750  shares(8)            *
104  Leighton  Drive
Bryn  Mawr,  Pennsylvania  19010

Steven  Katz                                   160,000  shares(9)            *
20  Rebel  Run  Drive
East  Brunswick,  New  Jersey  08816

Douglas  M.  Lurio                             381,713  shares(10)           *
2005  Market  Street,  Suite  2340
Philadelphia,  Pennsylvania  19103

William  W.  Sellers                           986,577  shares(11)           *
394  East  Church  Road
King  of  Prussia,  Pennsylvania  19406

Ken Boyle
403 West Fourth Street North
Newton, Iowa 50208                             126,188 shares(14)            *

William  L.  Van  Alen,  Jr.                   367,501  shares(12)           *
Cornerstone  Entertainment,  Inc.
P.O.  Box  727
Edgemont,  Pennsylvania  19028

La  Jolla  Cove  Investors, Inc.            12,488,951 shares(13)          9.1%
7817  Herschel  Avenue,  Suite  200
La  Jolla,  California  92037

David Goodman                                9,616,077 shares              7.0%
31 Springbrook Lane
Newark, Delaware 19711

Maytag Holdings, Inc.                        8,346,192 shares              6.1%
403 West Fourth Street North
Newton, Iowa 50208

PA Early Stage                                4,926,260  shares            3.6%
435 Devon Park Drive Bldg. 500
Wayne, PA 19087

All  Directors  and  Executive  Officers
As  a  Group  (11 persons)                    6,191,097 shares(15)         4.5%
---------
*Less  than  one  percent  (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of September 30, 2002, are deemed to be beneficially owned for purposes hereof.

(2) On September 30, 2002 there were 72,736,205 shares of Common Stock and 529,282 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 529,282 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of September 30, 2002 (or within 60-days of September 30, 2002) have been converted into 5,170,487 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Warrants have been exercised for 7,332,408 shares of Common Stock; that all of the Senior Notes have been converted into 36,478,498 shares of Common Stock and the warrants associated with the Senior Notes due 2005 have been exercised for 8,328,018 shares of Common Stock; that all of the Convertible Debentures have been converted and related Warrants have been exercised into 6,105,000 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of September 30, 2002 have been converted into 557,253 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 137,237,151 shares of Common Stock issued and outstanding.

(3) Includes 446,666 shares of Common Stock issuable upon the exercise of options, 160,000 shares issuable upon conversion of Senior Notes, and 14,000 shares of Common Stock beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive seven percent (7%) of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined herein). See "Executive Employment Agreements".

(4) Includes 263,334 shares of Common Stock issuable to Mr. Herbert upon the exercise of options, and 1,000 shares of Common Stock beneficially owned by his child.

(5) Includes 273,334 shares of Common Stock issuable to Mr. Kolls upon the exercise of options, 18,000 shares of Common Stock owned by his spouse, and 24,000 shares issuable to his spouse upon conversion of her Senior Note.

(6) Includes 103,334 shares of Common Stock issuable to Mr. Maxwell upon the exercise of options.

(7) Includes 83,334 shares of Common Stock issuable to Mr. Lawlor upon exercise of options.

(8) Includes 5,500 shares of Common Stock issuable upon conversion of the 5,500 shares of Series A Preferred Stock. Includes 160,000 vested shares of Common Stock issuable upon exercise of options, and 16,000 shares issuable upon conversion of his Senior Note. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends in the Series A Preferred Stock.

(9)  Includes  160,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 42,213 shares of Common Stock held jointly with Mr. Lurio's spouse, 160,000 shares of Common Stock issuable upon exercise of options, and 99,000 shares issuable upon conversion of Senior Notes.

(11) Includes 21,245 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of Common Stock owned by Mr. Seller's wife. Includes 175,500 shares of Common Stock issuable upon exercise of options, 100,000 shares of Common Stock issuable upon exercise of Warrants, and 56,000 shares issuable upon conversion of his Senior Notes.

(12) Includes 172,500 shares of Common Stock issuable to Mr. Van Alen upon exercise of options.

(13) Represents shares of Common Stock issued upon conversion of Convertible Debentures and exercise of related Warrants.

(14) Includes 126,188 shares of Common Stock issuable upon exercise of options.

(15) Includes all shares of Common Stock described in footnotes (2) through (12) above.

PREFERRED  STOCK

         The following table sets forth, as of September 30, 2002 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                       Number  of  Shares
Name  and  Address  of                 of  Preferred  Stock           Percent
Beneficial  Owner                      Beneficially  Owned         of  Class(l)
-------------------                   ------------------           --------

Edwin  R.  Boynton
104  Leighton  Avenue
Bryn  Mawr,  Pennsylvania  19010            5,500                      1.0%

All  Directors  and
Executive  Officers
As  a  Group  (11  persons)                 5,500                      1.0%
--------------

(1) There were 529,282 shares of Preferred Stock issued and outstanding as of September 30, 2002.


                              CERTAIN TRANSACTIONS

          In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; Peter Kapourelos - 17,000 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February, 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert - 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options.

          During the fiscal year ended June 30, 2002 and June 30, 2001, the Company paid Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $209,000 and $220,000 respectively, for legal services rendered to the Company by such law firm.

          In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003.

          In February 2001, the Board of Directors granted a total of 300,000 options to purchase Common Stock at $1.00 per share to outside members of the Board. Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 will vest on June 30, 2002. The options may be exercised at any time within five years following the vesting.

         In April 2001, the Company issued the following options to purchase an aggregate of 360,000 shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 100,000; Stephen P. Herbert - 80,000 options; Haven Brock Kolls - 80,000 options; Leland Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. Each option is exercisable at $1.00 per share at any time within five years following vesting. The options vest one-third in October 2001, one-third in July 2002 and the balance in April 2003. The Company also issued the following shares of Common Stock to its executive officers as follows: George R. Jensen, Jr. - 125,000 shares; Stephen P. Herbert - 120,000 shares; Haven Brock Kolls - 87,000 shares; Leland Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares.

          In November 2001 the Company agreed to issue a bonus in January 2002 to its Executive Officers, consisting of 1,080,000 shares of Common Stock, and 1,080,000 options to purchase Common stock at $.40 per share. In January 2002 the Company issued the 1,080,000 shares. In April 2002 the Company issued 1,080,000 shares of Common Stock to its Executive Officers as a bonus in lieu of the previously granted options, and canceled these options.

          In April 2002, the Company: 1) issued to Haven Brock Kolls, fully vested options to acquire up to 50,000 shares of Common Stock at $.40 per share. The options are exercisable at any time until April, 2005; (2) granted a total of 500,000 options to purchase Common Stock at $.40 per share to outside directors of the Board, as compensation for serving the one-year term which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005; (3) authorized $80,000 each to George R. Jensen and Stephen P. Herbert and $50,000 to Haven Brock Kolls as reimbursement for taxes paid as a result of the award of a previous bonus; and (4) authorized 90,000 shares of stock each to Leland P. Maxwell and Michael Lawlor as reimbursement for taxes paid as a result of the award of a previous bonus.

     In October 2002, the Company approved the issuance to each of George R. Jensen, Jr., and Stephen P. Herbert of $100,000 of the senior note offering for future services to be rendered to the Company. Pursuant thereto, each of them received a $100,000 senior note and 200,000 shares of common stock. In October 2002, the Company approved the issuance of $100,000 of the senior note offering to Adele Hepburn for services rendered (subject to final Board of Director approval).
                              SELLING SHAREHOLDERS

        Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder's name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or options or upon conversion of the convertible debentures was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

         We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $40,000 in connection with the registration statement of which this prospectus is a part.

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

         The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                           STITCH COMMON STOCK OPTIONS

                                                  Beneficial Ownership
                                                  After Offering
                          Common Stock            --------------------
Selling Shareholder       Offered Hereby          Number     Percent
-------------------       --------------          ------     -------
Scott Wasserman(3)        504,753                       0         *
Dan Kearney .......       504,753                       0         *
Scott Nissenbaum(6)       252,377                       0         *
David Goodman(1) ..       126,188               9,489,889         4.8%
Ritchie Snyder ....       126,188                       0         *
Diane Goodman(1) ..       126,188               9,489,889         4.8%
Roger Scholten(4) .       126,188               8,346,191         4.3%
Kenneth Boyle(2) ..       126,188                       0         *
Mike Bolton(5) ....       126,188               4,926,260         2.5%
Scott Rosenthal ...        79,082                       0         *
Wendy Jenkins(3) ..        79,082                       0         *
Alex Kane .........        55,358                       0         *
Mark Rooney .......        39,541                       0         *
Ken May ...........        23,725                       0         *
Matthew Heilman ...        19,771                       0         *
Erika Bender(3) ...        15,816                       0         *
Susan Ledyard .....        11,862                       0         *
Chris Keane .......        11,862                       0         *
Aaron Watkins .....        11,862                       0         *
Staci Spitzer .....        11,862                       0         *
Jim Rosemary ......        11,862                       0         *
Doke Scott ........        11,862                       0         *
Maeve McKenna .....        11,862                       0         *
Doug Wiggins ......        11,862                       0         *
David Vrencur .....         7,908                       0         *
Ron Wood ..........         7,908                       0         *
Michael Knoll .....         7,908                       0         *
Rob Foehl .........         7,908                       0         *
Kate Jones ........         3,954                       0         *
Sean McGraw .......         3,954                       0         *
Eric Montgomery ...         3,163                       0         *
Patrick Brisiel ...         3,163                       0         *
Peter McNally .....         3,163                       0         *
                        ---------
           Total        2,475,318

-----------------
* less than one percent

(1)  Diane Goodman is the spouse of David Goodman.
(2)  Mr. Boyle is a Director of the Company.
(3)  Current employee of the Company.
(4) Mr. Scholten is a Director of Maytag Holdings, Inc. which beneficially owns 8,346,191 shares of the Company.
(5) Mr. Bolton is Managing Director of Pennsylvania Early Stage Partners, GP, L.L.C. which beneficially owns 4,926,260 shares of the Company.
(6)  Former Director of the Company.

                           STITCH MERGER COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering

                                   Common Stock        --------------------
Selling Shareholder                Offered Hereby      Number      Percent
-------------------                --------------      ------      --------
David Goodman .............        9,489,889          252,376        *
Maytag Holdings, Inc. .....        8,346,192                0        *
PA Early Stage Partners, LP        4,926,260                0        *
                                  ----------
         Total                    22,762,341

-------
* Less than one percent (1%).


                         EMPLOYEE SEVERANCE COMMON STOCK

                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder(1)     Common Stock Offered Hereby    Number   Percent
-------------------        ---------------------------    ------   ----------

Robert Foehl ....               16,200                    0               *
David Borgese ...               25,400                    0               *
Christopher Keane               26,500                    0               *
Daniel Kearney ..               44,900                    0               *
Kenneth May .....               16,700                    0               *
Sean McGraw .....                8,700                    0               *
James Rosemary ..               28,000                    0               *
Staci Spitzer ...               19,200                    0               *
David Vrencur ...               14,200                    0               *
Aaron Watkins ...               12,500                    0               *
Doug Wiggins ....               22,300                    0               *
                              --------

        TOTAL                  234,600
-----------
 * less than one percent (1%)

(1) Former employees of USA


                             KARL MYNYK COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering
                              Common Stock             --------------------
Selling Shareholder           Offered Hereby           Number           Percent
-------------------           --------------           ------           --------
Karl C. Mynyk(1)               125,000                     0               *

--------
* less than one percent

(1) The shares were issued to Mr. Mynyk (a former employee of USA) pursuant to a Settlement Agreement and Release between Mr. Mynyk and the Company.

                            YODI RODRIG COMMON STOCK

                                                            Beneficial Ownership
                                                            After Offering
                                    Common Stock            --------------------
Selling Shareholder                 Offered Hereby(1)       Number       Percent
-------------------                 --------------          ------       -------
Yodi Rodrig                            6,000,000               0           *
----------
(1) Consists of 2,000,000 shares of Common Stock and 4,000,000 shares underlying warrants.


                          KAZI MANAGEMENT COMMON STOCK

                                                            Beneficial Ownership
                                                            After Offering
                                                            --------------------
                                    Common Stock
Selling Shareholder                 Offered Hereby(1)       Number       Percent
-------------------                 --------------          ------       -------
Kazi Management VI, Inc.               22,857,145             0           *
----------
(1) Consists of 3,571,429 shares of Common Stock and 19,285,716 shares underlying warrants.


                           ALPHA CAPITAL COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                                           --------------------
                                   Common Stock
Selling Shareholder                Offered Hereby(1)       Number        Percent
-------------------                --------------          ------        -------
Alpha Capital
Aktiengesellschaft                 4,500,000                  0            *
----------
(1) Consists of 3,000,000 shares of Common Stock and 1,500,000 shares underlying warrants.


                          RATNER & PRESTIA COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                    Common Stock           --------------------
Selling Shareholder                 Offered Hereby         Number        Percent
-------------------                 --------------         ------        -------
Ratner & Prestia, P.C.(1)           400,000                   0            *

--------
* less than one percent

(1) Ratner & Prestia, P.C. represents the Company in intellectual property matters.


                              LA JOLLA COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                    Common Stock           --------------------
Selling Shareholder                 Offered Hereby         Number        Percent
-------------------                 --------------         ------        -------
La Jolla Cove
 Investors, Inc.(1)                 6,105,000             6,282,951       3.2%

--------
* less than one percent
(1) Represents shares issuable under Convertible Debenture and related warrants.


                         1999-B RESTRICTED COMMON STOCK
                                                            Beneficial Ownership
Selling Shareholder         Common Stock Offered Hereby     After Offering
--------------------        ---------------------------     --------------------
                                                               Number   Percent
                                                               ------   -------
Gunter Beyer(14)                             5,000           133,167          *
Deborah L. Witte, c/f Corey Witte            1,000
Robert G. Padrick & Robert Balic            20,000
Steven N. Hollaway                          10,000
Donald R. Jones Jr                           5,000
Julie Carlson                               15,000
Gary R. Bourassa                            10,000
Lois H. & David F. Zeyher                   10,000
Daniel Laitner                              10,000
Joseph J. Bolitsky                          20,000
Henry J. Fieldman(1)                        30,000            227,567          *
Anthony B. Ullman(1)                        20,000            227,567          *
John J. Hay(1)                              20,000            227,567          *
Frances Young(2)                           150,000           1,570,000         *
Richard S. Schonwald                        50,000
William Robert Johnston                     20,000
G. Ellard Mccarthy & Joan R. Bennett         5,000
Adele H. Hepburn(3)                         80,000          4,540,788          2.3%
Austin B. Hepburn(3)                         5,000          4,540,788          2.3%
Shelley & James Leroux                       5,000
George Jensen
          & Andrew D. Jensen (JTWOS) (4)    50,000          1,853,866           *
George Jensen
          & Burton Jensen (JTWOS)(4)        50,000          1,853,866           *
George Jensen
          & Ron Jensen (JTWOS)(4)           50,000          1,853,866           *
George Jensen
          & Julie E. Johnston (JTWOS)(4)    50,000          1,853,866           *
Clifton B Currin, Trust                      5,000
Earl D & Nancy A. Besch                     10,000
August B Castle, Jr                         30,000
Al Migliaccio, C/F Ashlee
          Migliaccio, Under UGMA            10,000
Sheri-Lynn Demaris                          50,000
Marthe Burlingame                            4,000
Douglas Lurio & Margaret
          Sherry Lurio (JTWOS)(5)           10,000            473,213          *
Brooke Ann Adamson                          10,000
Betty A. Harris                             20,000
Charles C. Kelleher                         10,000
James E. Hamilton                           10,000
Karl C. & Natalie C. Mynyk(13)              60,000            125,000          *
Randall C. Rolfe                             1,000


                                       58

Noma Ann Roberts                            10,000
Gina & John C. Nostrant                     10,000
Edwin R. Boynton(6)                         20,000           419,762          *
Nancy Krook                                 50,000
Kathleen J. Mason                           50,000
John R. Green                               10,000
Richard F. Murphy                           10,000
Maureen C. Costello                         10,000
John E. & Sandra J. Krafton                 10,000
Sheila & Thomas Garbellotto                 10,000
Barbara K. Kluver & Ronald D Lawler          1,000
Jonathan A. Desouza                            500
David S. D'Angelo                           10,000
Karl F. Rugart                              10,000
Barbara J Murray
          & Emerson E Kolesnikoff           10,000
Susan A Rodeheaver                           5,000
Jackson L Anderson                          15,000
Pamela Ann Townsend                         10,000
Richard G & Laura J Parker                  10,000
Kathy N & Douglas A. Parker                 10,000
Hrubala Associates, a Partnership
         David R Molumphy, Partner          10,000
Francis J Guzzetta                          10,000
Howard H Wolfe                               2,000
Claudine W Wolfe                             2,000
Leon M Kruger                               10,000
Barbara J Osborne                            2,000
Howard K & Elizabeth L Penn                 10,000
Sarah B & Paul A. Salois                    50,000
Donald W Mackenzie                          10,000
Janet K Catino                              10,000
John A Chistolini                           10,000
Richard D & Mary R.B. Roderick              20,000
Ann Elizabeth Shaheen                       30,000
George H & June Y Kilmarx                   10,000
Charles F Glomb                             10,000
Nancy E Ranson                               1,000
Frances N Luppino                           10,000
Israel & Nesia Lichtenstein                 10,000
Solomon & Toby Lichtenstein                 10,000
James R Boynton Md Pc Pen Tr                10,000
Richard Bleaman                              2,500
Trinity Associates                          80,000
Mary Ann Sentner                               750
Leo J Dolan                                  5,000
Robert A Kilgore                            20,000
James F Merriman                             5,000
Rachel & Israel Lichtenstein                10,000
Shirley K Knerr                             50,000
Alexander R Beard                            1,000

                                       59

F Stanton Moyer                             50,000
John B & Solveig W Stetson IV               10,000
Patricia H Jacobs                            4,000
Harry Renner IV                             10,000
Arthur L Wheeler                            20,000
James M Holmwood                            20,000
Margaret R Geddis                            2,500
Christine F Hughes                           2,500
Homer N Stewart                              1,000
William F Harrity, Jr                       20,000
Donald J Zelenka                            25,000
Judy B & John R Hargett                      2,500
Cliff G Frisby                               2,500
Derrick J Luppino                           10,000
Elizabeth L. Nelson                         10,000
Louis J & Janet L Shaheen                    5,000
Ralph H Knode                                3,000
Wayne A Anderson                            10,000
Marc A. Cohen                               10,000
Terri G Mills                                2,100
Brook & Harley Miller                        5,000
Linda Moran Evans                            5,000
Joseph Singer                               10,000
Martha L. Demedio                            1,000
Timothy H Pelter                               500
David M. Demedio(7)                          3,000            261,349          *
John D Wright                                5,000
Priscilla A. Stitt                          10,000
Eileen B Lang                                  500
Lee R & Lisa Roper                          10,000
Nancy M & William T Baycroft                10,000
Dr. James E. Meeks                          12,500
Gideon Trading Ltd                         275,000
Yeshiva Shearith Hapleta                    20,000
Thomas F & Lisa H Horgan                    10,000
Andrea Havens                                5,000
Charles S Greth & Ronnie M Neff             10,000
Elizabeth & Steve Illes                    100,000          4,131,250          2.1%
Alan Alpert                                 10,000
Robert G Giddens                            10,000
Harold N Gray                               10,000
Donald R & Joan F Jones Sr                   5,000
Dr. William P Burks                          5,000

                                       60

Salvatore Marino                            10,000
Michael Hyman                               10,000
Solomon Ellner                              10,000
Cong. Kolel Mateh Efraim                    20,000
Robert A. Hamilton Fbo IRA(11)              20,000             88,976          *
William W. Sellers(8)                      130,000           1,026,356         *
Virginia W Harrity                          10,000
Harriet & Cary Glickstein                   10,000
Robert Gueriera, Jr                         10,000
Scott Schotter                               5,000
Anthony & Joan M Popoff                      1,000
Peter B Pakradooni                          10,000
William Recktenwald                         10,000
L David & Jill H Spealler                   10,000
Barry C Arndt                                1,000
Julia B Holloway                             3,000
William K & Linda S Curtis                  30,000
A. Kenneth & William K Curtis               20,000
William L. Van Alen, Jr.(9)                 10,000            436,002          *
Vincent J Calvarese                         10,000
Joanne C Calvarese                          10,000
John W Ponton, Jr                            5,000
Wayne A. Frye                                2,500
Steve J Niewinski                           10,000
Phillip S Krombolz                          20,000
Leroy M Lewis, Jr                           10,000
Pearl & Edwin J Coggeshall                   2,000
Clark D & Caroline S Stull, Jr               5,000
Patrick Lopez                               15,000
Barbara D Hauptfuhrer                       10,000
Robert P Hauptfuhrer Family Partnership      5,000
Leland P. Maxwell(10)                       10,000            370,384          *
Paul J Rafferty                             10,000
Marion Douglas & Teddie Earline Belin       20,000
Jane Hanscom                                 1,000
Carolyn Wojcik                               5,000
Castor Group Ltd.                          200,000
Jack M Heald                                10,000
Barbara H. Miller                            5,000
Patricia Jill Smith                         73,500


                                       61


James Dailey                                10,000
Stephen M. Luce(12)                          2,000            116,427          *
Michael Wusinich                             5,000
Julie Herbert, custodian
          for Lucas H. Herbert               1,000
Deborah L. Witte, c/f Clare Witte            1,000
Wanda S. Moffitt                             5,000
George W. Yocum                             10,000
Nisha Mehta Investments Ltd.                60,000
Deborah & Gene Witte                         1,500
Larry D. Tate                               12,500
Nancy H Hansen                              30,000
Robert B & Mary Lou Jacoby                  10,000
Kenneth J Wallace, Jr                        4,000
Robert F Jones
          & Deborah L Jones (Jtwros)        30,000
Judy Ann Ciesielski                         10,000
John P Ayers                                20,000
Jerrold Carl & Susan E Cohen                50,000
T Sean Brooks Ttee, T Sean Brooks
          Rev. Trust Dated 7/27/99          20,000
Worden Family Partnership                   10,000
Geoffrey F Worden                           25,000
Andrew B Hebenstreit                        10,000
Julie E Johnston                            50,650
Gary Papa                                   10,000
Daniel P Quinn                              20,000
Jean W Eason                                 2,000
Jason Bradley Harris                        20,000
Michael A. Parker                            5,000
                                         ---------
 Total                                   3,560,000
                                         =========

-------
* Less than one percent (1%).

(1) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which represented USA in connection with pending litigation.
(2) Ms. Young is a former employee of USA.
(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(4) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive seven percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."

(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6) Mr. Boynton is a Director of USA.
(7) Mr. DeMedio is an employee of USA.
(8) Mr. Sellers is a Director of USA.
(9) Mr. Van Alen is a Director of USA.
(10) Mr. Maxwell is the Chief Financial Officer of USA.
(11) Mr. Hamilton is an employee of USA.
(12) Mr. Luce is an employee of USA.
(13) Mr. Mynyck is a former employee of USA.
(14) Consultant to USA.


                         2000-A RESTRICTED COMMON STOCK
                                                         Beneficial Ownership
Selling Shareholder        Common Stock Offered Hereby   After Offering
-------------------        ---------------------------   --------------------
                                                         Number         Percent
                                                         ------         -------
Gary Oakland                           100,000
Voyager Securities Limited             250,000
George O'Connell                       100,000
John Mastropolo                         12,500
Norman G. Shields                       12,500
Steve & Elizabeth Illes                175,000          4,056,250          2.0%
Ira W. Miller(1)                        12,500            256,250          *
Robert Allen Pett                      100,000            610,005          *
I.W. Miller Group, Inc.(2)               6,250            262,500          *
John Vasquez                            18,750
Gregg J. Newhuis                       150,000            250,000          *
Nicholas Walker(3)                      25,000                  0          *
Michael J. Bachich                     100,000          1,075,000          *
Adam Sherman(4)                         25,000                  0          *
PNC Brokerage Cust. Stephen
         P. Herbert IRA(5)              25,000          1,587,054          *
Patricia A. Smith                       25,000
Gerard W. Cooney                        25,000
Lisa F. King                             1,000
Thomas D. & Valerie
         Stanton Smith                   5,000
James Alan French                       12,500
Thomas McCarty (6)                      17,500                  0          *
Patricia Jill Smith                      1,500
                                     ---------
                Total                1,200,000
                                     =========
----------
* Less than one percent (1%).

(1) Mr. Miller is the owner of I.W. Miller Group, Inc. which previously served as our public relations firm.
(2) I.W. Miller Group, Inc. was our public relations firm.
(3) Mr. Walker's firm acts as an engineering consultant to USA.
(4) Mr. Sherman's firm acts as an engineering consultant to USA.
(5) Mr. Herbert is the President, Chief Operating Officer and a Director of USA.
(6) Mr. McCarty is a software and technology consultant to USA.


                         2000-B RESTRICTED COMMON STOCK
                                                            Beneficial Ownership
Selling Shareholder        Common Stock Offered Hereby      After Offering
-------------------        ---------------------------      --------------------
                                                            Number     Percent
                                                            ------     -------
AHP Holdings, L.P.                      50,000
Robert A. Pett                          50,000            660,000          *
George O'Connell                       100,000
John Bachich                            50,000
Steve & Elizabeth Illes                200,000          4,031,250          2.0%
Michael Bachich                        200,000            975,000
Gregg J. Newhuis                       125,000            275,000          *
Peter J. McGuire                        50,000
Shugart Corporation                     25,000
I.W. Miller Group, Inc. (1)             35,000            233,760          *
Julie H. Herbert (2)                    10,000          1,602,054          *
                                     ---------
                  Total                895,000
                                     =========

-------
* less than one percent

(1) I.W. Miller Group, Inc. was our public relations firm.
(2) Julie Herbert is the spouse of Stephen Herbert, the President of USA.

                         2001-B RESTRICTED COMMON STOCK

                                            Common Stock    Beneficial Ownership
Selling Shareholder                         Offered Hereby  After Offering
-------------------                         --------------  --------------------
                                                            Number     Percent
                                                            ------     -------
ALEX CONSULTING(1)                             100,000      2,921,000    1.5%
KATHLEEN FERLAND CUST
 FOR ALEXANDRA ANTOINETTE FERLAND .                134
MICHELLE H & COSTA J ALVANOS                     2,334
MICHELLE H ALVANOS                               5,000
WAYNE A ANDERSON                                16,667
CHARLES W APPLE                                 30,000
BARRY ARNDT                                        167
COLEEN AYERS                                     3,000
DANIEL C AYERS                                   1,334
JOHN P AYERS                                    40,000
JOHN R BACHICH                                 100,000
MICHAEL BACHICH                                225,000         950,000       *
VIRGINIA S BALTZELL                              3,334
CHARLES M & NANCY P BARCLAY                     15,000
KIRSTEN BAZURO(11)                               2,000         188,775       *
GUNTER J BEYER(13)                              16,667         121,500       *
DAVID C BLACKBURN                               50,000
JOSEPH J BOLITSKY                              106,667
GARY BOURASSA                                    6,667

E DOUGLAS & CAROLYN BRITTAIN                    13,334
VERNON & DELLAVE BRITTAIN                       11,667
VINCENT J CALVARESE                              6,667
RONALD J CAMMAROTA                               6,667
JERROLD CARL & SUSAN E COHEN                    50,000
JULIE CARLSON                                  132,000
GORDON S & MARYLOU C CLAUSEN                    10,000
DIANE CLOUTIER                                  15,000
MARC A COHEN                                    70,000
HELEN COLOMBO & JIM CROSS                       16,667
HELEN COLOMBO & JIM CROSS                        6,667
COLUMBIA MARKETING LTD                         100,000
GERARD W COONEY                                 15,000
JOHANNA CRAVEN                                   4,167
WILLIAM R CROTHERS                               5,000
CLIFTON B CURRIN                                33,334
WILLIAM K & LINDA S CURTIS                      66,667
DAVID S D'ANGELO                                43,334
HRUBALA ASSOCIATES, A PARTNERSHIP
         DAVID R MOLUMPHY, PARTNER              16,667
SOFIA R DIN                                     20,000
LEO J DOLAN                                     13,334
ROBERT F & MELANIE J DRESS                      18,334
HOWARD P EFFRON                                 25,000
KATHLEEN FERLAND CUST
         FOR ELLIOT RAYMOND FERLAND                134
SOLOMON ELLNER                                  13,334
ANTHONY J FANELLI                               30,000
KATHLEEN FERLAND                                 1,667
JOHN S FOSTER                                   26,667
ROBERT R FREY                                    5,125
MARGARET R GEDDIS                                3,334
RONALD C & BONNIE H GIBSON                      13,334
CHARLOTTE GIVEN(2)                              30,000        282,000        *
HARRIET & CARY GLICKSTEIN                       30,000
JULIUS GOLDEN                                   10,000
WILLIAM M GOLDSTEIN                             20,000
PETER GRAHM                                     58,334
ROBERT GRAY                                     30,000
DIAN GRIESEL(2)                                 46,667              0        *

BRUCE H HALE                                    11,667
BILL HALSTENRUD                                 15,000
IRA FBO ROBERT A HAMILTON                       16,667
DEVIN HANSEN                                    15,000
NANCY HANSEN                                    10,000
NANCY HANSEN                                    13,334
NANCY HANSEN                                   187,334
CONG. SHARIT HAPLETA                           175,000
WILLIAM F HARRITY JR                            63,334
GEORGE HARRUM(11)                               13,334        81,000         *
ROBERT P HAUPTFUHRER
          FAMILY PARTNERSHIP                    20,000
JACK M HEALD                                    11,667
ANDREW B HEBENSTREIT                            23,334
ANN HEBENSTREIT                                 10,000
ADELE H HEPBURN(1)                             333,334      4,292,454      2.2%
JANET J HEWES                                   15,000
AHP HOLDINGS, LP                                93,334
MICHELLE R HOLLENSHEAD                           4,167
DAVID W HUBBERT                                 10,000
GORDON F HUDSON                                 15,000
MARK J HUDSON                                   15,000
NICHOLAS HUDSON                                 11,667
CHRISTINE F HUGES                                5,834
HULL OVERSEAS, LTD                              85,000
STEVE ILLES                                    100,000       3,131,250      1.6%
STEVE & ELIZABETH ILLES                      1,000,000       3,131,250      1.6%
ROBERT B & MARY LOU JACOBY                       6,667
TILEEN JACKSON(11)                               1,000           5,277       *
PATRICIA E. RUGART CUST. FOR
         JACQUELINE RUGART                       5,000
WILLIAM ROBERT JOHNSTON                         50,000
DONALD R & JOAN F JONES SR                      16,667
MICHAEL KATCHER                                 15,000
THOMAS A KATCHUR                               100,000
KAUFMAN & ASSOCIATES                            90,000
ROBERT G. PADRICK, TRUSTEE
         FBO KELLIE NICOLE PADRICK              16,667
GEORGE H & JUNE Y KILMARX                       13,334
HARRIETTE D KLANN                                6,667
SHIRLEY K KNERR                                 15,000
PHILLIP S KROMBOLZ                              33,334
JOE LABRUM                                         167

KATE LABRUM                                        167
SARA LABRUM                                        167
AARON LEHMANN                                   13,334
SHELLEY & JAMES LEROUX                          20,000
WARREN D LEWIS                                  11,667
H MATHER & MARGARET W LIPPINCOTT ..              1,667
STEPHEN M LUCE(11)                               6,667         111,760       *
DOUGLAS M LURIO(5)                              50,000         433,213       *
CORNERSTONE PUBLIC
         RELATIONS GROUP INC                     3,750
JAMES P MACCAIN                                 23,334
AIMEE MARCHAND                                   2,500
MARIEL MARCHAND                                  2,500
ROBIN H MARCHAND                                11,667
KATHLEEN J MASON                               153,334
G DIEHL MATEER JR                               11,667
MICHAEL JOHN MCGONOUGH C/F
         MATTHEW MICHAEL MCDONOUGH                 134
CHARLES A MAYER                                 13,334
THOMAS E MCCARTY(6)                             33,334         380,000       *
ROBERT G MCGARRAH(7)                            50,000         408,000       *
PETER J MCGUIRE                                160,000
JAMES F MERRIMAN                                20,000
MICHAEL W MILES                                 20,000
BARBARA HOWARD MILLER                           18,334
HARLEY & BROOK MILLER                           13,334
GEORGE W MOFFITT JR                             45,000
KENNETH G MOLTA                                  6,667
ROBERT & ROSEMARY MONTGOMERY                    13,334
LOUIS J & KAREN M MUTH                          11,667
ELIZABETH L NELSON                              50,000
GREGG J NEWHUIS                                293,334
JEFFREY M NEWHUIS                               53,334
PAUL NORDIN                                      6,667
GEORGE O'CONNELL                               160,000
SUSAN ODELL                                     23,334
PATRICK O'MALLEY(11)                             8,500          35,000       *
ALEX ORLIK(11)                                  76,916          11,667       *
ERIC PAGH                                       15,000
MICHAEL A PARKER                                13,334
NEIL L PARKER                                   10,000
DELAWARE CHARTER GUARANTEE & TRUST
         FBO BARRY J PATRIZZI IRA .             13,334
DOUGLAS A PERRY                                  4,167
LARRY R PERRY                                    4,167
MATTIE A & WILLIAM R PERRY                       8,334
RICHARD D PERRY                                  4,167
HELEN PETLOWANY                                  3,334
ROY T PIRHALA                                    6,667
RANDY J POST                                     3,334
ROBERT H POTTS                                  11,667
BARBARA L PRESCOTT                               2,500
CHARLES W & MARIA O PROCTOR III                  1,667
JEANNE S QUIST                                  13,334
PAUL RAFFERTY                                   33,334
PAUL J & D JOAN RAFFERTY                        30,000

ROSAMOND P RANKIN & BYRD M HOWIE ..              3,334
WILLIAM RECKTENWALD                             40,000
HARRY RENNER IV                                 67,500
JOHN B RETTEW III                               16,667
GEORGE B RICHARDSON                             41,667
MARGIE RIFENBARK(11)                             2,000          3,600        *
PATRICIA E. RUGART C/F
         ROBERT TURNER RUGART                    5,000
GARDINER ROGERS                                 10,000
ROBERT ROGGIO                                    6,667
JOHN E HAMILTON ROTH IRA WITH
         WACHOVIA SECURITIES                    16,667
PETER S RUBEN                                   30,000
KARL F RUGART                                   15,000
JOHN S RUPP                                     12,500
CHARLES SCHWAB & CO FBO PETER
         A SANDS IRA ACCT 7780-9057             13,334
WILLIAM F SCHOENHUT JR                          13,334
RICHARD SCHONWALD                              250,000       1,842,875       *
STEVE SCHEIDERMAN (11)                           1,150           3,550       *
MARY L SCRANTON                                 11,667
BEN SIDES                                        3,334
JOSEPH SINGER                                   13,334
LESLIE & ETHEL SINGER                           11,667
ROBERT G & ROCIO SINGER                         13,334
RICHARD O SMITH                                 10,000
STEVEN W & MARIE E SMITH                        15,000
STEVEN W SMITH SSB AS IRA CUSTODIAN             30,000
DANIEL E SPEALMAN                               46,667
BB SECURITIES CO FBO
         DANIEL E SPEALMAN IRA                  29,167
MICHAEL & ELLEN STEIR                           28,334
HOMER N & NATHALIE W STEWART                    10,000
PRISCILLA STITT                                  2,000
EDWARD B STOKES                                 10,000
MARCUS B & EMIKO M STRINGFELLOW                 40,000
VIVIAN K STROUD(11)                              6,667         189,127       *
CAROLYN S & CLARK D STULL JR JTWROS             15,834
MARY TOBIN(11)                                   1,667         103,550       *
MICHAEL TODD(11)                                 1,667           8,600
JEAN TURNER(11)                                  3,334          66,000       *
WILLIAM L VAN ALEN JR(8)                        13,334         432,669       *
VIRTUAL CONCEPTS CORP(9)                       120,000         300,000       *
LOIS M WAGNER                                    7,500
ROBERT E WAGNER                                 27,857
C ANTHONY WAINWRIGHT                            15,000
JOHN WECKERLING                                 26,667
HENRY W WESSELLS III                             1,667
DELTA WESTERN COMPANY                          150,000
ARTHUR L WHEELER                                33,334
ARTHUR A WIENER                                  2,017
J EDWARD WILLARD                                26,667
WILLIAM W SELLERS TR UA 11/20/00
         WILLIAM W SELLERS REV
         TRUST(10)                              26,667         772,409     1.25%
MARGARET S WILLIAMS                             34,334
ROBERT H WILLIAMS DDS ASSOC
          PROFIT SHARING PLAN                   50,000
DONALD J ZELENKA                                90,000
RUTH ZWEIGBAUM                                   7,084
                                             ---------
           TOTAL                             7,395,440
                                             =========
---------~

* Less than one percent (1%).
(1)  Mrs. Hepburn is the Director of Public Relations of USA.
(2) Dian Griesel is an officer with an investment relations firm doing work for USA
(3)  I.W. Miller Group was our public relations firm.
(4)  Mr. Jensen is the Chairman and CEO of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)  Mr. McCarty is a consultant to USA.
(7)  Mr. McGarrah is a consultant to USA.
(8)  Mr. Van Allen is a Director of USA.
(9)  Acts as a consultant to USA.
(10) Mr. Sellers is a Director of USA.
(11) Employee of USA.

                        2001 - C RESTRICTED COMMON STOCK

                                    Common Stock      Beneficial Ownership~
Selling Shareholder                 Offered Hereby    After Offering
-------------------                 --------------    --------------------
                                                        Number       Percent
                                                        ------       -------

ALEX CONSULTING (14)                      350,000       2,671,000      1.3%
JACKSON L ANDERSON                        12,000
CHARLES W APPLE                           20,000
KIRSTEN BAZURO (10)                        10,000        180,775         *
REBA A BEESON                              10,000
MARION DOUGLAS BELIN
         & TEDDIE EARLINE BELIN            40,000
GUNTER J BEYER (16)                        10,000        128,167         *
KATHLYNE K BIRDSALL                        5,000
RICHARD & MARY BIRTZ                      12,000
DAVID J BORGESE(15)                        1,000            0            *
EDWIN R BOYNTON (1)                       50,000         389,762         *
NEAL BOZENTKA                             40,000
WILLIAM P BURKS MD                         5,000
PAUL J BRODERICK (10)                      1,000            0            *
AUGUST B CASTLE JR                        62,716
ROBERT J CLARKE                           20,000
JOHANNA CRAVEN                             6,000
HELENA CRECRAFT                           10,000
CLIFTON B CURRIN                           6,000
BENJAMIN H DEACON                         10,000
DAVID DE MEDIO (10)                       30,000         234,349         *
DONALD M & DIANNE M DENLINGER             12,000
LOUIS E & ROSE M DI RENZO                 10,000
JAMES W EFFRON                            14,000
SOLOMON ELLNER                            30,000
ANTHONY J FANELLI                          4,000
FIELDMAN, HAY & ULLMAN (11)               50,000       1,677,700         *
FIN MAP CORPORATION                       50,000

JOHN S FOSTER MD                          60,000
ROBERT R FREY                              9,900
GRANT GALLOWAY                            20,000
ELLEN GIMBEL                               6,000
RICHARD GONDA                            279,000
HAROLD N GRAY                              4,000
JAMES P & JOYCE M GREAVES                 20,000
ROBERT HAMILTON(10)                        1,000           107,976          *
KENNETH R HARRIS                           4,800
GEORGE HARRUM (10)                         1,000            93,333          *
ANDREW B HEBENSTREIT                      60,000
CYNTHIA LOCKHART HEBERTON                  2,000
MAUREEN E HENDRON                          8,334
ADELE H HEPBURN (2)                      102,000         4,513,788          2.3%
AUSTIN HEPBURN (2)                        10,000         4,513,788          2.3%
STEPHEN P HERBERT (3)                    300,000         1,312,054          *
ELWOOD E HERBERT                          10,000
BJ HOLMES                                  5,000
ROBERT B & MARY LOU JACOBY                12,000
TILEEN JACKSON (10)                        1,000              5,277         *
JOAN S. JAY                               20,000
GEORGE R JENSEN JR (4)                   320,000          1,583,866         *
THOMAS A KATCHUR                          20,000
KAUFMANN & ASSOCIATES                     20,000
HARRIETTE D KLANN                         10,000
HAVEN BROCK KOLLS (5)                    200,000            729,184         *
BRIAN KRUG (10)                            1,000              0             *
LOIS A LANDIS                              4,000
MICHAEL LAWLOR (6)                       130,000            360,384         *
CECIL LEDESMA (10)                        40,000            110,500         *
SHELLEY & JAMES LEROUX III                12,000
STEPHEN LUCE (10)                         10,000            108,427         *
LELAND P MAXWELL (7)                     130,000            250,384         *
LILY L MCCARTNEY                           8,000
THOMAS E MCCARTY (8)                      50,000            363,333         *
ROBERT G MCGARRAH                        100,000
HARLEY & BROOK MILLER                      5,000
MULL & PAIGE ASSOCIATES LLC              100,000
ELIZABETH L NELSON                        20,000
SUSAN ODELL                               40,000
PATRICK O'MALLEY (10)                      1,000
ALEX ORLICK       (10)                   150,000            73,583          *
ROBERT G PADRICK                          20,000

ROBERT G. PADRICK TRUSTEE FOR
         ROBERT G. PADRICK
         P/S/P AND TRUST                20,000
ERIC PAGH                               20,000
RICHARD G & LAURA J PARKER               8,000
BARRY PATRIZZI (10)                     10,000         26,834             *
ROY T PIRHALA                            6,634
ROGER RADPOUR                              500
MARGIE RIFENBARK  (10)                   1,000          4,600             *
JOHN S RUPP                              2,000
STEPHEN SCHEIDERMAN (10)                 6,000            0               *
RICHARD S SCHONWALD                     60,000
AMY SEYMOUR       (10)                   1,000         90,550             *
SHAMROCK HOLDING                       100,000
THOMAS SHANNON (10)                     30,000         50,440             *
RAYMOND K SHOTWELL                       2,000
GEORGE H SORRELL                         2,000
DANIEL E SPEALMAN                       18,000
ROBERT SPEARS                          100,000
HOMER N & NATHALIE W STEWART             6,000
PRISCILLA STITT                          2,000
STRATEGIC INVESTMENT MANAGEMENT SA     400,000
VIVIAN STROUD (10)                       1,000        194,794             *
CLARK D & CAROLYN S STULL JR JTWROS      4,800
TECHNOLOGY PARTNERS (HOLDINGS)LLC      120,000
ALFRED HUNTER & SUSAN MARY THOMPSON      3,000
ANDREW ANDERSON & MARY LYNN THOMPSON     2,000
DANIEL G THOMPSON                        4,000
ROSALIE H THOMPSON                      20,000
SAMUEL REEVES THOMPSON                   4,000
TREETOP INVESTMENTS                    100,000
MARY TOBIN        (10)                  10,000          95,217           *
MICHAEL TODD (10)                        2,500           7,767           *
JAMES L VAN ALEN                         6,000             0             *
VIRTUAL CONCEPTS  (13)                 135,000         240,000           *
WILLIAM W SELLERS
         TR UA 11/20/00 WILLIAM
         W SELLERS REV TRUST (9)       100,000       1,056,356           *
MARGARET S WILLIAMS                     18,000
ROBERT H WILLIAMS DDS
         ASSOC PROFIT SHARING PLAN      24,000
DEBORAH WITTE                          110,000
FRANCIS WOLFE, JR                        1,000
MIKE WUSINICH                           20,000
RUTH ZWEIGBAUM                           6,000
                                      ---------
          TOTAL                       4,069,184
                                      =========
--------------
* Less than one percent (1%).
(1) Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3) Mr. Herbert is a Director, President and Chief Operating Officer of USA.
(4) Mr. Jensen is Chairman of the Board and Chief Executive Officer of USA.
(5) Mr. Kolls is Senior Vice President of Research and Development of USA.
(6) Mr. Lawlor is the Vice President of Marketing and Sales of USA.
(7) Mr. Maxwell is the Treasurer and Chief Financial Officer of USA.
(8) Mr. McCarty is an employee of USA.
(9) Mr. Sellers is a Director of USA.
(10) Employee of USA.
(11) Technology Partners is the investment banker of USA.

(11) Fieldman, Hay & Ullman represented USA in connection with pending litigation.
(12) Mr. Van Alen is a Director of USA.
(13) Virtual Concepts is a consultant to USA.
(14) Alex Consulting is a consultant to USA.
(15) Former employee of USA.
(16) Consultant to USA.

                         2001-D RESTRICTED COMMON STOCK
                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder        Common Stock Offered Hereby(1) Number        Percent
-------------------        ---------------------------    ------        -------

AHP HOLDINGS                                 58,334
Alvanos, Michelle & Costa                     7,500
Anderson, Jackson L                           7,500
Anderson, Wayne a                            20,834
Apple, Charles W                             56,250
Bazuro, Kirsten and Robert(8)                 6,250       184,525          *
Barclay, Charles & Nancy                     25,000
Birdsall, Kathlyne K                          3,125
Bjorklund, Alexandra O                       37,500
Blackburn, David C                           62,500
Bolitsky, Joseph J                           66,667
Boyar, Lea                                   12,500
Boynton, Edwin R(2)                          31,250        408,512         *
Breslin, Billie                              25,000
Brittain Family Trust                        16,668
Burks, William P                             15,625
Calvarese, Vincent J                          6,250
Carl, Jerrold & Susan Cohen                  62,500
Carlson, Julie                              165,000
Castle Jr, August B                          39,198
Charrington III, Arthur M.R.                 25,000
Charrington, Ardis B                         25,000
Chiordi, Michael J                           25,000
Ciesielski, Judy a                           25,000
Clark Jr, Gerald E                           17,500
Clarke, Robert J                             22,500
Clausen, Gordon & Marylou                     6,250
Cohen, Marc A                                43,750
Cong Sharit Hapleta                         125,000
Cornerstone Public Relations Group            2,344
Craven, Johanna                               8,959

Cross, Jim & Helen Columbo                    8,334
Crothers, William R                           3,125
Crow, Lorraine                                2,500
Currin, Clifton B                            24,584
Curtis, William & Linda                      50,000
D'Angelo, David S                            27,084
Deacon, Benjamin                              6,250
Delta Western Company                        93,750
Demaris, Sheri-lynn                          87,500
DeMedio, David (8)                           18,750           245,599         *
Denlinger, Donald & Dianne                   30,000
Diligent Finance Co Ltd(6)                   800,000        1,578,000         *
Direnzo, Louis & Rose                         6,250
Dolan, Leo J                                 20,000
Dress, Robert & Melanie                      18,334
Effron, Howard                               25,000
Effron, James                                 8,750
Elliott, Bently                              25,000
Evanko, Dr. Mark A                            2,500
Fanelli, Anthony                             42,500
Foster, John S                               70,834
Frey, Robert R                                9,390
Fulmer, Samantha Harris                       2,500
Fusaro, Anthony A                            50,000
Galvin, Dorothy                               2,500
Geddis, Margaret R                            4,168
Gibson, Ronald & Bonnie                      16,668
Giddens, Robert G                            50,000
Gillespie, Gale S                            12,500
Glickstein, Harriet & Cary                   37,500
Glockner, Frederick & Joan                    2,500
Golden, Julius                               12,500
Goldstein, William M                         25,000
Greaves, James & Joyce                       12,500
Groff, Larry K & Sheryl L                     7,500
Hamilton, IRA FBO Robert A. (8)              10,500           93,226          *
Hamilton, Robert A. (8)                       5,250           93,226          *
Hansen, Nancy Huston                        155,000
Harris Jr, Burt I                           400,000
Harris, Burt I                              400,000
Harris, Kenneth R                             3,000
Harrity Jr, William F                        79,168
Hauptfuhrer Family Partner                   25,000
Heald, Jack M                                14,584
Hebenstreit, Andrew B                        91,668
Hebenstreit, Ann                             37,500
Hebenstreit, Lisa                            20,000
Hebenstreit, Sam                             17,500

Hebenstreit, Timothy B                       27,500
Hebenstreit, Todd                            20,000
Hendron, Maureen E                           20,833
Hepburn, Adele H(3)                         272,084       4,349,456     2.2%
Hepburn, Austin B(3)                          4,248       4,349,456     2.2%
Hollenshead, Michelle                         5,209
Holt, Alton                                 130,000
Hrubala Assoc, a Partnership                 10,417
Hubbert, David W                              6,250
Hudson, Gordon F                             12,500
Hudson, Mark J                               20,000
Hudson, Nicholas                              9,000
Hughes, Christine F                           7,293
Illes, Steve                                500,000
Illes, Steve                                187,500
J.M. Hull Associates Lp                      53,125
Jackson, Nata M                             100,000
Jacoby, Robert &  Mary Lou                   31,668
Johnston, William Robert                     50,000
Jones, Charles T                             12,500
Jones, Donald & Joan                         10,419
Katchur, Michael                             18,750
Katchur, Thomas A                           137,500
Katchur, Thomas John                         27,000
Kilmarx, George & June                       16,668
Klann Trust, Harriette D                      8,334
Klann, Harriette D                           12,500
Knerr, Shirley K                             22,500
Kobus, Gregory & Alice                       25,000
Landis, Lois                                  2,500
Lewis, Warren D                              14,584
Lippincott Jr, H Mather & Margaret           25,000
Lockhart-heberton, Cynthia                    1,250
Lopez, Anthony & Barbara                     25,000
Luce, Stephen M (8)                           8,334          110,093         *
Maccain, James P                             29,168
Madan, Lewis F                                5,000
Marchand, Aimee                               3,125
Marchand, Mariel                              3,125
Marchand, Robin                              14,584
Martin, C Leonard                            50,000
Mason, Kathleen J                           191,668
Mayer, Charles                               10,000
McCartney, Lily                               5,000
McGonigle, John & Rosemary                    2,500
McGonigle, Mary C                             2,500
McGuire, Peter J                            200,000
Merriman, James F                            25,000
Migliaccio, Al for Ashlee                    12,500
Miller, Eileen & Lawrence                    10,000

Miller, Harley & Brook                       11,459
Millikin, George & Caroline                  75,000
Moffitt Jr, George W                         28,125
Montgomery, Ernest E                         25,000
Montgomery, Robert & Rosemary                16,668
Moyer, F Stanton                             62,500
Murray, Barbara J                            25,000
Nelson, Elizabeth L                          43,750
Newhuis, Gregg J                             37,500
Newhuis, Jeffrey M                           17,500
Nolan, Patrick                               50,000
Nordin, Paul                                  8,334
O'Connell, George                           100,000
Odell, Susan                                 54,168
Orlik, Alex (8)                              20,313        68,270        *
Pagh, Eric                                   31,250
Parker, Michael A                             8,334
Parker, Neil L                                6,250
Parker, Richard & Laura                      20,000
Perry, Douglas                                5,209
Perry, Larry R                                5,209
Perry, Mattie & William                      25,000
Perry, Richard                                5,209
Pirhala, Roy T                               16,626
Potts, Robert H                              25,000
Prescott, Barbara L                           3,125
Proctor, Charles & Maria                      1,042
Rafferty, Paul & Joan                        79,168
Recktenwald, William                         50,000
Reisner, William & Frances                   30,000
Renner IV, Harry                             84,375
Rettew III, John B                           20,834
Richardson, George & Sharon                  26,042
Rogers, Gardiner                              7,500
Roper, Lisa & Lee                            37,500
Roper, Marie G                               37,500
Rugart, Karl F                               18,750
Rupp, John S                                 16,875
Scammahorn, Keith & Lynne                    25,000
Schoenhut Jr, William F                      16,668
Scholl Profit Sharing Plan, Db               25,000
Scholl, Margaret J                           25,000
Schonwald, Richard S                        156,250
Scranton, Mary L                             14,584
Sellers Trust, William W (7)                 79,167        1,077,189         *
Shotwell, Raymond K                           1,250
Shupe, Johnnye F                              2,500
Singh, Krishna K                             75,000
Smith, Richard                              300,000
Spealman Ira, Daniel                         43,229
Spealman, Daniel E                           97,499

Steir, Michael & Ellen                       18,750
Stewart, Homer & Nathalie                    16,250
Stitt, Priscilla A                            3,750
Stokes, Edward B                             25,000
Stringfellow, Marcus & Emiko                 25,000
Stull, Clark D                                1,750
Szychoski, George E                             250
Szychoski, Michael W                            625
Szymborski, Constantine T                    25,000
Technology Partners(5)                       62,500
Technology Partners(5)                      900,245
Thompson, Alfred & Susan                      1,875
Thompson, Andrew & Marylynn                   1,250
Torres, Guillermo M                          25,000
Unanue, Curtis & Maria                       75,000
Van Alen Jr, William L(4)                      8,335        437,667       *
Wagner, Robert E                             34,821
Weaver, David                                 5,500
Weaver, Kevin & Alicia                       75,000
Weaver, Michael L                             2,500
Weaver, Wesley R                             12,500
Wessells III, Henry W                         2,084
Wheeler, Arthur L                         1,152,500
Willard, J Edward                           120,834
Williams Dds Profit Sharing                 147,500
Williams, Margaret S                         89,500
Yoshimoto, Craig                             25,000
Yutzy, John a & Lucinda K                    20,000
Zelenka, Donald J                            56,250
Zweigbaum, Ruth                              12,605

                    Total               11,631,253
-----------
 * Less than one percent (1%)

(1) The amount listed for each selling shareholder reflects the shares into which the selling shareholder's senior note due December 31, 2004 are convertible.
(2) Mr. Boynton is a Director of USA.
(3) Ms. Hepburn is Director of Public Relations for USA.Mr. Hepburn is the spouse of Adele Hepburn.
(4) Mr. Van Alen is a Director of USA.
(5) Technology Partners is the investment banker for USA.
(6) Consultant to USA.
(7) Director of USA.
(8) Current employee of USA.

                     2001-D September Interest Common Stock
                -------------------------------------------------
                                                                                Beneficial Ownership~
                                                                                    After Offering
                                                                                  ------------------
                                                                Common Stock
Selling Shareholder                                            Offered Hereby      Number   Percent
--------------------------------------------                   -----------------   ------- --------

KATHLYNE K                        BIRDSALL                             676
JOSEPH J                          BOLITSKY                           14400
EDWIN R                           BOYNTON (1)                         8354         431,408       *
  BRITTAIN FAMILY TRUST                                               4456
VINCENT J                         CALVARESE                           1350
GARY                              CELLA                               2720
MICHAEL J                         CHIORDI                             7184
GERALD E                          CLARK JR                            3780
MARC A                            COHEN                               9450
  Cornerstone Public Relations Group,
  M Darlene Herbert Felt                                               322
JOHANNA                           CRAVEN                              2426
JIM                               CROSS                               2134
WILLIAM R                         CROTHERS                             780
LORRAINE                          CROW                                 382
BENJAMIN                          DEACON                               956
  DELTA WESTERN COMPANY                                              25876
DAVID                             DEMEDIO(3)                          2250
  DILIGENT FINANCE CO LTD(6)                                        139094          262,099       *
ROBERT F                          DRESS                               4288
HOWARD                            EFFRON                              4814
BENTLEY                           ELLIOTT                             3826
ANTHONY J                         FANELLI                             4080
JOHN S                            FOSTER                             18198
HELEN K                           FOX                                 2654
SAMANTHA HARRIS                   FULMER                               374
DOROTHY                           GALVIN                               652
FREDERICK F                       GLOCKNER                             582
IRA FBO ROBERT A                  HAMILTON(3)                         1932          105,910       *
ROBERT A                          HAMILTON(3)                         1134          105,910       *
ANDREW B                          HEBENSTREIT                        11000
ADELE H                           HEPBURN(2)                         15357        4,610,431     2.4%
MICHELLE                          HOLLENSHEAD                         1126
GORDON F                          HUDSON                              2750
CHARLES T                         JONES                               3342
MICHAEL                           KATCHUR                             4050
SHIRLEY K                         KNERR                               4860
GREGORY S                         KOBUS                               6900
WARREN D                          LEWIS                               3150
H MATHER                          LIPPINCOTT JR                       3000
ANTHONY F                         LOPEZ                               6684
JAMES P                           MACCAIN                             3500
LEWIS F                           MADAN                               1154
KATHLEEN J                        MASON                              52900
CHARLES                           MAYER                               2700
JOHN P                            MCGONIGLE                            664
MARY C                            MCGONIGLE                            664
JAMES F                           MERRIMAN                            5400
EILEEN                            MILLER                              2674
HARLEY                            MILLER                              3042
GEORGE W                          MOFFITT JR                          7764
ROBERT H                          MONTGOMERY                          4600
ELIZABETH L                       NELSON                              9450
                                       77

ROBERT F                          NEMETH                              1520
JEFFREY M                         NEWHUIS                             4806
PATRICK                           NOLAN                              10800
PAUL                              NORDIN                              2300
MICHAEL A                         PARKER                              1800
NEIL L                            PARKER                              1350
ROBERT H                          POTTS                               3000
CHARLES W                         PROCTOR III                          136
JOHN B                            RETTEW III                          5750
GARDINER                          ROGERS                              2070
KARL F                            RUGART                              5176
WILLIAM F                         SCHOENHUT JR                        4600
STEPHEN                           SCHWARTZ                            2466
MARY L                            SCRANTON                            4006
William W
   Sellers tr ua 11/20/00 William W Sellers Rev Trust(4)             17366    1,138,990       *
RAYMOND K                         SHOTWELL                             334
RICHARD                           SMITH                              52640
MICHAEL                           STEIR                               4050
CLARK D                           STULL                                210
GEORGE E                          SZYCHOSKI                             70
MICHAEL W                         SZYCHOSKI                            174
CONSTANTINE TEOFIL                SZYMBORSKI                          6900
TECHNOLOGY PARTNERS                                                 169582
ALFRED HUNTER                     THOMPSON                             518
ANDREW                            THOMPSON                             334
C ANTHONY                         WAINWRIGHT                          4000
DAVID L                           WEAVER                             16164
MARLENE                           WEAVER                             16800
MICHAEL L                         WEAVER                               676
WESLEY R                          WEAVER                              3334
BERNARD                           WIENER                              2566
CRAIG                             YOSHIMOTO                           5400
RUTH                              ZWEIGBAUM                           3412
                                                                   ----------
         TOTAL                                                     780,166 (5)

________________

* Less than one percent

(1) Mr. Boynton is a Director of USA
(2) Mrs. Hepburn is  Director of Public Relations of USA.
(3) Current employee of USA.
(4) Director of USA
(5) Includes 390,083 shares and 390,083 shares underlying warrants.
(6) Current consultant to USA

                         2002-A RESTRICTED COMMON STOCK
                                                       Beneficial  Ownership
                                                          After  Offering
                                                        ---------------------
Selling  Shareholder     Common  Stock  Offered  Hereby  Number     Percent
-------------------     ---------------------------      ------     ----------

Aanestad, Donald T.                    140,000
Alex Consulting(8)                     350,000         2,671,000        1.3%
Alimachandani, Vijay                   210,000
Alvarez, Delia P.                       35,000
Anderson, Wayne A.                      35,000
Apple, Charles W                        70,000
Apple, Susan Schram                     70,000
Bachich, John                          350,000
Bellavia, Charles F.                    70,000
Beyer, Gunter(9)                        70,000           68,167         *
Blackburn, David C.                    105,000
Blackburn, Donald F.                   210,000
Bolitsky, Joseph                        70,000
Bransville Investment Ltd.             140,000
Bray, David G.                          14,000
Brill Securities                       210,000
Brittain, Douglas & Carolyn            140,000
Brodine, Gordon L.                     140,000
Budinetz, Michael J.                    99,750
Burks, William P.                       70,000
Carlson, Julie                          70,000
Cape MacKinnon, Inc.                   350,000
Castle Jr, August B.                    70,000
Clarke, Robert J.                      910,000
Coffey, Roger D.                        70,000
Cong Shearith Hapleta                  385,000
Craven, Johanna                          8,750
Crow, Dudley R.                         70,000
Currin, Clifton B.                     140,000
Curtis, William K.                      99,750
D'Angelo, David                        210,000
DeMaris, Sheri Lynn                    126,000
Diligent Finance Co. Ltd.(10)          700,000         1,678,000        *
Din, Anees T                           189,000
Elliot, Ben                            210,000
Ellner, Solomon                        350,000
Ellshay, LLC                           140,000
Fanelli, Anthony J.                     70,000
Firestone, Jeffrey                     280,000
Forigo, Daniele                        250,005
Fox, Helen K.                           70,000
Fusaro, Anthony A.                      70,000
Geddis, Margaret R                      17,500
GFG Consulting                         420,000
Giddens, Robert G.                     311,967
Given, Charlotte (11)                  140,000           172,000        *
Deacon Jr. Benjamin H                   35,000
Finn Staff                             140,000

Herbert, Julie(7)                      350,000       1,288,720      *
Jones, Robert                          210,000
Glickstein, Harriet                     70,000
Glicksman, Rachel                      336,000
Goldstein, William M.                   70,000
Gregory, Alan V.                        70,000
Hainey, Bob                            350,000
Haldeman, Edward                       140,000
Haldeman, Pauline E.                   140,000
Hall, Robert & Virginia                 35,000
Harrity Jr, William                     70,000
Harris, Ken                             26,857
Hauptfuhrer Family Partnership         175,000
Hauptfuhrer, Barbara D.                 70,000
Heald, Cynthia & Jack                   70,000
Hebenstreit, Andrew                    350,000
Hendron, Maureen                        70,000
Hepburn, Adele (1)                     700,000       3,855,788     1.9%
Hepburn, Austin B.(1)                   70,000       3,855,788     1.9%
Herbert, Stephen B.(7)                 350,000       912,054         *
Hewson, Thomas A.                      140,000
Hrubala Associates, a Partnership       70,000
Hudson, Gordon F.                       35,000
Hudson, Mark J.                         17,500
Hudson, Nicholas C.                     17,500
Hughes, Christine F.                    35,000
Ignite Capital                         350,000
Illes, Steve                           175,000
Internet PR Group                       70,000
Jalmarson, Graig H.                     42,000
Jenkins, Wendy                         140,000
Jensen, Burton(2)                       74,328      1,088,544   *
Jensen, David(2)                        74,328      1,088,544   *
Jensen, George(2)                      420,000      1,088,544   *
Jensen, Julie(2)                       280,000      1,088,544   *
Jones Sr, Donald & Joan                  9,332
Katchur, Thomas A.                     490,000
Katchur, Thomas John                    70,000
Keffer, John & Raelene                  70,000
Knode, Raplh H.                        140,000
Konsmo, Oystein                         87,500
Law, Jeannine P.                        70,000
Leboutillier, Sherril F                 70,000
Lee, Steven                             17,500
Lehmann, Aaron                         189,000
Leroux, Shelley                         70,000
Lewis, Warren D.                        70,000
Lexington Venutres                     420,000
Lippincott Jr., H. Mather               35,000
Lizzul, Paul & Dawn-Marie               70,000
Lockhart, Loretta                       40,005
Lozowski, Robert                        14,000
Luppino,  Frances                       70,000
Lurio, Douglas(3)                      105,000         378,213    *
Maloney, Virginia Marshall               7,000
Mason, Kathleen                        140,000
Max Communications                     420,000
McCabe, Barry N.                        70,000
McCormick, John F.                     175,000
Knerr, Shirley K                        70,000

Potts, Robert H                         70,000
Mcgarrah, Robert G(12)                 210,000        248,000      *
McGuire, Peter J.                      140,000
Merriman, James                        210,000
Miller, Harley & Brook                  24,500
Moffitt Jr, George W.                   70,000
Montgomery, Robert & Rosemary           70,000
Mosier, James                          140,000
Nash, Gary                              14,000
Neff, Ronnie                            70,000
Neil, James                            140,000
Nelson, Elizabeth L.                   140,000
Nemeth, Robert F.                      140,000
Newhuis, Gregg J.                    1,295,000
Newhuis, Jeffrey                        44,345
Nolan, Patrick                          24,325
Oakland, Gary                          105,000
OConnell, George                       280,000
ONeill, Brian J.                       105,000
Padrick, Robert                        280,000
Panorama Partners                       21,000
Parker, Neil L.                         17,500
Parker, Richard & Laura                175,000
Pellegrino, Joseph                   1,400,000
Penjuke, William & Carol                70,000
Pett, Robert A.                        700,000
Pirhala, Roy T.                        146,003
Ransome III, Ernest L.                  70,000
Recktenwald, William                   140,000
Reichl, Thomas C.                       21,000
Reisner, Greg A.                        70,000
Reisner, William & Frances              70,000
Renner IV, Harry                        70,000
Rettew III, John B.                     35,000
Richardson, George B.                   72,917
Roberts, Noma Ann                       35,000
Roper, Lee & Lisa                       70,000
Rosenthal, Jerry                       140,000
Ruben, Peter B.                        700,000
Rugart, Karl F.                         35,000
Rupp, John S.                           70,000
Schoenhut III, William F.               70,000
Schoenhut Jr., William F.              210,000
Schonwald, Richard S.                  490,000
Schwartz, Stephen                      175,000
Scifers, Vicki S.                       70,000
Sellers, William W. (4)                280,000    1,156,356    *
Shotwell, Raymond K.                    35,000
Shute, Harry D.                         35,000
Singer, Joseph                           7,000
Padrick, Trustee, Robert G.
   Padrick P/S/P and Trust, Robert G   140,000
Padrick, Trustee FBO Kellie Nicle
   Padrick, Robert G                    70,000

Smitley, Kathy                          35,000
Snyder, Melvin G.                       70,000
Stanglein, Terry W.                    252,000
Steir, Michael & Ellen                  35,000
Stern, Shai L.(13)                     175,000        41,250     *
Stevens, Gertrude                      175,000
Stewart, Homer & Nathalie               15,400
Svedas, William                          7,000
Tauber, Barbara Ann                      7,000
Technology Partners(5)                 350,000     1,878,157     *
Tequesta Capital Corp.                  99,995
Thompson, Alfred & Susan                14,000
Thoroughgood, William E                 17,500
Torres, Guillermo                       70,000
Trinity Associates                      70,000
Turesky, Stephen S.                     35,000
Turner, James                          280,000
Van Alen Jr, William L.(6)              140,000      306,002     *
Vodantis, John S. & Hope J.             35,000
Wagner, Robert E.                       70,000
Weaver, David E.                        21,000
Weaver, Dwane M.                        70,000
Weaver, Marlene                        700,000
Weaver, Wesley R.                       70,000
Wiener, Arthur                          37,403
Wiener, Arthur & Ruth                   80,850
Wiener, Bernard                         35,000
Wilson, Kenneth B.                      35,000
Winkle, Paul J. (8)                    120,001        25,715     *
Wolfe, Claudine W.                      21,000
Wright, C. Edwin & Janet Lyn            35,000
Wright, John D.                         35,000
Zelenka, Donald J.                     140,000
Zirbes, Joseph                          35,000
Zweigbaum, Ruth                         17,500
                                  ______________

Total                               29,988,062

________
 *  Less  than  one  percent  (1%)
(1) Mr. Hepburn is the spouse of Adele Hepburn, Director of Public Relations of USA.
(2) George R. Jensen, Jr., is the Chairman of the Board and Cheif Executive Officer of USA.
(3) Mr. Lurio is a Director of USA and President of Lurio & Associates, P.C., general counsel to USA.
(4)  Mr.  Sellers  is  a  Director  of  USA.
(5)  Technology  Partners  is  the  investment  banker  of  USA.
(6)  Mr.  Van  Alen  is  a  Director  of  USA.
(7)  Mr.  Herbert  is  Director,  President  and Chief Operating Officer of
     USA. Julie Herbert is his spouse.
(8)  Mr.  Winkle  is  president of Alex Consulting, a consultant to USA.
(9)  Mr. Beyer is our consultant.
(10) Diligent Finance is our consultant.
(11) Charlotte Givens is our consultant.
(12) Robert McGarrah is our consultant.
(13) Mr. Stern is our consultant.

                     2002-A September Interest Common Stock
                  -------------------------------------------

                                                                            Beneficial  Ownership
                                                                              After  Offering
                                                      Common Stock         -----------------------
Selling  Shareholder                                 Offered  Hereby        Number      Percent
-------------------------------------------------- --------------------    --------     ----------
DONALD T                             AANESTAD          1800
VIJAY                                ALIMACHANDANI     2300
CHARLES F                            BELLAVIA           900
GUNTER J                             BEYER(5)          1600                 136,567        *
DAVID C                              BLACKBURN         1300
DAVID G                              BRAY               708
DOUGLAS & CAROLYN                    BRITTAIN          3866
GORDON L                             BRODINE           2050
MICHAEL J                            BUDINETZ          3000
JULIE                                CARLSON           2367
ROBERT J                             CLARKE           17393
ROGER D                              COFFEY             866
JOHANNA                              CRAVEN             200
DUDLEY R                             CROW               167
ELLSHAY LLC                                            3000
ANTHONY J                            FANELLI            800
HELEN K                              FOX               2363
ROBERT G                             GIDDENS          11700
GORDON F                             HUDSON             650
LEXINGTON VENTURES INC                                 7600
ROBERT                               LOZOWSKI           173
DOUGLAS                              LURIO(2)          4500                 478,713         *
BARRY N                              MCCABE             433
JAMES F                              MERRIMAN          6468
HARLEY                               MILLER             368
JAMES H                              MOSIER             600
ELIZABETH L                          NELSON            2033
ROBERT F                             NEMETH            3134
GREGG J                              NEWHUIS          20800
PANORAMA PARTNERS LP                                    100
NEIL L                               PARKER             200
RICHARD                              PARKER            1583
JOSEPH                               PELLEGRINO       26667
JOHN S                               RUPP              1392
WILLIAM F                            SCHOENHUT JR      3367
STEPHEN                              SCHWARTZ          7834
VICKI S                              SCIFERS           3900
RAYMOND K                            SHOTWELL           467
KATHY                                SMITLEY            142
MELVIN G                             SNYDER             900
TERRY W                              STANGLEIN        10084
MICHAEL                              STEIR              217
  TEQUESTA CAPITAL CORP                                 467
ALFRED HUNTER                        THOMPSON           193
JAMES                                TURNER            4933
WILLIAM L                            VAN ALEN JR(3)    2067                 443,935        *
DWANE M                              WEAVER             867
MARLENE                              WEAVER           55468
ARTHUR A                             WEINER            1294
ARTHUR & RUTH                        WIENER            1881
KENNETH B                            WILSON             517
C EDWIN                              WRIGHT             217
JOHN D                               WRIGHT             350
RUTH                                 ZWEIGBAUM          200
                                                   -----------
         TOTAL                                      229,279(4)
___________
* Less than one percent
(1) Current employee of USA
(2) Mr. Lurio is a Director of USA and his law firm, Lurio & Associates,
P.C., is general counsel to USA.
(3) Mr. Van Alen is a Director of USA
(4) Represents 115,539 shares and 115,539 shares underlying warrants.
(5) Current consultant to USA.

                    COMMON STOCK UNDERLYING 2001 SENIOR NOTES
                                Common Stock Offered        Beneficial Ownership
Selling Shareholder                   Hereby                After Offering
--------------------            --------------------       --------------------
                                                            Number      Percent
                                                            -------     -------

EDWIN R. BOYNTON (1)                 20,000                 419,762           *
MARGARET L. BROADWELL (2)             4,000                   5,000           *
HULL OVERSEAS, LTD.                  80,000
EDWARD J. CARNEY                      4,000
JAMES M. CLENDENIN AND
          JENNIFER S. CLENDENIN      16,000
WILLIAM P. DUNHAM                     4,000
HAROLD B. ERDMAN                      2,000
AVERELL H. FISK                      20,000
LINDA GARDNER                         4,000
MARGARET R. GEDDIS                    1,000
SUSAN J. GERRITY                      2,000
MIKLOS GOTTLIEB                       4,000

YESHIVA SHEARITH HAPLETA              4,000
JOHN R. GREEN                         8,000
CHARLES S. GRETH AND
         RONNIE M. NEFF               2,000
ANN HEBENSTREIT REVOCABLE TRUST       4,000
MARC A. HEMBROUGH                     4,000
F/B/O ELWOOD HERBERT JR., IRA         2,000
JULIA B. HOLLOWAY                     4,000
JAY T. HUFFMAN                        2,000
MORRIS KAUFMAN                        4,000
ROBERT A. KILGORE                    20,000
KATHLEEN COUGHLIN KILGORE             4,000
GEORGE H. KILMARX AND
         JUNE Y. KILMARX             20,000
ANTHONY Y. K. KIM                    20,000
HARRIETTE D. KLANN                    4,000
SHIRLEY K. KNERR                      4,400
DAVID A. KRA                          4,000
LEON M. KRUGER                       16,000
LEROY M. LEWIS                        8,000
ISRAEL AND NESIA LICHTENSTEIN         4,000
ISRAEL AND RACHEL LICHTENSTEIN        2,000
THE WORDEN FAMILY
          LIMITED PARTNERSHIP         8,000
GORDON E. MONTGOMERY                  4,000
JOHN J. MORGENTHALER                  4,000
RONNIE M. NEFF                        2,000
ELIZABETH LARRABEE NELSON             6,000
BRIAN G. NELSON                       4,000
ROBERT G. PADRICK, TRUSTEE
          FBO ROBERT G. PADRICK
          PROFIT SHARING PLAN         4,000
GARY PAPA                             8,000
DANIEL P. QUINN                       4,000
ROGER RADPOUR                         4,000
PAUL J. RAFFERTY AND
          D. JOAN RAFFERTY           24,000
WILLIAM RECKTENWALD                   4,000
THOMAS V. SEDLACEK                    4,000
JOSEPH SINGER                         4,000
                                    -------
          Total                     318,000
                                    =======

-----------------
 * Less than one percent (1%).
(1) Mr. Boynton is a Director of USA.
(2) Ms. Broadwell is a former employee of USA.

                       1995 COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered    Beneficial Ownership
Selling Shareholder                    Hereby               After Offering
--------------------                --------------------    --------------------
                                                               Number    Percent
                                                               ------    -------
Vanda G. Adams                               1,500
George M. Ahrens                             3,000
Mr. and Mrs. James Allen, Jr.                3,000
Eleanor S. Allshouse                         3,000
Mr. and Mrs. Gordon L. Angell                6,000
Charles W.& Katherine K. Apple Trust         2,400
Robert S. Appleby                            6,000
Richard M. Appleby                           6,000
John P. Ayers                                2,400
Jody Marjorie Baker                          1,500
Judy Ballard, IRA                            1,500
Alan A. Ballard                              3,000
Judith C. Ballard                            3,750
Mr. and Mrs. Charles M. Barclay              6,000
Mr. and Mrs. Thomas B. Basile                3,000
Robert R. Batt, Jr.                            600
William Bauder                               3,150
Dr. C. Gottfried Baumann                     3,000
Peggy Longstreth Bayer                         900
Alexander R. Beard                             600
Robert E. Beck                                 300
Wanda K. Benbow, IRA                           900
William E. Benbow, IRA                       2,100
Kathlyne K. Birdsall                         3,000
Alexandra O. Bjorklund Trust                 3,000
Donald F. Blackburn                          3,000
Mr. & Mrs. Louis Bodo                        6,000
Frederick L. Bowden                            750
Edwin R. Boynton                             1,500               438,262(3)    *
Dr. James R. Boynton,
          M.D., P.C., Pension Trust          6,000
Paul J. Braun                                3,000
Dr. Kent D.W. Bream                          1,200
Carolyn C. Bream                             1,200
Gwen A. Brewster                             1,500
Mr. & Mrs. James H. Burdick                  6,000
Mr. & Mrs. David O. Burdick                  3,000
Mr. & Mrs. James H. Burdick, Jr.             3,000
Dr. James A. Burke                             300
Natasha A. Canavarro                         1,500
Herman Canavarro                             3,000
Christian B. Canavarro                       1,200
Mr. & Mrs. Peter R. Canavarro                1,500
Cindy Cannupp                                  300
Mr. & Mrs. Henry C. Carlson                    600
Charles Abbott Carter, III                  15,000
Edward E. Chandlee, Jr.                      1,050
Mr. & Mrs. Gordon S. Clausen                   750
Mr. & Mrs. Frederick Cooper                  1,800
Mr. & Mrs. Andrew Cooper                     1,500
Jason Cooper                                 1,500
Donald W. Cooper                             1,500
Mr. & Mrs. Mark A. Costanzo                    300
Marina Leigh Costanzo                          500
Sally S. Costanzo                              900

Susan B. Coughlin                            4,500
Richard G. Crecraft                          8,400
David Crockett                                 900
Clifton B. Currin                            3,900
John D'Avico                                   600
W. Corkran Darlington                        1,500
F. Eugene Dixon, Jr.                         3,000
James M. Dorsey                              1,500
Mr. & Mrs. Gary G. Dougherty                   600
William P. Dunham                              300
Jean W. Eason                                  600
Edmund H. Rogers, Jr., Trustee               6,000
D. Diane Fiers                               1,500
Mr. & Mrs. Harry S. Finerfrock               2,400
Ruth S. Flagg                                1,500
Mr. & Mrs. Richard Fradkin                   3,000
Robert Ross Frey                               600
Ronald V. Futerman                           3,000
Margaret R. Geddis                             750
Dr. George P. Glauner                        1,500
Harriet Glickstein                           4,500
Robert P. Gombar                               450
Mr. & Mrs. Wenpel C. Green                     300
Jacques C. Guequierre                        1,500
Joni Southard Guffey                           300
Ruth E. Hall                                   300
Dianna Hall                                    300
Thomas E. Hall                                 750
Nancy S. Hallett                             1,500
Zelda S. Hansell                               300
Susan J. Hansen                                900
Gisela K. Harmelin                             300
William F. Harrity, Jr.                      6,000
Col. & Mrs. Russell D. Hartz                 1,500
Robert P. Hauptfuhrer
          Family Partnership                 6,000
Jack M. Heald                                  600
Mr. & Mrs. Clifford J. Heath                 3,000
Emma K. Heed                                22,575
Austin B. Hepburn                            3,000           4,619,338(1)  2.4%
Adele H. Hepburn                             3,450           4,619,338(1)  2.4%
A.D. Hodges                                  3,000
Michael J. Hodges                            3,000
Julia B. Holloway                            3,000
David W. Hubbert                             1,500
Wilbur E. Hudson                             3,000
Christine F. Hughes                            750
Robert M. Ihrig                              1,500
Janney Montgomery Scott, Inc.
         Cust. FBO R.E. Wagner, IRA  1,500
John C. Jubin                                  600
Hugo Kappler, Jr.                            3,000
Mr. & Mrs. Harold F. Kauffman                1,500
William G. Kay, III                            300
Caroline W. Kay                                300
Sanford S. Kay                                 300
Mr. & Mrs. Ralph Kiper                       3,000

Harriette D. Klann                           3,000
Wayne H. Klapp                               1,500
Edward M.K. Klapp                            4,500
Carlyle Klise                                  900
Deborah A. Krull                             1,500
Frederick K. Langguth                        3,000
Mr. & Mrs. Gary E. Lasher                    3,000
John N. Lee                                  3,000
Mr. & Mrs. Michael S. Lehnkering             1,500
Lucia E. Lugton                                750
Mr. & Mrs. Albert Malischewski               3,000
Mr. & Mrs. William B. Malischewski           1,500
Alvan Markle                                 1,500
D. Edward McAllister                         3,000
James F. Merriman                            3,000
Alfred J. Migliaccio, C/F Ashlee
         C. Migliaccio, UGMA of Pa           3,000
Harley E. Miller                               750
Bernard Millis                               3,000
Mr. & Mrs. A. Harry Moffett                    600
Wanda S. Moffitt                             3,000
Mr. & Mrs. Robert H. Montgomery                900
Gordon E. Montgomery                         3,000
Mr. & Mrs. Milton K. Morgan, Jr.             3,000
Mr. & Mrs. Ronald L. Noll                      600
David Gregory Nute                             300
Kay B. Otterstrom                            3,000
Sara Otterstrom                              1,500
Lisa Otterstrom                              1,500
Victor L. Pack                                 600
Robert G. Padrick                            3,000
Eric Pagh                                    1,500
Janet P. Patel                               3,000
Walter C. Patterson                            300
Mary E. Petro                                3,000
George M. Pflaumer                           6,000
Robert L. Pollack                              750
Genevieve Pondo                              1,500
John W. Ponton, Jr.                          3,000
J. Steve Powell                              1,200
Ernest L. Ransome, III                       1,500
Myradean A. Ransome                          1,500
Stephen D. Reim                              3,000
John B. Rettew, III                          1,500
Rosalind Robbins                             3,000
Mr. & Mrs. Eric J. Robbins                   3,000
Dr. Donald Robbins                           3,000
Ms. Noma Ann Roberts                         1,500
Mr. & Mrs. Gregg F. Robinson                 3,000
Dorothy S. Rodgers                           3,000
Thelma T. Romig                              1,500
Mr. & Mrs. John E. Roshelli                  3,000
Patricia E. Rugart                           3,000
Dr. Karl F. Rugart                           1,500
Cedric C. Scarlett                           3,000

Eloise R. Schaper                            1,500
Peter G. Schaper, Jr.                        3,000
Christine M. Schuler                         3,000
Candice Scialabbo                            1,500
Carissa Scialabbo                            1,500
Thomas V. Sedlacek                           3,000
Mr. & Mrs. Thomas A. Selders                 1,500
Mr. & Mrs. Frank R.S. Sellers                1,500
Nicholas Sellers                               900
Nancy F. Sellers                             3,000           1,137,681(2)  *
William W. Sellers                           6,675           1,137,681(2)  *
Sellers Pension Plan                         6,000           1,137,681(2)  *
Sellers Process Equipment Company            3,000           1,137,681(2)  *
Helen E. Seltzer                               750
Mr. & Mrs. Horace B. Spackman                  750
Carolyn Stallworth                             300
Clarence A. Sterling                         3,000
Edward B. Stokes                             3,000
Mr. & Mrs. Jack D. Stratton                  3,000
Mrs. Ruth M. Strock                          1,500
Sun Bank N.A. as Trustee for Ally,
         Meuss, Rogers and Lindsay PA,
         Profit Sharing 401(k)
         FBO Doyle Rogers                    3,000
Mr. & Mrs. John M. Taylor                      600
Judith Ann Taylor                              450
John M. Taylor                               1,050
Ruth L. Troster                              1,500
Roland G.E. Ullman, Jr.                        300
Varo Technical Services, Inc.-
          Pension Plan                       3,000
Coleman Seller VI, Custodian
         for Sabine M.W. Sellers               600
Mr. & Mrs. Robert M. Whitbread               1,500
Darry Withers                                  600
Patricia P. Zimmerman                          600
                                        ----------
                     Total                 449,000
                                        ==========

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.
(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy
 F. Sellers is the spouse of William W. Sellers.
(3) Mr. Boynton is a Director of USA.

                       1996 COMMON STOCK PURCHASE WARRANTS

                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder                         Hereby          After Offering
--------------------                --------------------    --------------------
                                                            Number  Percent
                                                            ------- --------
Gilbert Abramson                             2,000
Vanda Adams                                  4,000
Ann M. Allegrini                             1,200
Eleanor S. Allshouse                         2,000
John and Celia Alvanos                         400
Costa and Michelle Alvanos                     400
J. Stone Bagby                               4,000
Alan and Judith Ballard                      8,000
William Bauder                               4,000
Robert E. Beck                               1,200
Stephen A. Bell                              4,000
John Berukoff                                2,000
Benjamin and Diana Bird                      4,000
Alexandra O. Bjorkland                       4,000
Donald F. Blackburn                          4,000
Clyde and Charlotte Blount                     800
Frederick L. Bowden                          1,000
Edwin R. Boynton                             2,000             437,762(3)     *
Edward S. Brockie                            4,000
Kathleen D. Buffum                             400
William P. and Judith Burks                  4,000
Jerrold Carl                                 4,000
Jeffrey C. Carlson                             400
D. Zeke Carlson                                400
L.E. Carlson                                   400
Henry and Jean Carlson                       2,800
Charles Abbott Carter III                    4,000
Marc A. Cohen                               16,000
William R. Crothers                          4,000
Gary L. Cunha                                4,000
Marie Bradlyn Currin                         1,200
Clifton B. Currin, Trustee                   4,000
Nancy B. Davis                               2,000
Jack and Helen Davis                         5,000

Benjamin Deacon                              2,000
Sheri Lynn DeMaris                           8,000
Jill Smith c/f Ron Jensen                   13,600
Sheri Demaris c/f Burt Jensen               10,000
Sheri Demaris c/f
         Andrew David Jensen                10,000
Desert Investment
         Grp.-D Crockett                     4,000
William P. Dunham                              400
Jean W. Eason                                6,000
Dr. Mallory Eisenman                           400
John Faust                                   2,000
Richard and Isabel Fradkin                   4,000
Harriet and Cary Glickstein                  8,000
E.J. and M.K. Golightly                      4,000
Harold N. Gray                               4,000
Wendel C. &
          Roma Roy Lynch Green               1,000
Loring S. Grove                              1,000
Ruth Hall                                      400
Thomas F. Hall                               8,000
S. Hansen and K. Heiuschel                   4,000
Armason Harrison                               800
William F. Harrity, Jr.                      8,000
Robert Hauptfuhrer
         Family Partnership                 10,000
Austin B. Hepburn                            8,000           4,609,788(1)  2.4%
Adele H. Hepburn                             8,000           4,609,788(1)  2.4%
David W. Hubbert                             2,000
Wilbur E. Hudson                             2,000
Robert M. Ihrig                              2,000
Bernard Millis                               4,000
Fred Karagosian                              4,000
Harold and Lois Kauffman                     3,000
George H. Kilmarx                            4,000
Rocco and Sandra La Penta                    9,000
Fred Langguth                                4,000
Robert E. Leiser                             2,000
Peggy Longstreth Bayer                       1,200
Nicholas S. Ludington                        4,000
Douglas M. Lurio and Margaret
          Lurio (JTWOS)                      4,000             479,213(4)      *
Robert M. Madonna                            4,000
Alberta and J. Grant McCabe                    400
Philip S. Meckley                            4,000
James F. Merriman                            4,000
Richard D. Mierley                           4,000
Richard Moffitt                              2,000
Robert & Rosemary Montgomery                 4,000

Thomas Motl                                  4,000
Eunice Carter Nute                           2,000
Harry Ohannesian                             8,000
Janet and Sudhir Patel                       4,000
George M. Pflaumer                           8,000
Bernard Pincus                               1,000
Genevieve Pondo                              1,200
J. Steve and Carol Powell                    2,000
John B. Rettew III                           4,000
Melissa C. Rike                              1,200
Eric J. Robbins                              4,000
Noma Ann Roberts                             4,000
Dorothy S. Rodgers                           4,000
Edmund H. Rogers, Jr. Trust
         UA 06-21-88                        12,000
Gardiner Rogers                                800
Joel M. Rubins                               4,000
Scott W. Ryan                                4,000
Joseph P. Sawka                              4,000
Richard S. Schonwald                         2,000
William W. Sellers                          16,000            1,140,356(2)  *
Nancy F. Sellers                             4,000(2)         1,140,356(2)  *
Sellers Pension Plan                         8,000(2)         1,140,356(2)  *
Helen E. Seltzer                               400
Robert Silverman                             2,000
Clarence E. Sterling                         4,000
Dorothy A. Stone                             4,000
Ben Wallace & J.A. Hatcherson                8,000
Howard Waxman                                4,000
Peter S. Whitney                             4,000
Peter S. Whitney SEP/IRA                     4,000
Wilmington Trust Company, t/f
          Allison Eleuthera Smith            4,000
Wilmington Trust Company, t/f
         Isabelle duPont Smith               4,000
Dr. David W. Wood                            4,000
Joni Carley Yamaguchi                        8,000
Keiji Yamaguchi                              4,000
Thomas J. Zaucha                             4,000
V. Scott Zelov                               4,000
Peter Zelov                                  4,000
Patricia and Robert Zimmerman                2,000
                                           -------
                      Total                463,800
                                           =======

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process
 Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.
(3) Mr. Boynton is a Director of USA.
(4) Mr. Lurio is a Director of USA and his law firm is general counsel to USA. Margaret Lurio is his spouse.



                     1996 - B COMMON STOCK PURCHASE WARRANTS
                                   Common Stock Offered    Beneficial Ownership~
Selling Shareholder                    Hereby              After Offering
--------------------                --------------------   ---------------------
                                                           Number       Percent
                                                           ------       -------
Ms. Vanda G. Adams                   1,000
Mr. William S. Campbell              2,000
Mr. Benjamin H. Deacon               2,000
Sheri-Lynn Demaris                   2,000
Mr. Robert R. Frey                     400
Harold N. Gray                       2,000
Ms. Jane C. Macelree                 4,000
Lily L. McCartney Trust              2,000
Robert F. McCartney Trust            2,000
Mr. Eric Pagh                        2,000
Ms. Noma Ann Roberts                 2,000
Dr. Karl F. Rugart                   2,000
Richard S. Schonwald                 4,000
Mr. G. Morraw Smith                  2,000
Mr. & Mrs. Clark D. Stull            4,000
                                    ------
          Total                     33,400
                                    ======

                       1997 COMMON STOCK PURCHASE WARRANTS
                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder                  Hereby                 After Offering
--------------------                 --------------------   --------------------
                                                            Number      Percent
                                                            ------      -------
Mr. Charles A. Mayer                           800
Ms. Harriette Klann                          4,000
Mr. and Mrs. Richard W. Moffitt              2,000
Mr. Edwin R. Boynton                         4,000          435,762      *
Ernst & Company FBO Fred Karagosian          4,000
Mr. & Mrs. Daniel P. Mannix V               16,000
Daniel P. Mannix, as Custodian
          for Alexandra G. Mannix            4,000
Ms. Janet J. Hewes                           4,000

Delaware Charter Gty. & Trust
         Co. for Paul M. Russell             4,000
Ernst & Company FBO Fred Karagosian          2,000
John DiSante                                 2,000
Vot Investments                              2,000
Ernst & Company FBO Arthur Rogovin           2,000
Robert H. Potts                              4,000
Noma Ann Roberts                             4,000
Clifton B. Currin, Trustee                   1,600
Louis E. Direnzo                             4,000
Austin B. Hepburn                            2,000           4,623,788(1)  2.4%
Elinor M. Steinhilber                        2,000
Wilbur E. Hudson                             1,000
Harvey J. Eliason                              600
Susan E. Cohen                               4,000
Gail D. Zimmerman                            4,000
G. Keith Funk, Jr.                           1,000
Susan E. Cohen                               2,000
Henry C. Carlson                               800
William P. Dunham                            2,500
S. W. Ryan & Co. Inc.                        3,000
Vanda G. Adams                               1,000
Warren Palitz                                4,000
Helen E. Seltzer                               400
Sonja Pettingill                               400
Risky Investment Group                       4,000
Ernst & Company FBO
          D. Henry and Diane Tintorer        4,000
W. F. Harrity                                4,000
Mr. John Berukoff                            1,000
Joan B. Stuart                               1,200
Evalyn Kadish                                2,000
Stephen S. Turesky                           2,000
Gurumantra S. Khalsa                           800
Richard Fradkin                              2,000
Roy T. Pirhala                               1,000
Peggy Longstreth Bayer                         800
Clark D. & Carolyn S. Stull, Jr.             2,000
Rosalind Robbins                             4,000
Eric Robbins                                 4,000
William C. Martindale, Jr.                   2,000
Andrew B. Hebenstreit                        4,000
Father R. S. H. Green                           80

Nancy Hansen                                 2,000
Adele H. Hepburn                             3,000         4,622,788(1)  2.4%
Patricia Jill Smith
         custodian for Burton Jensen         1,120
Bullseye Marketing Inc.                     20,000
Nancy Haun                                     400
                                         ---------
 Total                                     158,500
                                         =========
---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.
(2) Mr. Boynton is a Director of USA.

                      1998-A COMMON STOCK PURCHASE WARRANTS
                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder                  Hereby                 After Offering
-------------------                  --------------------   --------------------
                                                              Number   Percent
                                                              -------  -------
Adams, Vanda G                              5,000
Allen, R. Kendall                          25,000
Andrejak, Frank R                           2,500
Atkins, Darryl                              5,000
Boynton, Edwin R                            5,000            434,762(5)        *
Calvarese, Vincent J                        2,500
Civitella, Peter                            1,665
Civitella, Matthew                          1,665
Civitella, Michael J                        1,670
Cohen, Neils & Betsy D                      2,500
Cohen, Marc A                              15,000
Currin, Trust, Clifton B                    2,500
De Maris, Sheri-Lynn                        5,000
Di Renzo, Louis & Rose                      5,000
Donahue, Jean                               2,500             17,717(1)        *
Ernst & Company                            25,000
First Downing Capital Corp.                25,000
Fox, Louise L                               3,500
Generation Capital Association             15,000
Glickstein, Harriet                         5,000
Gray, Harold N                              5,000
Harrity Jr., William F                     10,000
Hauptfuhrer, Barbara                        7,500
Heald Family Trust                          2,500
Harvey, Andrea B                            2,500
Hepburn, Adele H                            5,000          4,618,288(2)    2.4%
Hepburn, Austin B                           2,500          4,618,288(2)    2.4%
Kent, Maude Wood                            5,000
Kilmark, George                             5,000
Leroux, Shelley                             5,000
Ludington, Nicholas S                       5,000
Merriman, James F                           2,500
Moffitt, Richard W                          5,000
Pollack, Robert L                           5,000
Potts, Robert H                             5,000
Powell, J. Steve                            1,000

Proctor III, Charles W                        500
Ransome III, Ernest L                       5,000
Rettew III, John B                          5,000
Roberts, Noma Ann                           2,500
Rosenthal, G.B                             80,000
Rubins, Joel                                2,500
Rugart, Karl F                              2,500
Sedlacek, Thomas V                          2,500
Selders, Thomas & Kristii                   2,500
Sellers, William W                          5,000          1,151,356(3)        *
Schonwald, Richard S                        5,000
Smith, Jill                                 2,500
Stull, Clark D                              2,500
S. W. Ryan & Co.                           10,000
Van Alen, Judith F                         10,000            436,002(4)        *
Wagner, Robert E                            2,500
Wyman Jr., Samuel D                         5,000
                                        ---------
         Total                            375,000
                                         =========
------------
* Less than one percent.

(1) Jean Donahue is the wife of Joseph Donahue, a former Vice President of USA.
(2) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(3) William W. Sellers is a Director of USA.
(4) Judith F. Van Alen is the wife of William L. Van Alen, a Director of USA.
(5) Mr. Boynton is a Director of USA.


                      1998-B COMMON STOCK PURCHASE WARRANTS

                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder                     Hereby              After Offering
--------------------                --------------------    --------------------
                                                            Number   Percent
                                                            -------  -------
Barclay, Charles and Nancy                    5,000
Bird, Benjamin Lee                            1,250
Bjorkland, Trustee, Alexandra O               5,000
Bolitsky, Joseph J                           20,000
Bourassa, Kim                                10,000
Burks, William P                              2,500
Currin, Clifton B                             1,250
Delta Western Company                         5,000
Geddis, Margaret R                            1,250
Hepburn, Adele H                              2,500          4,623,288(1)  2.4%
Jones, Robert                                 2,500
Klann, Hariette D                             2,500
Krook, Nancy                                 15,000
Moffit, Richard W                             5,000

Roberts, Noma Ann                             2,500
Rubin, Peter                                  2,500
Selders, Thomas A                             2,500
Seltzer, Helen E                                250
Sullivan, Robert D                            2,500
Young, Frances                               50,000          1,775,000(2)     *
                                           --------
 Total                                      139,000
                                           --------
---------------
 (1) Adele Hepburn is the Director of Public Relations of USA.~
 (2) Former employee of USA.


                      1999-A COMMON STOCK PURCHASE WARRANTS
                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder                    Hereby               After Offering
--------------------                 --------------------   --------------------
                                                             Number      Percent
                                                             ------      -------
JOSIAH DAVID ADAMSON                              400
ANNA KATE ADAMSON                                 400
MICAH PAUL ADAMSON                                400
BROOKE ANN ADAMSON                                400
PETER JOHN ADAMSON                                400
ROBERT M. AGANS                                14,000
ALAN ALPERT AND NANCY ALPERT                    1,000
WAYNE A. ANDERSON                               2,000
CHARLES W. AND KATHERINE K. APPLE               2,000
BARRY C. ARNDT                                  1,000
JOHN P. AYERS                                   2,000
CHARLES M. AND NANCY P. BARCLAY                 4,000
ROBERT E. BECK                                    400
MARION D. AND TEDDIE E. BELIN                   4,000
NANCY A. AND EARL D. BESCH                      2,000
ALEXANDRA O. BJORKLUND,                         4,000
TRUSTEE U/A DATED 11-14-88
LOUISE D. BODINE                                4,000
JOSEPH BOLITSKY                                 8,000
CHARLES L. BOLLING                              1,000
GARY BOURASSA                                   1,000
EDWIN R. BOYNTON (11)                          10,000            429,762       *
JAMES R. BOYNTON, PENSION PLAN                  6,000
MARGARET L. BROADWELL (8)                       2,000              7,000       *
GORDON L. BRODINE                               4,000
CAROLINDA BROOKS                                4,000
WILLIAM P. BURKS, MD                            6,000
SUSAN L. BUTLER                                 3,000
SMEDLEY D. BUTLER                               4,000
JOANNE C. AND VINCENT J. CALVARESE              2,000

WILLIAM A. CAMPBELL                             1,000
HULL OVERSEAS, LTD                             40,000
FIRST DOWNING CAPITAL CORPORATION              10,000
RALPH A. CARABASI                               1,000
EDWARD J. CARNEY                                2,000
AUGUS F.B. CASTLE JR                            4,000
MICHAEL CHIECO                                  5,000
BARBARA L. CHIMICLES                            2,000
JUDY A. CIESIELSKI                              4,000
GORDON S. AND MARY LOU C. CLAUSEN               4,000
JAMES M. AND JENNIFER S. CLENDENIN              8,000
DIANE E. CLOUTIER                              10,000
MARC A. COHEN                                   4,000
HELEN A. CRECRAFT                               2,000
J. DAVID CUNNINGHAM, M.D                        2,000
CLIFTON B. CURRIN                               2,600
CLIFTON B. CURRIN, TRUST                        3,400
A. KENNETH AND WILLIAM K. CURTIS                4,000
DAVID S. D'ANGELO                               4,000
BENJAMIN DEACON                                 1,000
RICHARD J. DELLARUSSO                           2,000
SHERI-LYNN DEMARIS                             14,000
DAVID M. DEMEDIO (1)                            1,000            263,349       *
LOUIS E. AND ROSE M. DI RENZO                   1,000
LEO J. DOLAN                                    4,000
MITCHELL DRESSLER                               2,000
WILLIAM P. DUNHAM                               2,000
JUSTIN G. DURYEA                                1,500
HAROLD B. ERDMAN                                1,000
HEALD FAMILY TRUST                              4,000
HENRY J. FIELDMAN (9)                           6,000          1,709,700       *
AVERELL H. FISK                                10,000
LINDA GARDNER                                   2,000
MARGARET R. GEDDIS                                500
SUSAN J. GERRITY                                1,000
ROBERT G. GIDDENS                              10,000
SEP-IRA OF ROBERT G. GIDDENS                    2,000
HARRIET AND CARY GLICKSTEIN                     4,000
WILLIAM M. GOLDSTEIN                            2,000
GREGORY R. GOMES                               10,000
IKLOS GOTTLIEB AND                              4,000
  YESHIVA SHEARITH HAPLETA
HAROLD N. GRAY                                  6,000
JOHN R. GREEN                                   4,000
CHARLES S. GRETH AND                            1,000
  RONNIE M. NEFF
ROBERT GUERIERA JR                              2,000
JOHN E. HAMILTON 600
ROBERT A. HAMILTON (2)                          1,400           107,576       *
NANCY H. HANSEN                                 4,000
KENNETH R. AND BETTY A. HARRIS                  4,000
R. JOHNSTONE HARRITY                            2,000
WILLIAM F. HARRITY, JR                          4,000
BARBARA D. HAUPTFUHRER                          3,000
ROBERT P. HAUPTFUHRER                           2,000

 FAMILY PARTNERSHIP
JOHN HAY (9)                                    6,000          1,709,700       *
ANN HEBENSTREIT REVOCABLE TRUST                 2,000
MARC A. HEMBROUGH                               2,000
AUSTIN B. HEPBURN (3)                           3,000          4,607,788   2.44%
ADELE H. HEPBURN (3)                           15,000          4,607,788   2.4%
JULIE H. HERBERT (10)                           2,000          1,610,054      *
JOYCE HODGES                                    1,000
JULIA B. HOLLOWAY                               2,000
JAMES M. HOLMWOOD                               4,000
A PARTNERSHIP HRUBALA ASSOCIATES                2,000
DAVID W. HUBBERT                                3,000
WILBUR E. HUDSON                                1,000
JAY T. HUFFMAN                                  1,000
CHRISTINE F. HUGHES                               500
MICHAEL HYMAN                                   2,000
F/B/O FRED KARAGOSIAN KEOGH                     2,000
  INDEPENDENT TRUST CORP, TRUSTEE
JANNEY MONTGOMERY SCOTT IRA FOR                 2,000
  ROBERT E. WAGNER
ROBERT B. AND MARY LOU JACOBY                   2,000
WILLIAM ROBERT JOHNSTON                         1,000
GLORIA S.AND FRED S. KARN                         200
MORRIS KAUFMAN                                  2,000
MAUDE WOOD AND THOMAS D. KENT JR                2,000
ROBERT A. KILGORE                              10,000
KATHLEEN COUGHLIN KILGORE                       2,000
GEORGE H. AND JUNE Y. KILMARX                  10,000
ANTHONY KIM                                    10,000
HARRIETTE D. KLANN                              2,000
SHIRLEY K. KNERR                                2,200
CHRISTINE C. KOLLS (4)                          6,000            949,850       *
DAVID A. KRA                                    2,000
PHILLIP S. AND ROCHELLE KROMBOLZ                6,000
NANCY KROOK                                    14,000
LEON M. KRUGER                                  8,000
JEFFREY R. LAND                                 2,000
PAUL G. LANNI                                   2,000
SHERRILL F. LEBOUTILLIER                       18,000
JOHN N. LEE                                     6,000
JENNIFER BEIRNES LEENE                          2,000
FBO DENNIS L. GILBERT R-IRA LEGG                2,000
  MASON CUSTODIAN ACCT #397-70859
AARON LEHMANN                                   2,000
SHELLEY AND JAMES LEROUX, III                   4,000
LEROY LEWIS                                     4,000
ISRAEL AND NESIA LICHENSTEIN                    2,000
TOBY AND SOLOMON LICHTENSTEIN                   1,000
ISRAEL AND RACHEL LICHTENSTEIN                  1,000
THE WORDEN FAMILY                               4,000
  LIMITED PARTNERSHIP
E.H. ROGERS, JR. FAMILY                         4,000
  LIMITED PARTNERSHIP
BIRTZ REVOCABLE LIVING                          4,000
  TRUST (DATED 8-15-94)
PATRICK LOPEZ                                   2,000
DOUGLAS M. AND

 MARGARET SHERRY LURIO (5)                      6,000            477,213       *
JAMES P. MacCAIN                                2,000
DONALD W. MACKENZIE                             4,000
ALBERT P. AND MARY E. MALISCHEWSKI              2,000
SALVATORE MARINO                                2,000
DR. IRWIN MARKOWITZ                            10,000
CHARLES A. MAYER                                2,000
G. ELLARD MCCARTHY AND                          1,000
  JOAN R. BENNETT
ROBERT F. McCARTNEY                             2,000
JAMES F. MERRIMAN                               3,000
HARLEY AND BROOK MILLER                           600
THOMAS J. MOLUMPHY                              1,000
GORDON E. MONTGOMERY                            2,000
ROBERT H. AND                                   2,000
  ROSEMARY M. MONTGOMERY
MILTON K. AND LOIS T. MORGAN Jr                 2,000
JOHN J. MORGENTHALER                            2,000
MAC G. AND JANDELLE C. MORRIS                   1,000
RICHARD F. MURPHY                               4,000
RONNIE M. NEFF                                  1,000
ELIZABETH LARRABEE NELSON                       3,000
JOHN BRADLEY AND CAROL NIX                        400
BRIAN G. NELSON                                 2,000
ALEX ORLIK(13)                                    800             87,783       *
ROBERT G. PADRICK, TRUSTEE FBO                  2,000
ROBERT G. PADRICK PROFIT
SHARING PLAN
PETER B. PAKRADOONI                             2,000
GARY PAPA                                       4,000
RICHARD G. PARKER                               2,000
PANORAMA PARTNERS                              10,000
WILLIAM R. AND MATTIE A. PERRY                  7,000
ROY T. PIRHALA                                  4,000
JOHN W. PONTON, JR                              2,000
J STEVE POWELL                                    600
MOLUMPHY CAPITAL MGMT                           2,000
  PROFIT SHARING
DANIEL P. QUINN                                 2,000
ROGER RADPOUR                                   2,000
PAUL J. AND D. JOAN RAFFERTY                   12,000
ERNEST L. RANSOME III                           1,000
WILLIAM RECKTENWALD                             2,000
HARRY RENNER IV                                 2,000
WANDA S. MOFFITT REVOCABLE TRUST                2,000
NOMA ANN ROBERTS                                5,000
GARDINER ROGERS                                   800
DOYLE ROGERS                                    2,000
MARIE G. ROPER                                  1,000
LEE R. ROPER AND LISA A. ROPER                  4,000
GEORGE PARKE ROUSE, III                         2,000
PETER S. RUBEN                                  2,000
KARL F. AND PATRICIA E. RUGART                  2,000
JOHN S. RUPP                                    3,000
VALENTINA SAS AND ALEX ORLIK(12)                  400
WILLIAM F. SCHOENHUT, JR                        8,000
RICHARD S. SCHONWALD                           21,000
THOMAS V. SEDLACEK                              2,000
THOMAS A. AND KRISTIN M. SELDERS                1,000
WILLIAM W. SELLERS (6)                         14,000           1,142,356      *
NICHOLAS SELLERS                                2,000
SCOTT SELTZER                                   1,000
CELIA E. SHEVLIN                                  400

LEONARD H. SICHEL, JR                           2,000
JOSEPH SINGER                                   2,000
LESLIE AND ETHEL SINGER                         2,000
ELINOR M. STEINHILBER                           2,000
MICHAEL K. STERN                               20,000
SOLVEIG W. STETSON                              2,000
ERIC W. STETSON                                 1,000
JOHN B. STETSON, IV                             4,000
SOLVEIG W. STETSON AND                          2,000
  HOMER N. STEWART
PRISCILLA STITT                                 4,000
EDWARD B. STOKES                                4,000
CLARK D. STULL                                  4,000
TERRY L. AND MOLLY B. SWANTON                   4,000
STEPHEN S. TURESKY                              1,000
ANTHONY B. ULLMAN (9)                           6,000          1,709,700      *
JOHN H. VESPER, JR                              1,000
SANZONE VINCENT                                 2,000
BORJE WAHLSTROM                                 2,000
JEAN STEEL WAHLSTROM                            2,000
HENRY W. WESSELLS, III                            500
ARTHUR L. WHEELER                              10,000
DR. J EDWARD WILLARD                           10,000
GEOFFREY F. WORDEN                              4,000
WILLIAM M. WRIGHT                               2,000
JOHN D. WRIGHT                                  1,000
SAMUEL D. WYMAN, JR                             2,000
JONI CARLEY YAMAGUCHI                           2,000
KEIJI YAMAGUCHI                                 2,000
FRANCES YOUNG (7)                              90,000          1,006,000      *
DONALD J. ZELENKA                              10,000
RUTH ZWEIGBAUM                                    800
                                            ----------
                  Total                       893,600

-----------------
 * Less than one percent (1%).

(1)      Mr. DeMedio is an employee of USA.
(2)      Mr. Hamilton is an employee of USA.
(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(4) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)      William W. Sellers is a Director of USA.
(7)      Ms. Young is a former employee of the Company.
(8)      Ms. Broadwell is a former employee of USA.
(9) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which represented USA in connection with past litigation.
(10)     Julie Herbert is the spouse of Stephen Herbert, the President of USA.
(11)     Mr. Boynton is a Director of USA.
(12)     Mr. Orlik is an employee of USA

(12)     Mr. Orlik is an employee of USA.


                      1999-B COMMON STOCK PURCHASE WARRANTS

                                            Common         Beneficial Ownership
Selling Shareholder                 Stock Offered Hereby   After Offering~
------------------------ ---------------------------  --------------------
                                                            Number      Percent
                                                            ------     -------
ADAMSON, BROOKE ANN                        3,800
ALEX CONSULTING, INC. (1)                 30,000            2,991,000       1.5%
ALPERT, ALAN                               5,000
ANDERSON, JACKSON L                       15,000
ANDERSON, WAYNE                           10,000
ARNDT, BARRY                               1,000
AYERS, JOHN P                             10,000
BEARD, ALEXANDER                             500
BELIN, MARION & TEDDIE                    20,000
BESCH, NANCY & EARL                        5,000
BEYER, GUNTER                              2,500
BOLITSKY, JOSEPH                          20,000
BOYNTON, EDWIN (2)                        20,000             419,762          *
BOYNTON, JAMES R                          10,000
BURKS, WILLIAM P                           2,500
CALVARESE, JOANNE                         10,000
CALVARESE, VINCENT                        10,000
CARL, JERROLD & SUSAN COHEN               50,000
CASTLE JR, AUGUST                         30,000
CASTOR GROUP LTD                         100,000
CATINO, JANET K                            5,000
CHISTOLINI, JOHN                          10,000
CIESIELSKI, JUDY ANN                      10,000
COHEN, MARC                               10,000
COSTELLO, MAUREEN                         10,000
CURRIN, CLIFTON                            5,000
CURTIS, A KENNETH & WILLIAM K             20,000

CURTIS, WILLIAM K & LINDA S               30,000
DAILEY, JAMES                             10,000
D'ANGELO, DAVID                           10,000
DEMEDIO, DAVID (3)                         3,000            267,349          *
DEMEDIO, MARTHA                            1,000
DOLAN, LEO                                 5,000
EASON, JEAN                                2,000
FIELDMAN, HAY & ULLMAN (4)               225,000          1,502,000          *
FRYE, WAYNE                                1,250
GEDDIS, MARGARET                           2,500
GIDDENS, ROBERT G                         10,000
GIDEON TRADING LTD                       275,000
GLICKSTEIN, HARRIET & CARY                10,000
GLOMB, CHARLES F                           5,000
GREEN, JOHN R                              5,000
GRETH, CHARLES & RONNIE NEFF               5,000
HAMILTON FBO IRA, ROBERT (5)              20,000            128,976          *
HAMILTON, JAMES                            5,000
HANSCOM, JANE                              1,000
HANSEN, NANCY                             15,000
HARGETT, JUDY & JOHN                       2,500
HARRIS IRA, BETTY                         17,500
HARRIS, JASON BRADLEY                     20,000
HARRITY, VIRGINIA                          5,000
HARRITY, WILLIAM                          10,000
HAUPTFUHRER FAMILY PARTNER                 5,000
HAUPTFUHRER, BARBARA                      10,000
HAVENS, ANDREA                             5,000
HEALD, JACK & CYNTHIA                     10,000
HEBENSTREIT, ANDREW                       10,000
HEPBURN, AUSTIN B (6)                      5,000          4,620,788        2.4%
HOLLAWAY, STEVEN                          10,000
HOLMWOOD, JAMES                           20,000
HORGAN, THOMAS & LISA                     10,000
HRUBALA ASSOC. A PARTNERSHIP              10,000
HUGHES, CHRISTINE                          2,500
HYMAN, MICHAEL                             5,000
IW MILLER GROUP (7)                      100,000            468,750          *
JACOBY, ROBERT & MARY LOU                 10,000
JOHNSTON, WILLIAM ROBERT                  10,000
JONES SR, DONALD & JOAN                    5,000
JONES, DONALD R                            2,500
JOSHI, RICK                                8,400
KELLEHER, CHARLES                         10,000
KILGORE, ROBERT                           20,000
KILMARX, GEORGE & JUNE                    10,000

KNERR, SHIRLEY                            50,000
KOLESNIKOFF, EMERSON                      10,000
KRAFTON, JOHN & SANDRA                     5,000
KROMBOLZ, PHILLIP                         20,000
KRUGER, LEON M                             5,000
LANG, EILEEN                                 500
LICHTENSTEIN, ISRAEL & NESIA               5,000
LOPEZ, PATRICK                             7,500
LUCE, STEPHEN (8)                          5,000            113,427          *
LUPPINO, FRANCES                          10,000
LURIO, DOUG AND MARGARET (9)               5,000            478,213          *
MARINO, SALVATORE                          5,000
MASON, KATHLEEN                           50,000
MAXWELL, LELAND (10)                       5,000            392,050          *
MCCARTHY, G ELLARD                         5,000
MCCARTY, THOMAS (11)                      69,000            344,333          *
MCGARRAH, BOB                             25,000
MEEKS, DR. JAMES E                        12,500
MERRIMAN, JAMES F                          5,000
MIGLIACCIO, AL                            10,000
MILLER, HARLEY                             5,000
MILLIGAN, DAVID                            1,000
MOFFITT, WANDA S                           5,000
NELSON, ELIZABETH                         10,000
NISHA MEHTA INVESTMENTS                   60,000
PAKRADOONI, PETER                         10,000
PAPA, GARY                                10,000
PARKER, KATHY & DOUGLAS                    2,000
PARKER, MICHAEL                            5,000
PARKER, RICHARD & LAURA                   10,000
PELTER, TIMOTHY                              500
PONTON JR., JOHN W                         5,000
QUINN, DANIEL                             20,000
RAFFERTY, PAUL                            10,000
RECKTENWALD, WILLIAM                      10,000
RENNER IV, HARRY                          10,000
ROBERTS, NOMA ANN                          5,000
ROLFE, RANDALL C                           1,000
ROPER, LEE & LISA                          5,000
RUGART, KARL                              10,000
SELLERS, WILLIAM (12)                    130,000          1,026,356          *
SHAHEEN, LOUIS & JANET                     5,000
SMITH, PATRICIA JILL                      73,500
STETSON IV, JOHN & SOLVEIG                 5,000
STEWART, HOMER                             1,000

STITT, PRISCILLA                          10,000
STULL, CLARK & CAROLYN                     2,500
WHEELER, ARTHUR                           20,000
WOLFE, CLAUDINE W                          2,000
WOLFE, HOWARD H                            1,500
WORDEN FAMILY PARTNERSHIP                  5,000
WORDEN, GEOFFREY                          12,500
WRIGHT, JOHN D                             5,000
YOCUM, GEORGE                              4,000
YOUNG, FRANCES (13)                      130,000           1,695,000          *
ZELENKA, DONALD                           25,000
ZEYHER, LOIS & DAVID                       5,000
                                       ---------

          TOTAL                        2,340,450
                                       =========
- ------------
 * Less than one percent (1%).
(1) Alex Consulting, Inc. is a consultant to USA on public relations and financial matters.
(2) Mr. Boynton is a Director of USA.
(3) Mr. DeMedio is an employee of USA.
(4) Fieldman, Hay & Ullman, LLP, represented USA in connection with prior litigation.
(5) Mr. Hamilton is an employee of USA.
(6) Adele Hepburn (the wife of Austin Hepburn) is the Director of Public Relations of USA.
(7) I.W. Miller Group, Inc. is our public relations firm.
(8) Mr. Luce is an employee of USA.
(9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(10) Mr. Maxwell is the Chief Financial Officer of USA.
(11) Mr. McCarty is the President of Vista Marketing Research, Inc. which serves as a consultant to USA.
(12) Mr. Sellers is a Director of USA.
(13) Ms. Young is a former employee of USA.

                     2001 - B COMMON STOCK PURCHASE WARRANTS

                                        Common Stock
                                    Hereby Offered          Beneficial Ownership
                                                            After Offering
 Selling Shareholder               -------------------      --------------------
 -------------------                                        Number   Percent
                                                            ------   -------
MICHELLE H & COSTA J ALVANOS                2,334
MICHELLE H ALVANOS                          5,000
WAYNE A ANDERSON                           16,667
CHARLES W APPLE                            30,000
CHARLES M & NANCY P BARCLAY                15,000

DAVID C BLACKBURN                          50,000
JOSEPH J BOLITSKY                         106,667
E DOUGLAS & CAROLYN BRITTAIN               13,334
VINCENT J CALVARESE                         6,667
JERROLD CARL & SUSAN E COHEN               50,000
JULIE CARLSON                             132,000
GORDON S & MARYLOU C CLAUSEN               10,000
MARC A COHEN                               70,000
GINO F. COLOMBO & JIM CROSS                 6,667
JOHANNA CRAVEN                              4,167
WILLIAM R CROTHERS                          5,000
CLIFTON B CURRIN                           33,334
WILLIAM K & LINDA S CURTIS                 66,667
DAVID S D'ANGELO                           43,334
HRUBALA ASSOCIATES, A PARTNERSHIP
         DAVID R MOLUMPHY, PARTNER         16,667
LEO J DOLAN                                13,334
ROBERT F & MELANIE J DRESS                 36,668
ANTHONY J FANELLI                          30,000
JOHN S FOSTER                              26,667
ROBERT R FREY                               5,125
MARGARET R GEDDIS                           3,334
RONALD C & BONNIE H GIBSON                 12,334
HARRIET & CARY GLICKSTEIN                  30,000
JULIUS GOLDEN                              10,000
WILLIAM M GOLDSTEIN                        20,000
NANCY HANSEN                               10,000
NANCY HANSEN                               13,334
NANCY HANSEN                              187,334
CONG. SHARIT HAPLETA                      175,000
IRA FBO ROBERT A HAMILTON                  16,667
WILLIAM F HARRITY JR                       63,334
ROBERT P HAUPTFUHRER
          FAMILY PARTNERSHIP               20,000
JACK M HEALD                               14,000
ANDREW B HEBENSTREIT                       23,334
ANN HEBENSTREIT                            10,000
ADELE H HEPBURN(1)                        333,334          4,292,454     2.2%
AHP HOLDINGS, LP                           93,334
MICHELLE R HOLLENSHEAD                      4,167
DAVID W HUBBERT                            10,000
GORDON F HUDSON                            15,000
MARK J HUDSON                              15,000
NICHOLAS HUDSON                            11,667
CHRISTINE F HUGES                           5,834
HULL OVERSEAS, LTD                         85,000

STEVE ILLES                               100,000           3,131,250    1.6%
STEVE & ELIZABETH ILLES                 1,000,000           3,131,250    1.6%
ROBERT B & MARY LOU JACOBY                  6,667
WILLIAM ROBERT JOHNSTON                    50,000
DONALD R & JOAN F JONES SR                 16,667
MICHAEL KATCHER                            15,000
THOMAS A KATCHUR                          100,000
GEORGE H & JUNE Y KILMARX                  13,334
HARRIETTE D KLANN                           6,667
SHIRLEY K KNERR                            15,000
PHILLIP S KROMBOLZ                         33,334
WARREN D LEWIS                             11,667
H MATHER & MARGARET W LIPPINCOTT            1,167
CORNERSTONE PUBLIC
         RELATIONS GROUP INC                3,750
JAMES P MACCAIN                            23,334
AIMEE MARCHAND                              2,500
MARIEL MARCHAND                             2,500
ROBIN H MARCHAND                           11,667
KATHLEEN J MASON                          153,334
CHARLES A MAYER                            13,334
PETER J MCGUIRE                           160,000
MICHAEL W MILES                            30,000
HARLEY & BROOK MILLER                      13,334
GEORGE W MOFFITT JR                        45,000
KENNETH G MOLTA                             6,667
ROBERT & ROSEMARY MONTGOMERY               13,334
ELIZABETH L NELSON                         50,000
GREGG J NEWHUIS                           293,334
JEFFREY M NEWHUIS                         106,668
PAUL NORDIN                                 6,667
ALEX ORLIK                                 17,501
GEORGE O'CONNELL                          160,000
SUSAN ODELL                                23,334
ERIC PAGH                                  15,000
MICHAEL A PARKER                           13,334
NEIL L PARKER                              10,000
DOUGLAS A PERRY                             4,167
LARRY R PERRY                               4,167
MATTIE A & WILLIAM R PERRY                  8,334
RICHARD D PERRY                             4,167
ROY T PIRHALA                               6,734
ROBERT H POTTS                             11,667
BARBARA L PRESCOTT                          2,500
CHARLES W & MARIA O PROCTOR III             1,667
PAUL RAFFERTY                              33,334
PAUL J & D JOAN RAFFERTY                   30,000
WILLIAM RECKTENWALD                        40,000
HARRY RENNER IV                            67,500
JOHN B RETTEW III                          16,667
GEORGE B RICHARDSON                        41,667
GARDINER ROGERS                            10,000
KARL F RUGART                              15,000
JOHN S RUPP                                18,750
CHARLES SCHWAB & CO FBO PETER
          A SANDS IRA ACCT 7780-9057       26,668
WILLIAM F SCHOENHUT JR                     13,334
RICHARD SCHONWALD                         250,000           1,842,875         *
MARY L SCRANTON                            23,334

DANIEL E SPEALMAN                          46,667
BB SECURITIES CO FBO
         DANIEL E SPEALMAN IRA             29,167
MICHAEL & ELLEN STEIR                      28,334
HOMER N & NATHALIE W STEWART               10,000
PRISCILLA STITT                             2,000
EDWARD B STOKES                            10,000
MARCUS B & EMIKO M STRINGFELLOW            40,000
WILLIAM L VAN ALEN JR(2)                   13,334           432,669          *
ROBERT E WAGNER                            27,857
HENRY W WESSELLS III                        1,667
DELTA WESTERN COMPANY                     150,000
ARTHUR L WHEELER                           33,334
J EDWARD WILLARD                           26,667
WILLIAM W SELLERS TR UA
         11/20/00 WILLIAM W
         SELLERS REV TRUST(3)              26,667         1,129,689          *
MARGARET S WILLIAMS                        34,334
ROBERT H WILLIAMS DDS
         ASSOC PROFIT SHARING PLAN         75,000
DONALD J ZELENKA                           90,000
RUTH ZWEIGBAUM                              7,084
                                       ----------
         TOTAL                          5,751,080
                                       ==========
--------------
 * Less than one percent (1%).
(1) Mrs. Hepburn is the Director of Public Relations of USA.
(2) Mr. Van Alen is a Director of USA.
(3) Mr. Sellers is a Director of USA.


                      2001-C COMMON STOCK PURCHASE WARRANTS
                                    Common Stock Offered   Beneficial Ownership
Selling Shareholder                    Hereby               After Offering
--------------------                --------------------    -------------------
                                                            Number  Percent
                                                            ------- -------
JACKSON L. ANDERSON                       6,000
CHARLES W APPLE                          10,000
KATHLYNE K BIRDSALL                       2,500
EDWIN R BOYNTON (1)                      25,000              414,762         *
WILLIAM P BURKS MD                        2,500
AUGUST B CASTLE JR                       31,358
ROBERT J CLARKE                          10,000
JOHANNA CRAVEN                            3,000
CLIFTON B CURRIN                          3,000
BENJAMIN H DEACON                         5,000
DONALD M & DIANNE M DENLINGER             6,000
LOUIS E & ROSE M DI RENZO                 5,000
JAMES W EFFRON                            7,000
ANTHONY J FANELLI                         2,000
JOHN S FOSTER MD                         30,000
ROBERT R FREY                             4,950
JAMES P & JOYCE M GREAVES                10,000
KIRSTEN BAZURO(4)                         5,000              185,775          *
DAVID DEMEDIO(4)                         15,000              249,349          *
LARRY AND SHERYL GROFF                    6,000
KENNETH R. HARRIS                         2,400
ANDREW B. HEBENSTREIT                    30,000
MAUREEN E. HENDRON                        4,167
ADELE H. HEPBURN (2)                     51,000            4,574,788        2.3%

ROBERT B. & MARY LOU JACOBY               6,000
THOMAS A. KATCHUR                        10,000
HARRIETTE D. KLANN                        5,000
LOIS A. LANDIS                            2,000
LILY L. MCCARTNEY                         4,000
AL MIGLIACCIO                            10,000
HARLEY & BROOK MILLER                     2,500
ELIZABETH L NELSON                       10,000
SUSAN ODELL                              20,000
ERIC PAGH                                10,000
RICHARD G & LAURA J PARKER                4,000
STEPHEN LUCE (4)                          5,000              113,427          *
ALEX ORLIK (4)                            7,500              81,0083          *
ROY T PIRHALA                             3,317
JOHN S RUPP                               1,000
RAYMOND K SHOTWELL                        1,000
DANIEL E SPEALMAN                         9,000
HOMER N & NATHALIE W STEWART              3,000
PRISCILLA STITT                           1,000
ALFRED HUNTER & SUSAN MARY THOMPSON       1,500
ANDREW ANDERSON & MARY LYNN THOMPSON      1,000
WILLIAM W SELLERS TR UA 11/20/00         50,000             1,106,356         *
  WILLIAM W SELLERS REV TRUST (3)
MARGARET S WILLIAMS                       9,000
ROBERT H WILLIAMS DDS ASSOC PROFIT       12,000
  SHARING PLAN
RUTH ZWEIGBAUM                            3,000
                                        -------

         TOTAL                          467,692

------------

* Less than one percent (1%).

(1) Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3) Mr. Sellers is a Director of USA.
(4) Employee of USA.


                          NOTEHOLDER PURCHASE WARRANTS
                                                                                Beneficial Ownership
                                                                                   After Offering
                                                                                 --------------------
Selling Shareholder                               Common Stock Offered Hereby    Number     Percent
-------------------                              ---------------------------     -------  -----------
AANESTAD, DONALD T                                                 30,000
ADAMSON, ANNA KATE                                                  3,000
ADAMSON, BROOKE ANN                                                 3,000
ADAMSON, JOSIAH DAVID                                               3,000
ADAMSON, MICAH PAUL                                                 3,000
ADAMSON, PETER JOHN                                                 3,000
AGANS, ROBERT M                                                   105,000
AHP HOLDINGS                                                      110,001
                                      109

ALEX CONSULTING(15)                                                75,000      2,946,000   1.5%
ALIMACHANDANI, VIJAY                                               45,000
ALPERT, ALAN                                                        7,500
ALVANOS, MICHELLE & COSTA                                           4,500
ALVAREZ, DELIA P                                                    7,500
ANDERSON, JACKSON L                                                 4,500
ANDERSON, WAYNE A                                                  50,001
APPLE, CHARLES W                                                   48,750
APPLE, CHARLES W & KATHARINE K                                     30,000
APPLE, SUSAN SCHRAMM                                               15,000
APPLE, THOMAS                                                      15,000
ARDNT, BARRY C                                                      7,500
AYERS, JOHN P                                                      15,000
BACHICH, JOHN                                                     150,000
BARCLAY, CHARLES & NANCY                                           75,000
BAZURO, ROBERT & KIRSTEN (2)                                        3,750        187,025    *
BECK, ROBERT E                                                      3,000
BELIN JTWROS, MARION DOUGLAS & TEDDIE EARLINE                      45,000
BELLAVIA, CHARLES F                                                15,000
BESCH, NANCY A & EARL D                                            15,000
BEYER, GUNTER J                                                    15,000
BIRD, BENJAMIN LEE                                                 15,000
BIRDSALL, KATHLYNE K                                                1,875
BIRTZ REVOCABLE LIVING TRUST                                       30,000
Bjorklund Trustee U/A Dated 11-11-88, Alexandra O                  52,500
BLACKBURN, DAVID C                                                 60,000
BLACKBURN, DONALD F                                                45,000
BODINE, LOUISE D                                                   30,000
BOLITSKY, JOSEPH J                                                115,001
BOLLING, CHARLES L                                                 15,000
BOURASSA, GARY R                                                    7,500
BOYAR, LEA                                                          7,500
BOYNTON PENSION PLAN, JAMES R                                      45,000
BOYNTON, EDWIN R(1)                                                48,750       391,012     *
BRAY, DAVID G                                                       3,000
BRESLIN, BILLIE                                                    15,000
BRILL SECURITIES                                                   45,000
BRITTAIN FAMILY TRUST                                              10,001
BRITTAIN, DOUGLAS & CAROLYN                                        30,000
BRODINE, GORDON L                                                  60,000
BROOKS, CAROLINDA P                                                30,000
BUDINETZ, MICHAEL J                                                21,375
BURKS MD, WILLIAM P                                                69,375
BUTLER, ESTATE OF SMEDLEY D                                        30,000
BUTLER, SUSAN L                                                    22,500
CALVARESE, JOANNE C & VINCENT J                                    15,000
CALVARESE, VINCENT J                                               18,750
                                      110

CAMPBELL, WILLIAM A                                                 7,500
CAPE MACKINNON INC                                                 75,000
CARABASI MD, RALPH A                                                7,500
CARL, JERROLD & SUSAN COHEN                                        37,500
CARLSON, JULIE                                                    114,000
CASTLE JR, AUGUST B                                                68,519
CHARRINGTON III, ARTHUR M.R.                                       15,000
CHARRINGTON, ARDIS B                                               15,000
CHIECO, MICHAEL G                                                  37,500
CHIMICLES, BARBARA                                                 15,000
CHIORDI, MICHAEL J                                                 15,000
CIESIELSKI, JUDY A                                                 60,000
CLARK JR, GERALD E                                                 10,500
CLARKE, ROBERT J                                                  208,500
CLAUSEN, GORDON S & MARY LOU C                                     33,750
CLOUTIER, DIANE                                                    90,000
COFFEY, ROGER D                                                    15,000
COHEN, MARC A                                                      86,250
CONG. SHEARITH HAPLETA                                            326,250
CORNERSTONE PUBLIC RELATIONS GROUP                                  1,406
CRAVEN, JOHANNA                                                     7,251
CRECRAFT, HELENA                                                   15,000
CROSS, JIM & HELEN COLUMBO                                          5,000
CROTHERS, WILLIAM R                                                 9,375
CROW, DUDLEY R                                                     15,000
CROW, LORRAINE                                                      1,500
CUNNINGHAM MD, T DAVID                                             15,000
CURRIN TRUSTEE, CLIFTON B                                          89,751
CURTIS, A KENNETH & WILLIAM K                                      30,000
CURTIS, WILLIAM K                                                  37,500
CURTIS, WILLIAM K & LINDA S                                        90,000
D'ANGELO, DAVID S                                                  91,251
DEACON, BENJAMIN H                                                 18,750
DELLARUSSO, RICHARD J                                              15,000
DELTA WESTERN COMPANY                                              56,250
DEMARIS, SHERI LYNN                                               154,500
DEMEDIO, DAVID M (2)                                               18,750       256,849      *
DENLINGER, DONALD & DIANNE                                         18,000
DI RENZO, LOUIS & ROSE                                              7,500
DILIGENT FINANCE CO LTD(15)                                       480,000      1,898,000    1.0%
DIN, ANEES T                                                       40,500
DIRENZO, LOUIS & ROSE                                               3,750
DOLAN, LEO J                                                       42,000
DRESS, ROBERT & MELANIE                                            11,000
DRESSLER, MITCHELL                                                 15,000
DURYEA, JUSTIN G                                                   11,250
EFFRON, HOWARD                                                     15,000
EFFRON, JAMES                                                       5,250
ELLIOTT, BEN                                                       60,000
ELLNER, SOLOMON                                                    75,000
ELLSHAY LLC                                                        30,000
EVANKO, DR. MARK A                                                  1,500
FANELLI, ANTHONY                                                   40,500
FIELDMAN, HENRY J(3)                                               45,000      1,592,700      *
                                      111
FINN STAFF                                                         30,000
FIRESTONE, JEFFREY                                                 60,000
FORIGO, DANIELE                                                    53,573
FOSTER, JOHN S                                                    102,501
FOX, HELEN K                                                       15,000
FREY, ROBERT R                                                      5,634
FULMER, SAMANTHA HARRIS                                             1,500
FUSARO, ANTHONY A                                                  45,000
GALVIN, DOROTHY                                                     1,500
GEDDIS, MARGARET R                                                 10,001
GFG CONSULTING                                                    186,850
GIBSON, RONALD & BONNIE                                            10,001
GIDDENS, ROBERT G                                                  90,000
GILLESPIE, GALE S                                                   7,500
GIVEN, CHARLOTTE(15)                                              186,850       282,000      *
GLICKSMAN, RACHEL                                                  72,000
GLICKSTEIN, HARRIET & CARY                                         67,500
GLOCKNER, FREDERICK & JOAN                                          1,500
GOLDEN, JULIUS                                                      7,500
GOLDSTEIN, WILLIAM M                                               75,000
GOMES, GREGORY R                                                   75,000
GOTTLIEB, MIKLOS                                                   15,000
GRAY, HAROLD N                                                     60,000
GREAVES, JAMES & JOYCE                                              7,500
GREEN, JOHN R                                                      30,000
GREGORY, ALAN V                                                    15,000
GROFF, LARRY K & SHERYL L                                           4,500
GUERIERA JR, ROBERT                                                30,000
HAINEY, BOB                                                        75,000
HALDEMAN, EDWARD                                                   30,000
HALDEMAN, PAULINE E                                                30,000
HALL, ROBERT & VIRGINIA                                             7,500
HAMILTON, JOHN E                                                    4,500
HAMILTON, ROBERT A(2)                                              13,650      89,026        *
HAMILTON, IRA FBO ROBERT A (2)                                      6,300      89,026        *
HANSEN, NANCY H                                                   138,000
HARRIS JR, BURT I                                                 240,000
HARRIS, BURT I                                                    240,000
HARRIS, KENNETH R                                                   7,555
HARRIS, KENNETH R & BETTY A                                        30,000
HARRIS, PETER A & DEBORAH L                                         7,500
HARRITY JR, WILLIAM F                                             137,501
HARRITY, R JOHNSTONE                                               15,000
HARRITY, VIRGINIA W                                                 7,500
HAUPTFUHRER FAMILY PARTNERSHIP, ROBERT P                           67,500
HAUPTFUHRER, BARBARA D                                             52,500
HAY, JOHN(4)                                                       45,000     1,592,700      *
HEALD FAMILY TRUST                                                 30,000
HEALD, CYNTHIA & JACK                                              15,000
HEALD, JACK M                                                       8,750
HEBENSTREIT, ANDREW B                                             130,001
HEBENSTREIT, ANN                                                   22,500
HEBENSTREIT, LISA                                                  12,000
HEBENSTREIT, SAM B                                                 10,500
HEBENSTREIT, TIMOTHY B                                             16,500
                                      112

HEBENSTREIT, TODD                                                  12,000
HENDRON MD, MAUREEN E                                             102,500
HEPBURN, ADELE H (5)                                              470,751   4,110,488    2.1%
HEPBURN, AUSTIN B(5)                                               44,549   4,110,488    2.1%
HERBERT, STEPHEN P (6)                                             75,000   1,488,720    *
HERBERT, JULIE(18)                                                 75,000   1,488,720    *
HEWSON, THOMAS A                                                   30,000
HODGES, JOYCE                                                       7,500
HOLLENSHEAD, MICHELLE                                               3,125
HOLMWOOD, JAMES M                                                  30,000
HOLT, ALTON R                                                      78,000
HRUBALA ASSOCIATES, A PARTNERSHIP                                  36,251
HUBBERT, DAVID W                                                   26,250
HUDSON, GORDON F                                                   30,000
HUDSON, MARK J                                                     15,750
HUDSON, NICHOLAS C                                                  9,150
HUDSON, WILBUR E                                                    7,500
HUGHES, CHRISTINE F                                                15,626
HYMAN, MICHAEL                                                     15,000
IGNITE CAPITAL                                                     75,000
ILLES, STEVE                                                      450,000  3,781,250  1.9%
INTERNET PR GROUP                                                  15,000
IRA FBO BETTY A HARRIS DLJSC                                       15,000
IRA FBO KENNETH R HARRIS DLJSC                                     15,000
IRA FOR ROBERT E WAGNER                                            30,000
J.M. HULL ASSOCIATES LP                                            31,875
JACKSON, NATA M                                                    60,000
JACOBY, ROBERT &  MARY LOU                                         34,001
JALMARSON, CRAIG H                                                  9,000
JENKINS, WENDY (3)                                                 30,000    142,000      *
JENSEN JR, GEORGE R(7)                                            240,000  1,472,200      *
JENSEN, BURTON                                                     15,927
JENSEN, DAVID                                                      15,927
JENSEN, GEORGE R & RON RAYMOND(7)                                 150,000   1,472,200     *
JENSEN, JULIE(7)                                                   75,000   1,472,200     *
JOHNSTON, WILLIAM ROBERT                                           37,500
JONES JTWROS, ROBERT F & DEBORAH L                                 60,000
JONES SR, DONALD & JOAN                                             2,000
JONES, CHARLES T                                                    7,500
JONES, DONALD & JOAN                                                6,252
KARN, GLORIA S & FRED S                                             1,500
KATCHUR, MICHAEL                                                   11,250
                                      113

KATCHUR, THOMAS A                                                 187,500
KATCHUR, THOMAS JOHN                                               31,200
KEFFER, JOHN & RAELENE                                             15,000
KENT, MAUDE WOOD                                                   15,000
KENT, MAUDE WOOD  & THOMAS D                                       15,000
KILGORE, KATHLEEN COUGHLIN                                         15,000
KILGORE, ROBERT A                                                  75,000
KILMARX, GEORGE H & JUNE                                           85,001
KIM, ANTHONY Y.K.                                                  75,000
KLANN TRUST, HARRIETTE D                                            5,000
KLANN, HARRIETTE D                                                 22,500
KNERR, SHIRLEY K                                                   45,000
KNODE, RALPH H                                                     30,000
KOBUS, GREGORY & ALICE                                             15,000
KOLLS, CHRISTINE C (19)                                            45,000     910,850     *
KONSMO, OYSTEIN                                                    18,750
KROMBOLZ, PHILLIP S                                                30,000
KROMBOLZ, ROCHELLE L & PHILLIP S                                   30,000
KROOK, NANCY                                                      105,000
LAND, JEFFREY R                                                    15,000
LANDIS, LOIS                                                        1,500
LANNI, PAUL G                                                      15,000
LAW, JEANNINE P                                                    15,000
LEBOUTILLIER, SHERRILL F                                          150,000
LEE TRUST W/D/T 10/5/92, JOHN N                                    45,000
LEE, STEVEN                                                         3,750
LEENE, JENNIFER BEIRNES                                            15,000
Legg Mason Cust FBO DennisL Gilbert IRA                            15,000
LEGG MASON FBO RICHARD SCHONWALD IRA                               22,500
LEHMANN, AARON                                                     55,500
LEROUX, SHELLEY                                                    45,000
LEWIS, WARREN D                                                    23,751
LEXINGTON VENTURES INC                                             90,000
LIPPINCOTT JR, H MATHER                                            22,500
LIZZUL, PAUL & DAWN-MARIE                                          15,000
LOCKHART, LORETTA                                                   8,573
LOCKHART-HEBERTON, CYNTHIA                                            750
LOPEZ, ANTHONY & BARBARA                                           15,000
LOPEZ, PATRICK                                                     15,000
                                      114

LOZOWSKI, ROBERT                                                    3,000
LUCE, STEPHEN M.(2)                                                 5,000     113,427    *
LUPPINO,  FRANCES                                                  15,000
LURIO, DOUGLAS(9)                                                  22,500     415,713    *
LURIO, DOUGLAS M & MARGARET SHERRY(9)                              45,000     415,713    *
MacCAIN, JAMES P                                                   40,001
MACCARTNEYROBERT F & LILY L                                        15,000
MACKENZIE, DONALD                                                  30,000
MADAN, LEWIS F                                                      3,000
MALISCHEWSKI, ALBERT P & MARY E                                    15,000
MALONEY, VIRGINIA MARSHALL                                          1,500
MARCHAND, AIMEE                                                     1,875
MARCHAND, MARIEL                                                    1,875
MARCHAND, ROBIN                                                     8,750
MARIE G ROPER, MARIE G                                              7,500
MARINO, SALVATORE                                                  15,000
MARKOWITZ DDS Retirement Fund, IRWIN H                             75,000
MARTIN, C LEONARD                                                  30,000
MASON, KATHLEEN J                                                 160,001
MAX COMMUNICATIONS                                                 90,000
MAYER, CHARLES A                                                   21,000
MCCABE, BARRY N                                                    15,000
MCCARTHY, DUANE C                                                   1,500
MCCARTHY, G ELLARD & JOAN R BENNETT                                 7,500
MCCARTNEY, LILY                                                     3,000
McCauley Jr Trustees, David E & Sue A                              45,000
MCCORMICK, JOHN F                                                  37,500
MCGARRAH, ROBERT G (15)                                            45,000     413,000    *
MCGONIGLE, JOHN & ROSEMARY                                          1,500
MCGONIGLE, MARY C                                                   1,500
MCGUIRE, PETER J                                                  225,000
MERRIMAN, JAMES F                                                  82,500
MIGLIACCIO, AL                                                      7,500
Millennium Trust Co, Llc Cust f/b/o Fred KaragosianTR#1505257      15,000
MILLER, EILEEN & LAWRENCE                                           6,000
MILLER, HARLEY & BROOK                                             31,626
MILLIKIN, GEORGE & CAROLINE                                        45,000
MOFFITT JR, GEORGE W                                               31,875
MOFFITT REVOCABLE TRUST DATED 9/25/97, WANDA S                     15,000
MOLUMPHY CAPITAL MGMT Profit Sharing                               15,000
MOLUMPHY, THOMAS J                                                  7,500
MONTGOMERY, ERNEST E                                               15,000
MONTGOMERY, ROBERT & ROSEMARY                                      25,001
MONTGOMERY, ROBERT H                                               30,000
MORGAN JR, MILTON K & LOIS T                                       15,000
MORRIS, MAC G                                                       7,500
MOSIER, JAMES                                                      30,000
MOYER, F STANTON                                                   37,500
MURPHY, RICHARD F                                                  30,000
                                      115

MURRAY, BARBARA J                                                  15,000
NASH, GARY                                                          3,000
NEFF, RONNIE                                                       15,000
NELSON, ELIZABETH L                                                71,250
NEMETH, ROBERT F                                                   30,000
NEWHUIS, GREGG J                                                  300,000
NEWHUIS, JEFFREY M                                                 20,003
NIX, JOHN BRADLEY & CAROL C                                         4,500
NOLAN, PATRICK                                                     35,213
NORDIN, PAUL                                                        5,000
OAKLAND, GARY                                                      22,500
OCONNELL, GEORGE                                                  360,000
ODELL, SUSAN                                                       32,501
O'NEILL, J BRIAN                                                   22,500
ORLIK, ALEX (2)                                                    18,188       82,583    *
PADRICK, ROBERT                                                    60,000
PADRICK, TRUSTEE, ROBERT G PADRICK P/S/P AND TRUST, ROBERT G.      30,000
PADRICK, TRUSTEE FBO KELLIE NICOLE PADRICK, ROBERT G.              15,000
PAGH, ERIC                                                         18,750
PAKRADOONI, PETER B                                                30,000
PANORAMA PARTNERS                                                   4,500
PARKER, MICHAEL A                                                   5,000
PARKER, NEIL L                                                      7,500
PARKER, RICHARD                                                    15,000
PARKER, RICHARD & LAURA                                            49,500
PELLEGRINO, JOSEPH                                                300,000
PENJUKE, WILLIAM & CAROL                                           15,000
PERRY, DOUGLAS                                                      3,125
PERRY, LARRY R                                                      3,125
PERRY, MATTIE & WILLIAM                                            71,250
PERRY, RICHARD                                                      3,125
PETT, ROBERT                                                      150,000
PIRHALA, ROY T                                                     86,262
PONTON JR, JOHN W                                                  15,000
POTTS, ROBERT H                                                    30,000
POWELL, J STEVE                                                     4,500
PRESCOTT, BARBARA L                                                 1,875
PROCTOR, CHARLES & MARIA                                              625
RAFFERTY, PAUL & JOAN                                              47,501
RANSOME III, ERNEST L                                              22,500
RECKTENWALD, WILLIAM                                               75,000
REICHL, THOMAS C                                                    4,500
REISNER, GREG A                                                    15,000
REISNER, WILLIAM & FRANCES                                         33,000
RENNER IV, HARRY                                                  125,625
RETTEW III, JOHN B                                                 20,001
REYBOK, ROBERT & JOAN                                              15,000
RICHARDSON, GEORGE & SHARON                                        15,625
                                      116

RICHARDSON, GEORGE B                                               15,625
ROBERTS, NOMA ANN                                                  45,000
Rogers JR. Family LIimited Partnership, E H                        30,000
ROGERS, DOYLE                                                      15,000
ROGERS, GARDINER                                                   16,500
ROPER, LEE R & LISA ANN                                            67,500
ROPER, MARIE G                                                     22,500
ROSENTHAL, JERRY                                                   30,000
ROUSE III, GEORGE PARKE                                            15,000
RUBEN, PETER S                                                    180,000
RUGART, KARL F                                                     48,750
RUPP, FRANK S                                                      15,000
RUPP, JOHN S                                                       70,125
SAS, VALENTINA                                                      3,000
SCAMMAHORN, KEITH & LYNNE                                          15,000
SCHOENHUT III, WILLIAM F                                           30,000
SCHOENHUT JR, WILLIAM F                                            70,001
SCHOENHUT, EDWARD L                                                30,000
SCHOLL PROFIT SHARING PLAN, DB                                     15,000
SCHOLL, MARGARET J                                                 15,000
SCHONWALD, RICHARD S                                              333,750
SCHWARTZ, STEPHEN                                                  37,500
SCIFERS, VICKI S                                                   15,000
SCRANTON, MARY L                                                    8,750
SELDERS, THOMAS A & KRISTIN M                                       7,500
SELLERS TRUST, WILLIAM W (17)                                      47,500      973,856      *
SELLERS, NICHOLAS                                                  15,000
SELLERS, WILLIAM W (17)                                           135,000      973,856      *
SELTZER, SCOTT                                                      7,500
SHEVLIN, CELIA E                                                    3,000
SHOTWELL, RAYMOND K                                                 8,250
SHUPE, JOHNNYE F                                                    1,500
SHUTE, HARRY D                                                      7,500
SICHEL JR, LEONARD H                                               15,000
SINGER, JOSEPH                                                      1,500
SINGER, LESLIE & ETHEL                                             15,000
SINGH, KRISHNA K                                                   45,000
SMITH, RICHARD(15)                                                180,000      120,000      *
SMITLEY, KATHY                                                      7,500
SNYDER, MELVIN G                                                   15,000
SPEALMAN IRA, DANIEL                                               25,938
SPEALMAN, DANIEL E                                                 58,500
STANGLEIN, TERRY W                                                 54,000
STEINHILBER, ELINOR M                                              15,000
STEIR, MICHAEL & ELLEN                                             18,750
STERN, SHAI L (10)                                                 37,500       178,750     *
STETSON IV, JOHN B                                                 30,000
STETSON, CPT ERIC W                                                 7,500
                                      117

STETSON, SCOTT W                                                    1,500
STETSON, SOLVEIG W                                                 15,000
STEVENS, GERTRUDE                                                  37,500
STEWART, HOMER & NATHALIE                                          13,050
STEWART, HOMER N                                                   15,000
STITT, PRISCILLA A                                                 32,250
STOKES, EDWARD B                                                   45,000
STRINGFELLOW, MARCUS & EMIKO                                       15,000
STROUD, VIVIAN K  (2)                                               7,500     188,294     *
STULL JTWROS, CLARK D & CAROLYN S                                  30,000
STULL, CLARK D                                                      1,050
SVEDAS, WILLIAM                                                     1,500
SWANTON,TERRY L & MOLLY B                                          30,000
SZYCHOSKI, GEORGE E                                                   150
SZYCHOSKI, MICHAEL W                                                  375
SZYMBORSKI, CONSTANTINE T                                          15,000
TAUBER, BARBARA ANN                                                 1,500
TECHNOLOGY PARTNERS(11)                                           652,647   1,855,510      *
TEQUESTA CAPITAL CORP                                              21,428
THOMPSON, ALFRED & SUSAN                                            4,125
THOMPSON, ANDREW & MARYLYNN                                           750
THOROUGHGOOD, WILLIAM E                                             3,750
TORRES, GUILLERMO M                                                30,000
TRINITY ASSOCIATES                                                165,000
TURESKY, STEPHEN S                                                 15,000
TURNER, JAMES                                                      60,000
ULLMAN, ANTHONY B(12)                                              45,000     1,592,700  *
UNANUE, CURTIS & MARIA                                             45,000
VAN ALEN JR, WILLIAM L(13)                                         35,001       411,001  *
VESPER JR, JOHN H                                                   7,500
VODANTIS, JOHN S & HOPE J                                           7,500
WAGNER, ROBERT E                                                   35,894
WAHLSTROM, BORJE                                                   15,000
WAHLSTROM, JEAN STEEL                                              15,000
WEAVER, DAVID                                                       7,800
WEAVER, DWANE M                                                    15,000
WEAVER, KEVIN & ALICIA                                             45,000
WEAVER, MARLENE                                                   150,000
WEAVER, MICHAEL L                                                   1,500
WEAVER, WESLEY R                                                   22,500
WESSELLS III, HENRY W                                               5,001
WHEELER, ARTHUR L                                               1,102,500
WIENER, ARTHUR                                                      8,015
WIENER, ARTHUR & RUTH                                               9,825
WIENER, BERNARD                                                     7,500
WILLARD, J EDWARD                                                 147,501
WILLIAMS DDS PROFIT SHARING                                        88,500
WILLIAMS, MARGARET S                                               53,700
WILSON, KENNETH B                                                   7,500
WOLFE, CLAUDINE W                                                   4,500
                                      118

WRIGHT, C EDWIN & JANET LYN                                         7,500
WRIGHT, JOHN D                                                     15,000
WRIGHT, WILLIAM M                                                  15,000
WYMAN JR, SAMUEL D                                                 15,000
YAMAGUCHI, JONI CARLEY                                             15,000
YOSHIMOTO, CRAIG                                                   15,000
YOUNG, FRANCES(14)                                                705,000     1,120,000    *
YUTZY, JOHN A & LUCINDA K                                          12,000
ZELENKA, DONALD J                                                 213,750
ZIRBES, JOSEPH                                                      7,500
ZWEIGBAUM, RUTH                                                    15,063

TOTAL                                                          20,720,051


----------
* Less than one percent.

(1) Mr. Boynton is a Director of the Company.
(2) Employee of the Company.
(3) Mr. Feildman is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented the Company in connection with prior litigation.
(4) Mr. Hay is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented the Company in connection with prior litigation.
(5) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of the Company.
(6) Mr. Herbert is President, Director and Chief Operating Officer of the
 Company.
(7) George and Julie Jensen are husband and wife. Mr. Jensen is Chairman of the Board and Cheif Operating Officer of the Company.
(8) Son of George Jensen.
(9) Douglas and Magaret Lurio are husband and wife. Mr. Lurio is a Director of the Company and he is the President of Lurio &
 Associates, P.C.
(10) Mr. Stern is a consultant to the Company.
(11) Technology Partners is the Company's investment banker.
(12) Mr. Ullman is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented the Company in connection with prior litigation.
(13) Mr. Van Alen is a Director of the Company.
(14) Ms. young is a former employee of the Company.
(15) Consultant to the Company.
(16) Spouse of H. Brock Kolls
(17) Director of USA

                               MANAGEMENT OPTIONS
                                                            Beneficial Ownership
                                                            After Offering
                                                            --------------------
Selling Shareholder        Common Stock Offered Hereby      Number   Percent
-------------------        ---------------------------      ------   -------
Options

Mr. George R. Jensen, Jr.          480,000               1,457,200(10)        *
Mr. Henry B. duPont Smith           20,000               1,348,720(1)         *
Mr. Stephen P. Herbert             290,000                 655,850(2)         *
Mr. Haven Brock Kolls, Jr.         300,000                 980,856(3)         *
Mr. William W. Sellers             175,500                 773,575(4)     1.25%
Mr. Peter G. Kapourelos            177,000                   8,013(5)         *
Mr. William L. Van Alen, Jr.       172,500                  95,000(6)         *
Mr. Steven Katz                    160,000                  35,000(13)        *
Mr. Douglas M. Lurio               160,000                 253,713(11)        *
Mr. Edwin R. Boynton               110,000                 329,762(12)        *
Ms. Adele Hepburn                  277,000               4,343,788         2.2%
Mr. Austin Hepburn                   5,000               4,343,788         2.2%
Mr. Robert Leiser                    2,000
Mr. Doug Annette                     2,500
Mr. and Mrs. Alan A. Ballard         1,500
Ms. Helen Estes Seltzer              1,200
Ms. Peg Longstreth Bayer               940
Mr. Clifton B. Currin               962.50
Mr. Rick Crecraft                    2,235
Mr. Edward M.Taylor                    950
Mr. Joseph Etris, Jr.                  825
Ms. Emma K. Heed                       815
Ms. Mary Farrow Evans               512.50

Mr. Jack D. Davis                   342.50
Ms. Joy L. Punchur                  272.50
Mr. Robert Cryan                       250
Mr. Lawrence R. Malcolm                225
Ms. Elizabeth E. Logan                 200
Mr. and Mrs. Ralph Cochran             175
Mr. Clark Stull                     127.50
Ms. Anna Lincoln                        60
Ms. Ruth E. Hall                        55
Ms. Rosemary Marshall                   40
Ms. Nancy Victor                        20
Mr. Daniel A. Padden                 17.50
Mr. Jeffrey M. McGarry                  25
Ms. Susan H. Cortese                   250
Mrs. Robert Leiser                   2,000
Mr. Michael Lawlor                 100,000                 407,050 (8)        *
Mr. Leland P. Maxwell              120,000                 277,050 (9)        *
Mr. Cecil Ledesma                    9,500                 141,500 (14)       *
Ms. Amy Thigpen                      7,000                  84,550 (14)       *
Ms. Vivian Stroud                    6,000                   9,628 (14)       *
Mr. Dave DeMedio                     6,000                 189,794 (14)       *
Mr. James Tierney                    1,000                 258,349 (15)       *
Larry Gershman                     150,000                       0 (16)       *
Frances Young                      100,000               1,725,000 (17)       *
George O'Connell                   100,000
                                 ---------
          Total                  2,472,500
                                 =========
-------------------~
 *Less than one percent (1%)

(1) Mr. Smith is a former Director of USA.
(2) Mr. Herbert currently serves as President and as a Director of USA.
(3) Mr. Kolls currently serves as Vice President - Research and Development.
(4) Mr. Sellers currently serves as a Director of USA.
(5) Mr. Kapourelos is a former Director of USA.
(6) Mr. Van Alen currently serves as a Director of USA.
(7) Adele and Austin Hepburn are husband and wife. Adele Hepburn serves as Director of Public Relations of USA.
(8) Mr. Lawlor is the Vice President-Marketing and Sales of USA.
(9) Mr. Maxwell is the Senior Vice President, Chief Financial Officer and Treasurer of USA.
(10) Mr. Jensen is the Chief Executive Officer and Chairman of USA. Does not reflect the right granted to him under his employment agreement to receive seven percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."
(11) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(12) Mr. Boynton is a Director of USA.
(13) Mr. Katz is a Director of USA.
(14) Employee of USA.
(15) Former employee of USA.
(16) Currently serves as our financial and marketing consultant.
(17) Former employee of USA.

                2004 and 2005 SENIOR NOTE INTEREST DECEMBER COMMON STOCK

                                          Common Stock(1)   Beneficial Ownership
Selling Shareholder                       Offered Hereby    After Offering
-------------------                       --------------    --------------------
                                                            Number  Percent
                                                            ------  -------
2004 NOTEHOLDER
-----------
AHP HOLDINGS                              7000
ALVANOS, MICHELLE & COSTA                  900
ANDERSON, JACKSON L                        900
ANDERSON, WAYNE A                         2500
APPLE, CHARLES W                          6750
BARCLAY, CHARLES & NANCY                  3000
BAZURO, KIRSTEN & ROBERT(9)                750              190,025      *
BIRDSALL, KATHLYNE K                       376
BJORKLUND, ALEXANDRA O                    4500
BLACKBURN, DAVID C                        7500
BOLITSKY, JOSEPH J                        8000
BOYAR, LEA                                1500
BOYNTON, EDWIN R(10)                      3750              436,012      *
BRESLIN, BILLIE                           3000
BRITTAIN FAMILY TRUST                     2000
BURKS, WILLIAM P                          1876
CALVARESE, VINCENT J                       750
CARL, JERROLD & COHEN, SUSAN              7500
CARLSON, JULIE                           19800
CASTLE JE, AUGUST B                       4704
CHARRINGTON III, ARTHUR M.R.              3000
CHARRINGTON, ARDIS B                      3000
CHIORDI, MICHAEL J                        3000
CIESIELSKI, JUDY A                        3000
CLARK JR, GERALD E                        2100
CLARKE, ROBERT J                          2700
CLAUSEN, GORDON & MARYLOU                  750

COHEN, MARC                               5250
CORNERSTONE PUBLIC RELATIONS GROUP         282
CRAVEN, JOHANNA                           1076
CROSS, JIM                                1000
CROTHERS, WILLIAM R                        376
CROW, LORRAINE                             300
CURRIN, CLIFTON B                         2950
CURTIS, WILLIAM & LINDA                   6000
D'ANGELO, DAVID S                         3250
DB SCHOLL PROFIT SHARING PLAN             3000
DEACON, BENJAMIN                           750
DELTA WESTERN COMPANY                    11250
DEMARIS, SHERI-LYNN                      10500
DEMEDIO, DAVID(9)                         2250      262,099     *
DENLINGER, DONALD & DIANNE                3600
DILIGENT FINANCE CO LTD (8)              96000    2,282,000    1.2%
DIRENZO, LOUIS & ROSE                      750
DOLAN, LEO J                              2400
DRESS, ROBERT & MELANIE                   2200
EFFRON, HOWARD                            3000
EFFRON, JAMES                             1050
ELLIOTT, BENTLY                           3000
EVANKO, DR. MARK A                         300
FANELLI, ANTHONY J                        5100
FLINT, PRISCILLA TAYLOR                     76
FOSTER, JOHN S                            8500
FREY, ROBERT                              1126
FULMER, SAMANTHA HARRIS                    300
FUSARO, ANTHONY A                         6000
GALLAGHER, ROSE & ANTHONY J                150
GALVIN, DOROTHY                            300
GEDDIS, MARGARET R                         500
GIBSON, RONALD & BONNIE                   2000
GIDDENS, ROBERT                           6000
GILLESPIE, GALE                           1500
GLICKSTEIN, HARRIET & CARY                4500
GLOCKNER, FREDERICK & JOAN                 300
GOLDEN, JULIUS                            1500
GOLDSTEIN, WILLIAM M                      3000
GREAVES, JAMES & JOYCE                    1500
GROFF, LARRY K & SHERYL L                  900
HAMILTON, IRA FBO ROBERT A (9)            1260       107,086     *
HAMILTON, ROBERT A  (9)                    630       107,086     *
HANSEN, NANCY HUSTON                     18600

HARRIS JR, BURT I                        96000
HARRIS, KENNETH R                          360
HARRITY JR, WILLIAM F                     9500
HAUPTFUHRER FAMILY PARTNER                3000
HEALD, JACK M                             1750
HEBENSTREIT, ANDREW B                    11000
HEBENSTREIT, ANN                          4500
HEBENSTREIT, LISA                         2400
HEBENSTREIT, SAM                          2100
HEBENSTREIT, TIMOTHY B                    3300
HEBENSTREIT, TODD                         2400
HENDRON, MAUREEN E                        2500
HEPBURN, ADELE H  (2)                    31524      4,593,754     2.4%
HEPBURN, AUSTIN B (2)                      510      4,593,754     2.4%
HOLLENSHEAD, MICHELLE                      626
HOLT, ALTON R                            15600
HRUBALA ASSOC, A PARTNERSHIP              1250
HUBBERT, DAVID W                           750
HUDSON, GORDON F                          1500
HUDSON, MARK J                            2400
HUDSON, NICHOLAS                          1080
HUGHES, CHRISTINE F                        876
ILLES, STEVE                             82500      4,148,750     2.1%
J.M. HULL ASSOCIATES LP                   6376
JACKSON, NATA M                          12000
JACOBY, ROBERT &  MARY LOU                3800
JOHNSTON, WILLIAM ROBERT                  6000
JONES, CHARLES T                          1500
JONES, DONALD & JOAN                      1250
KATCHUR, MICHAEL                          2250
KATCHUR, THOMAS A                        16500
KATCHUR, THOMAS JOHN                      3240
KAUR, SARB JIT                             150
KILMARX, GEORGE & JUNE                    2000
KLANN TRUST, HARRIETTE D                  1000
KLANN, HARRIETTE D                        1500
KNERR, SHIRLEY K                          2700
KOBUS, GREGORY & ALICE                    3000
LANDIS, LOIS                               300
LEWIS, WARREN D                           1750
LIPPINCOTT JR, H MATHER & MARGARET        3000
LOCKHART-HEBERTON, CYNTHIA                 150
LOPEZ, ANTHONY & BARBARA                  3000
LUCE, STEPHEN M                           1000       117,427       *
MACCAIN, JAMES P                          3500
MADAN, LEWIS F                             600
MARCHAND, AIMEE                            376
MARCHAND, MARIEL                           376
MARCHAND, ROBIN                           1750

MARTIN, C LEONARD                         6000
MASON, KATHLEEN                          23000
MAYER, CHARLES                            1200
MCCARTNEY, LILY                            600
MCGONIGLE, JOHN & ROSEMARY                 300
MCGONIGLE, MARY C                          300
MCGUIRE, PETER                           24000
MERRIMAN, JAMES F                         3000
MIGLIACCIO, AL FOR ASHLEE                 1500
MILLER, EILEEN & LAWRENCE                 1200
MILLER, HARLEY & BROOK                    1376
MILLIKIN, GEORGE & CAROLINE               9000
MOFFITT JR, GEORGE W                      3376
MONTGOMERY, ERNEST E                      3000
MONTGOMERY, ROBERT & ROSEMARY             2000
MORRISON, FRANCES WHEELER                 1500
MOYER, F STANTON                          7500
MURRAY, BARBARA J                         3000
NELSON, ELIZABETH L                       5250
NEWHUIS, GREGG J                          4500
NEWHUIS, JEFFREY                          2100
NOLAN, PATRICK                            6000
NORDIN, PAUL                              1000
O'CONNELL, GEORGE                        12000
ODELL, SUSAN                              6500
ORLIK, ALEX  (9)                          2438      86,145    *
PAGH, ERIC                                3750
PARKER, MICHAEL A                         1000
PARKER, NEIL L                             750
PARKER, RICHARD & LAURA                   2400
PERRY, DOUGLAS A                           626
PERRY, LARRY R                             626
PERRY, MATTIE & WILLIAM                   3000
PERRY, RICHARD                             626
PIRHALA, ROY T                            1996
POTTS, ROBERT H                           3000
PRESCOTT, BARBARA L                        376
PROCTOR, CHARLES & MARIA                   126
RAAB, SAMUEL                             15000
RAFFERTY, PAUL & JOAN                     9500
RECKTENWALD, WILLIAM                      6000
REISNER, WILLIAM & FRANCES                3600
RENNER IV, HARRY                         10126
RETTEW III, JOHN B                        2500
RICHARDSON, GEORGE B                      3126
ROGERS, GARDINER                           900
ROPER, LISA & LEE                         4500
ROPER, MARIE G                            4500
RUGART, KARL F                            2250
RUPP, JOHN S                              2026
SCAMMAHORN, KEITH & LYNNE                 3000
SCHOENHUT JR, WILLIAM F                   2000
SCHOLL, MARGARET J                        3000

SCHONWALD, RICHARD S                     18750    2,074,125    1.1%
SCRANTON, MARY L                          1750
SELLERS TRUST, WILLIAM W                  9500
SHOTWELL, RAYMOND                          150
SHUPE, JOHNNYE F                           300
SINGH, KRISHNA K                          9000
SINGH, SARB JIT                             76
SMITH, RICHARD                           36000
SPEALMAN IRA, DANIEL                      5188
SPEALMAN, DANIEL E                       11700
STEIR, MICHAEL & ELLEN                    2250
STEWART, HOMER & NATHALIE                 1950
STITT, PRISCILLA A                         450
STOKES, EDWARD B                          3000
STRINGFELLOW, MARCUS & EMIKO              3000
STULL, CLARK D                             210
SZYCHOSKI, GEORGE E                         30
SZYCHOSKI, MICHAEL W                        76
SZYMBORSKI, CONSTANTINE T                 3000
TAYLOR, DIANA STELLING                      76
TAYLOR, EDWARD M                           150
TAYLOR, JOHN M                             150
TAYLOR, JUDITH ANN                          76
TAYLOR, MARGO E                             76
TAYLOR, TUCKER CHASE                       150
TECHNOLOGY PARTNERS(8)                  115530     2,392,627    1.3%
THOMPSON, ALFRED & SUSAN                   226
THOMPSON, ANDREW & MARYLYNN                150
TORRES, GUILLERMO M                       3000
UNANUE, CURTIS A& MARIA                   9000
VAN ALEN JR, WILLIAM L(7)                 1000       445,002     *
WAGNER, ROBERT E                          4178
WAIBEL, CAROLYN                           3000
WAIBEL, R SCOTT                           3000
WEAVER, DAVID                              660
WEAVER, KEVIN & ALICIA                    9000
WEAVER, MICHAEL L                          300
WEAVER, WES                               1500
WESSELLS III, HENRY W                      250
WHEELER JR, ARTHUR L                      3000
WHEELER JR, FREDERICK C                   3000
WHEELER, ALINA R                          3000
WHEELER, ANTONIA C                        3000
WHEELER, ARTHUR L                       150000
PATTON, CHRISTINE W                       3000
WHEELER, EDWARD F                         3000
WHEELER, LESLIE P                         3000
WHEELER, SUSAN W                          3000
WILLARD, J EDWARD                        14500
WILLIAMS DDS PROFIT SHARING              17700
WILLIAMS, MARGARET S                     10740
YOSHIMOTO, CRAIG                          3000
YUTZY, JOHN A & LUCINDA K                 2400
ZELENKA, DONALD J                         6750
ZWEIGBAUM, RUTH                           1512

TOTAL SHARES                         1,395,774

2005 NOTEHOLDER
---------------

AANESTAD, DONALD T                      6,000
ALEX CONSULTING 98)                    10,000      3,011,000  1.5%
ALIMACHANDANI, VIJAY                    6,000
ALVAREZ, DELIA P                        1,500
ANDERSON, WAYNE A                       1,500
APPLE, CHARLES W                        3,000
APPLE, SUSAN SCHRAMM                    2,000
BACHICH, JOHN                          10,000
BELLAVIA, CHARLES F                     3,000
BEYER, GUNTER J  (8)                    3,000        135,167   *
BLACKBURN, DAVID C                      4,500
BLACKBURN, DONALD F                     9,000
BOLITSKY, JOSEPH                        2,000
BRAY, DAVID G                             600
BRILL SECURITIES                        9,000
BRITTAIN, DOUGLAS & CAROLYN             4,000
BRODINE, GORDON L                       4,000
BUDINETZ, MICHAEL J                     2,850
BURKS, WILLIAM P                        3,000
CAPE MACKINNON INC                     11,000
CARLSON, JULIE                          3,000
CASTLE JR, AUGUST B                     3,000
CLARKE, ROBERT J                       26,000
COFFEY, ROGER D                         3,000
CONG SHEARITH HAPLETA                  11,000
CRAVEN, JOHANNA                           380

CROW, DUDLEY R                          3,000
CURRIN, CLIFTON B                       4,000
CURTIS, WILLIAM K                       7,500
D'ANGELO, DAVID                         8,000
DEMARIS, SHERI LYNN                     5,400
DEACON JR., BENJAMIN H                  1,000
DIN, ANEES T                            5,400
ELLIOTT, BEN                            6,000
ELLNER, SOLOMON                        10,000
ELLSHAY LLC                             6,000
FANELLI, ANTHONY J                      3,000
FINN STAFF                              4,000
FIRESTONE, JEFFREY                     11,870
FORIGO, DANIELE                         7,150
FOX, HELEN K                            3,000
FUSARO, ANTHONY A                       3,000
GEDDIS, MARGARET R                        500
GFG CONSULTING                         12,000
GIDDENS, ROBERT G                      13,500
GIVEN, CHARLOTTE(8)                     4,000    308,000      *
GLICKSTEIN, HARRIET & CARY              2,000
GLICKSMAN, RACHEL                       9,600
GOLDSTEIN, WILLIAM M                    3,000
GREGORY, ALAN V                         3,000
HAINEY, BOB                            10,000
HALDEMAN, EDWARD                        6,000
HALDEMAN, PAULINE E                     6,000
HALL, ROBERT & VIRGINIA                 1,390
HARRIS, KEN                               200
HARRITY JR, WILLIAM                     3,000
HAUPTFUHRER FAMILY PARTNERSHIP          6,000
HAUPTFUHRER, BARBARA D                  3,000
HEALD, CYNTHIA & JACK                   3,000
HEBENSTREIT, ANDREW                    15,000
HENDRON, MAUREEN                        3,000
HEPBURN, ADELE(2)                     120,000   4,502,788     2.4%

HEPBURN, AUSTIN B (2)                   3,000     4,502,788   2.4%
HERBERT, JULIE (3)                     12,670     1,613,380   *
HERBERT, STEPHEN P (3)                 12,670     1,613,380   *
HEWSON, THOMAS A                        6,000
HRUBALA ASSOCIATES, A PARTNERSHIP       3,000
HUDSON, GORDON F                        1,500
HUDSON, MARK J                            750
HUDSON, NICHOLAS C                        750
HUGHES, CHRISTINE F                     1,000
IGNITE CAPITAL                         10,000
ILLES, STEVE                            5,000     4,226,250   2.2%
INTERNET PR GROUP                       2,000
JALMARSON, CRAIG H                      1,200
JENKINS, WENDY(9)                       4,000       168,000    *
JENSEN, BURTON (11)                     2,614
JENSEN, DAVID  (11)                     2,614
JENSEN, GEORGE (9)                     15,000     1,913,400    *
JENSEN, JULIE  (9)                      8,800     1,913,400    *
JONES, ROBERT                           6,000
JONES SR, DONALD & JOAN                   400
KATCHUR, THOMAS A                      21,000
KATCHUR, THOMAS JOHN                    3,000
KEFFER, JOHN & RAELENE                  3,000
KNERR, SHIRLEY K                        2,000
KNODE, RALPH H                          4,000
KONSMO, OYSTEIN                         2,500
LAW, JEANNINE P                         3,000
LEBOUTILLIER, SHERRILL F                2,000
LEE, STEVEN                               750
LEHMANN, AARON                          8,100
LEROUX, SHELLEY                         3,000
LEWIS, WARREN D                         3,000
LEXINGTON VENTURES INC                 18,000
LIPPINCOTT JR, H MATHER                 1,500

LIZZUL, PAUL & DAWN-MARIE               3,000
LOCKHARDT, LORETTA                      1,720
LOZOWSKI, ROBERT                          600
LUPPINO, FRANCIS                        3,000
LURIO, DOUGLAS(5)                       4,500     478,713       *
MALONEY, VIRGINIA MARSHALL                200
MASON, KATHLEEN                         6,000
MAX COMMUNICATIIONS                    18,000
MCCABE, BARRY N                         3,000
MCCORMICK, JOHN F                       6,840
MCGARRAH, ROBERT G                      6,000
MCGUIRE, PETER J (8)                    6,000     452,000       *
MERRIMAN, JAMES                         9,000
MILLER, HARLEY & BROOK                  1,050
MOFFITT JR, GEORGE W                    3,000
MONTGOMERY, ROBERT & ROSEMARY           3,000
MOSIER, JAMES                           6,000
NASH, GARY                                400
NEFF, RONNIE                            3,000
NELSON, ELIZABETH L                     6,000
NEMETH, ROBERT F                        6,000
NEWHUIS, GREGG J                       37,000
NEWHUIS, JEFFREY                        1,900
NOLAN, PATRICK                            780
OAKLAND, GARY                           3,250
OCONNELL, GEORGE                       15,000
O'NEILL, J BRIAN                        3,000
PADRICK, ROBERT                         8,000
PADRICK, TRUSTEE, ROBERT G. PADRICK
 P/S/P AND TRUST, ROBERT G.             4,000
PADRICK, TRUSTEE FBO KELLIE NICOLE
  PADRICK, ROBERT G.                    2,000
PANORAMA PARTNERS                         900
PARKER, NEIL L                            750
PARKER, RICHARD & LAURA                 7,500
PELLEGRINO, JOSEPH                     60,000
PENJUKE, WILLIAM & CAROL                2,000
PETT, ROBERT                           20,000
PIRHALA, ROY T                          6,260
POTTS, ROBERT H.                        2,000
RANSOME III, ERNEST L                   3,000
RECKTENWALD, WILLIAM                    6,000
REICHL, THOMAS C                          900
REISNER, GREG A                         3,000
REISNER, WILLIAM & FRANCES              3,000
RENNER IV, HARRY                        3,000
RETTEW III, JOHN B                      1,000

RICHARDSON, GEORGE B                    3,130
ROBERTS, NOMA ANN                       1,500
ROPER, LEE & LISA                       3,000
ROSENTHAL, GERRY                        4,000
RUBEN, PETER                           20,000
RUGART, KARL F                          1,500
RUPP, JOHN S                            3,000
SCHOENHUT III, WILLIAM F                3,000
SCHOENHUT JR, WILLIAM F                 9,000
SCHONWALD, RICHARD                     21,000
SCHWARTZ, STEPHEN                       7,500
SCIFERS, VICKI S                        3,000
SELLERS, WILLIAM (10)                   8,000   1,480,356     *
SHOTWELL, RAYMOND K                     1,500
SHUTE, HARRY D                          1,500
SINGER, JOSEPH                            300
SMITLEY, KATHY                          1,500
SNYDER, MELVIN G                        3,000
STANGLEIN, TERRY W                     10,800
STEIR, MICHAEL & ELLEN                  1,500
STERN, SHAI L (6)                       7,500     208,750     *
STEVEN, GERTRUDE                        5,000
STEWART, HOMER & NATHALIE                 660
SVEDAS, WILLIAM                           300
TAUBER, BARBARA ANN                       280
TECHNOLOGY PARTNERS (8)                10,000   2,498,157     *
TEQUESTA CAPITAL CORP                   4,290
THOMPSON, ALFRED & SUSAN                  600
THOROUGHGOOD, WILLIAM E                   560
TORRES, GUILLERMO                       3,000
TRINITY ASSOCIATES                      2,000
TURESKY, STEPHEN S                      1,500
TURNER, JAMES                          12,000
VAN ALEN JR, WILLIAM L(7)               6,000     440,002     *
VODANTIS, JOHN S & HOPE J               1,000
WAGNER, ROBERT E                        2,000
WEAVER, DAVID                             900
WEAVER, DWANE M                         3,000
WEAVER, MARLENE                        30,000
WEAVER, WESLEY R                        2,770
WIENER, ARTHUR                          1,392
WIENER, ARTHUR & RUTH                   2,720

WEINER, BERNARD                         1,500
WILSON, KENNETH B                       1,500
WOLFE, CLAUDINE W                         900
WRIGHT, C EDWIN & JANET LYN             1,500
WRIGHT, JOHN D                          1,500
ZELENKA, DONALD J                       6,000
ZIRBES, JOSEPH                          1,000
ZWEIGBAUM, RUTH                           630


TOTAL                               1,138,940

----------
 * Less than one percent.

(1) The amount listed for each selling shareholder reflects shares of common stock to be issued if the entire amount of interest payments on 2004 and 2005 Senior Notes for the quarter ended 12/31/02 is elected to be taken in shares and warrants.
(2) Adele and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3) Stephen and Julie and husband and wife. Mr. Herbert is President, Director and Chief Operating Officer of USA.
(4) George and Julie Jensen are husband and wife. Mr. Jensen is Chairman of the Board and Cheif Executive Officer of USA.
(5) Mr. Lurio is a Director of USA and he is the President of Lurio & Associates, P.C., general counsel to the firm.
(6) Mr. Stern is a consultant.
(7) Mr. Van Alen is a Director of USA.
(8) Consultant to USA.
(9) Employee of USA
(10) Director of USA
(11) Child of Mr. Jensen.

                         2003 SENIOR NOTES COMMON STOCK

                                          Common Stock Offered   Beneficial Ownership
Selling Shareholder                       Hereby (1)             After Offering
-------------------                         -------------------- ---------------------
                                                                 Number         Percent
                                                                 ------         -------
ANNA KATE ADAMSON                                 2,720
BROOKE ANN ADAMSON                                2,720
JOSIAH DAVID ADAMSON                              2,720
MICAH PAUL ADAMSON                                2,720
PETER JOHN ADAMSON                                2,720
ROBERT M. AGANS                                  95,200
AHP HOLDINGS L.P.                                68,000
ALAN ALPERT                                      10,200
WAYNE A. ANDERSON                                27,200
CHARLES W. APPLE
          AND KATHARINE K. APPLE                 27,200
THOMAS APPLE                                     13,600
BARRY C. ARNDT                                    6,800
TRINITY ASSOCIATES                              136,000
JOHN P. AYERS                                    13,600
JOHN BACHICH                                     68,000
MICHAEL J. BACHICH                              272,000            253,000             *
CHARLES M. BARCLAY
          AND NANCY P. BARCLAY                   54,400
ROBERT E. BECK                                    2,720
MARION DOUGLAS BELIN AND
         TEDDIE EARLINE BELIN, JTWROS            40,800
NANCY A. BESCH AND EARL D. BESCH                 13,600


                                      133


BENJAMIN LEE BIRD                                13,600
RICHARD L. AND MARY J. BIRTZ,
         TRUSTEES OF BIRTZ REVOCABLE
         LIVING TRUST DATED AUGUST
         15, 1994                                27,200
ALEXANDRA O. BJORKLUND,
         TRUSTEE U/A DATED
         11-14-88                                27,200
LOUISE D. BODINE                                 27,200
JOSEPH J. BOLITSKY                               54,400
CHARLES L. BOLLING                               13,600
GARY R. BOURASSA                                  6,800
EDWIN R. BOYNTON (2)                             27,200               412,562        *
JAMES R. BOYNTON PENSION PLAN                    40,800
GORDON L. BRODINE                                27,200
CAROLINDA P. BROOKS                              27,200
WILLIAM P. BURKS, M.D                            40,800
SUSAN L. BUTLER                                  20,400
SMEDLEY D. BUTLER, ESTATE                        27,200
JOANNE C. CALVARESE
         AND VINCENT J. CALVARESE                13,600
VINCENT J. CALVARESE                             13,600
WILLIAM A. CAMPBELL                               6,800
RALPH A. CARABASI, M.D                            6,800
AUGUST B. CASTLE, JR                             27,200
MICHAEL G. CHIECO                                34,000
BARBARA CHIMICLES                                13,600
JUDY CIESIELSKI                                  40,800
GORDON S. AND MARY LOU C. CLAUSEN                27,200
DIANE CLOUTIER                                   81,600
MARC A. COHEN                                    54,400
HELENA CRECRAFT                                  13,600
WILLIAM R. CROTHERS                               6,800
J. DAVID CUNNINGHAM, M.D                         13,600
CLIFTON B. CURRIN TRUST                          40,800
A. KENNETH CURTIS
         AND WILLIAM K. CURTIS                   27,200
WILLIAM K. CURTIS
         AND LINDA S. CURTIS                     54,400
DAVID S. D'ANGELO                                27,200
DAVID E. MCCAULEY JR. AND SUE
         A. MCCAULEY, TRUSTEES, DAVE
         AND SUE MCCAULEY LIVING TRUST           40,800
BENJAMIN H. DEACON                                6,800
RICHARD J. DELLARUSSO                            13,600
SHERI-LYNN DEMARIS                               68,000
DAVID M. DEMEDIO (3)                              6,800               257,549       *
LOUIS DI RENZO AND ROSE DI RENZO                  6,800
LEO J. DOLAN                                     27,200
MITCHELL DRESSLER                                13,600
JUSTIN G. DURYEA                                 10,200
HEALD FAMILY TRUST                               27,200
HENRY J. FIELDMAN (4)                            40,800             1,197,300       *
FIELDMAN, HAY
         & ULLMAN, L.L.P. (4)                   408,000             1,197,300       *
JOHN S. FOSTER                                   54,400
MARGARET R. GEDDIS                                3,400
ROBERT G. GIDDENS                                81,600
LEGG MASON CUST. FBO DENNIS
         L. GILBERT IRA                          13,600
CHARLOTTE GIVEN                                  54,400
HARRIET GLICKSTEIN
         AND CARY E. GLICKSTEIN                  27,200
WILLIAM M. GOLDSTEIN                             40,800


                                      134

GREGORY R. GOMES                                 68,000
MIKLOS GOTTLIEB                                  13,600
HAROLD N. GRAY                                   54,400
JOHN R. GREEN                                    27,200
ROBERT GUERIERA, JR                              27,200
JOHN E. HAMILTON                                  4,080
ROBERT A. HAMILTON (5)                            9,520           99,456          *
NANCY H. HANSEN                                  40,800
CONG. SHEARITH HAPLETA                          408,000
PETER A. HARRIS AND
         DEBORAH L. HARRIS                        6,800
IRA FBO BETTY A. HARRIS DLJSC                    13,600
IRA FBO KENNETH R. HARRIS DLJSC                  13,600
KENNETH R. HARRIS AND
         BETTY A. HARRIS, JTWROS                 27,200
R. JOHNSTONE HARRITY                             13,600
VIRGINIA W. HARRITY                               6,800
WILLIAM F. HARRITY, JR                           68,000
BARBARA D. HAUPTFUHRER                           34,000
ROBERT P. HAUPTFUHRER
         FAMILY PARTNERSHIP                      13,600
JOHN HAY (4)                                     40,800        1,197,300          *
MAUREEN E. HENDRON, M.D                          68,000
ADELE H. HEPBURN (6)                            496,400        4,104,908          2.1%
AUSTIN B. HEPBURN (6)                            24,480        4,104,908          2.1%
JOYCE HODGES                                      6,800
JAMES M. HOLMWOOD                                27,200
DAVID R. MOLUMPHY, PARTNER,
         HRUBALA ASSOCIATES,
         A PARTNERSHIP                           13,600
DAVID W. HUBBERT                                 20,400
GORDON F. HUDSON                                 13,600
WILBUR E. HUDSON                                  6,800
CHRISTINE F. HUGHES                               3,400
MICHAEL HYMAN                                    13,600
STEVE ILLES                                     272,000        3,959,250          2.0%
ROBERT B. JACOBY                                 13,600
JULIE JENSEN (13)                                13,600        1,651,600          *
GEORGE R. JENSEN, JR. (7)                       136,000        1,651,600          *
GEORGE R. JENSEN JR
         AND RON RAYMOND JENSEN (7)             136,000        1,651,600          *
WILLIAM ROBERT JOHNSTON                           6,800
ROBERT F. JONES
         AND DEBORAH L. JONES                    54,400
GLORIA S. KARN AND FRED S. KARN                   1,360
MAUDE WOOD KENT AND THOMAS D. KENT               13,600
MAUDE WOOD KENT                                  13,600
KATHLEEN COUGHLIN KILGORE                        13,600
ROBERT A. KILGORE                                68,000
GEORGE H. KILMARX AND
         JUNE KILMARX                            68,000
ANTHONY Y.K. KIM                                 68,000
HARRIETTE D. KLANN                               13,600
SHIRLEY K. KNERR                                 14,960
CHRISTINE C. KOLLS (8)                           40,800          915,050          *
PHILLIP S. KROMBOLZ                              27,200
ROCHELLE L. KROMBOLZ AND
         PHILLIP S. KROMBOLZ                     27,200
NANCY KROOK                                      95,200
JEFFREY R. LAND                                  13,600
PAUL G. LANNI                                    13,600
SHERRILL F. LEBOUTILLIER                        122,400
JOHN N. LEE TRUST W/D/T 10/5/92                  40,800


                                      135

JENNIFER BEIRNES LEENE                           13,600
AARON LEHMANN                                    13,600
SHELLEY LEROUX                                   27,200
E.H. ROGERS, JR., FAMILY
         LIMITED PARTNERSHIP                     27,200
PATRICK LOPEZ                                    13,600
DOUGLAS M. LURIO AND MARGARET
         SHERRY LURIO, JTWROS (9)                40,800          442,413         *
JAMES P. MACCAIN                                 20,400
DONALD MACKENZIE                                 27,200
ALBERT P. MALISCHEWSKI AND
          MARY E. MALISCHEWSKI                   13,600
SALVATORE MARINO                                 13,600
IRWIN H. MARKOWITZ D.D.S
         RETIREMENT FUND                         68,000
KATHLEEN J. MASON                                13,600
CHARLES A. MAYER                                 13,600
DUANE C. MCCARTHY                                 1,360
G. ELLARD MCCARTHY AND
         JOAN R. BENNETT                          6,800
ROBERT F. MCCARTNEY AND
         LILY L. MCCARTNEY                       13,600
PETER J. MCGUIRE                                 68,000
JAMES F. MERRIMAN                                20,400
MILLENNIUM TRUST CO., L.L.C.,
         CUST. F/B/O FRED KARAGOSIAN             13,600
HARLEY MILLER AND BROOKE MILLER                  17,680
WANDA S. MOFFITT REVOCABLE
         TRUST DATED 9/25/97                     13,600
THOMAS J. MOLUMPHY                                6,800
ROBERT H. MONTGOMERY                             27,200
MILTON K. AND LOIS
         T. MORGAN, JR                           13,600
MAC G. MORRIS                                     6,800
RICHARD F. MURPHY                                27,200
ELIZABETH L. NELSON                              13,600
JOHN BRADLEY NIX
         AND CAROL C. NIX                         4,080
GEORGE O'CONNELL                                204,000
ALEX ORLIK                                        5,440
ROBERT G. PADRICK AND
         KELLIE NICOLE PADRICK                   13,600
ROBERT G. PADRICK TRUSTEE
         FOR ROBERT G. PADRICK
         P/S/P AND TRUST                         27,200
PETER B. PAKRADOONI                              27,200
RICHARD PARKER                                   13,600
MATTIE A. PERRY AND
         WILLIAM R. PERRY                        51,000
ROY T. PIRHALA                                   40,800
JOHN W. PONTON, JR                               13,600
J. STEVE POWELL                                   4,080
MOLUMPHY CAPITAL MGMT
         PROFIT SHARING                          13,600
ERNEST L. RANSOME, III                            6,800
WILLIAM RECKTENWALD                              13,600
HARRY RENNER, IV                                 54,400
ROBERT REYBOK AND JOAN REYBOK                    13,600
NOMA ANN ROBERTS                                 34,000
DOYLE ROGERS                                     13,600
GARDINER ROGERS                                  10,880
LEE R. ROPER AND LISA ANN ROPER                  27,200
MARIE G. ROPER                                    6,800
GEORGE PARKE ROUSE, III                          13,600
PETER S. RUBEN                                   27,200
KARL F. RUGART                                   27,200

                                      136

FRANK S. RUPP                                    13,600
JOHN S. RUPP                                     40,800
VALENTINA SAS                                     2,720
EDWARD L. SCHOENHUT                              27,200
WILLIAM F. SCHOENHUT, III                        13,600
WILLIAM F. SCHOENHUT, JR                         13,600
RICHARD SCHONWALD                               176,800
LEGG MASON F.B.O
         RICHARD SCHONWALD IRA                   20,400
THOMAS A. SELDERS AND
         KRISTIN M. SELDERS                       6,800
NICHOLAS SELLERS                                 13,600
WILLIAM W. SELLERS (10)                          68,000        1,061,156           *
SELLERS PENSION PLAN
         DTD 8/9/65 (10)                         27,200        1,061,156           *
SCOTT SELTZER                                     6,800
CELIA E. SHEVLIN                                  2,720
LEONARD H. SICHEL, JR                            13,600
LESLIE SINGER AND ETHEL SINGER                   13,600
ELINOR M. STEINHILBER                            13,600
CPT. ERIC W. STETSON                              6,800
SCOTT W. STETSON                                  1,360
SOLVEIG W. STETSON                               13,600
JOHN B. STETSON, IV                              27,200
HOMER N. STEWART                                 13,600
PRISCILLA STITT                                  27,200
EDWARD B. STOKES                                 27,200
VIVIAN K. STROUD (11)                             6,800           188,994          *
CLARK D. STULL AND
         CAROLYN S. STULL                        27,200
TERRY L. SWANTON AND
         MOLLY B. SWANTON                        27,200
STEPHEN S. TURESKY                                6,800
ANTHONY B. ULLMAN (4)                            40,800         1,197,300          *
JOHN H. VESPER, JR                                6,800
IRA FOR ROBERT E. WAGNER                         27,200
BORJE WAHLSTROM                                  13,600
JEAN STEEL WAHLSTROM                             13,600
HENRY W. WESSELLS, III                            3,400
ARTHUR L. WHEELER                               176,800
J. EDWARD WILLARD                                68,000
JOHN D. WRIGHT                                    6,800
WILLIAM M. WRIGHT                                13,600
SAMUEL D. WYMAN, JR                              13,600
JONI CARLEY YAMAGUCHI                            13,600
FRANCES YOUNG (12)                              843,200          981,800          *
DONALD J. ZELENKA                               136,000
RUTH ZWEIGBAAUM                                   6,800
                                              ---------

          TOTAL                               8,831,840
                                              =========

-------------------
 * Less than one percent (1%)

 (1) The amount listed for each selling shareholder includes the following: (i) shares of common stock issued to each selling shareholder; (ii) shares of common stock to be issued if the entire principal amount of each selling shareholder's senior note due December 31, 2003 is converted; and (iii) shares of common stock to be issued if all interest payment purchase rights are exercised. The total of 8,831,840 shares of common stock registered hereby is comprised of the following: (i) 1,298,800 shares of common stock issued to the selling shareholders; (ii) 5,195,200 shares of common stock to be issued if the entire principal amount of the senior notes due December 31, 2003 is converted into common stock; and (iii) 2,337,840 shares of common stock to be issued if all interest payment purchase rights are exercised.
 (2) Mr. Boynton is a Director of USA.
 (3) Mr. DeMedio is an employee of USA.
 (4) Messrs. Fieldman, Hay and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which represented USA in connection with prior litigation.
 (5) Mr. Hamilton is an employee of USA.
 (6) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
 (7) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive seven percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."
 (8) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
 (9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
 (10) Mr. Sellers is a Director of USA.
 (11) Ms. Stroud is an employee of USA.
 (12) Ms. Young is a former employee of USA.
 (13) Ms. Jensen is the spouse of George R. Jensen, Jr., Chief Executive Officer and is the beneficial owner of his shares.

                              EMPLOYEE COMMON STOCK

                                                Beneficial  Ownership
                                                 After  Offering
                                Common  Stock   --------------------
Selling  Shareholder           Offered  Hereby   Number   Percent
-------------------             --------------   ------  --------
Bazuro, Kirsten(1)                     160,000    30,775       *
Demedio, David(1)                      160,000   104,349       *
Harrum, George(1)                       80,000    14,333       *
Ledesma, Cecil(1)                       80,000    90,500       *
Luce, Steven(1)                         80,000    38,427       *
Sagady, Cary(2)                        160,000       0         *
Seymour, Amy(1)                         80,000    11,550       *
Stroud, Vivian(1)                      160,000    35,794       *
Tobin, Mary F.(1)                       80,000    25,217       *
Vista Marketing Research(2)            280,000   133,333       *
Wasserman, Scott(1)                    160,000       0         *
                                ----------------
        Total                        1,480,000

--------
* less than one percent

(1)Current employee of USA.
(2)Current consultant of USA.


                               2002-B COMMON STOCK

                                                  Beneficial  Ownership
                                                      After  Offering
                              Common  Stock        -----------------------
Selling  Shareholder          Offered  Hereby        Number       Percent
-------------------          --------------        -----------  ----------
Shotwell, Raymond, K.          10,000
Hall, Thomas E.               500,000
Esser, Terry W.                20,000
Cohen, Marc A                 160,000
                             -------------
Total                         690,000

--------


                             MARKET FOR COMMON STOCK

     The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

     The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


FISCAL
------

2001                                                      HIGH          LOW
----                                                      ----          ---

First  Quarter  (through  September  30,  2000)        $  1.75          $0.91
Second  Quarter  (through  December  31,  2000)        $  1.78          $0.66
Third  Quarter  (through  March  31,  2001)            $  1.78          $0.88
Fourth  Quarter  (through  June  30,  2001)            $  1.28          $0.74

2002
----

First  Quarter  (through  September  30,  2001)        $  1.05        $  0.60
Second  Quarter  (through  December  31,  2001)        $  0.74        $  0.34
Third  Quarter  (through  March  31,  2002)            $  0.80        $  0.39
Fourth  Quarter  (through  June  30,  2002)            $  0.41        $  0.20


      Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     At September 30, 2002, there are 5,290,485 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:

                                                OPTION
                   OPTIONS OUTSTANDING      EXERCISE PRICE
                   -------------------     --------------
                       2,475,318             $  .165
                         550,000             $   .40
                           5,000             $   .50
                         400,000             $   .70
                         735,000             $  1.00
                         305,000             $  1.50
                         651,167             $  2.00
                          84,000             $  2.50
                          80,000             $  4.50
                           5,000             $  5.00
                   -------------------
                       5,290,485  Total


          The Company has registered for resale under the 1933 Act all of the Common Stock underlying the options. All of the aforesaid options have been issued by the Company to employees, Directors, officers or consultants.

      As  of September 30,  2002,  the  following  Warrants  were  outstanding:

          1,500  1997  Warrants;
          2,500  1998-A  Warrants;
          5,000  1998-B  Warrants;
          875,000  consultant  warrants;
          1,580,828  Swartz  Private  Equity,  LLC  warrants;
          3,721,845  2001-B  and  C  Warrants;
          100,000  GEMA  Warrants;  and
          805,735 Warrants associated with Stock for interest. 240,000 2002-A Warrants;
          7,332,408 Total

     The Company has registered for resale under the 1933 Act all of the Common Stock underlying these warrants (other than those underlying the GEMA Warrants and the Warrants associated with Stock for interest).

     As of September 30, 2002 there are $13,850,510 face value of Senior Notes outstanding which are convertible into 36,478,498 shares of Common Stock.

     On September 30, 2002 there were 979 record holders of the Common Stock and 577 record holders of the Preferred Stock.

     The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of September 30, 2002, such accumulated unpaid dividends amount to $5,572,533.

     During fiscal year 2002, certain holders of the Company's Preferred Stock converted 26,002 shares into 26,002 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $268,140 into 26,814 shares of Common Stock. During the first quarter of fiscal 2003, none of the Company's Preferred Stock was converted into shares of Common Stock, and no cumulative preferred dividends were converted into shares of Common Stock.

     As of September 30, 2002, there were 529,282 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 557,253 shares issuable upon the conversion of cumulative Preferred Dividends, which when and if issued would be freely tradeable under the Act.

     During the quarter ended June 30, 2002, the following issuances of Common Stock were authorized: 11,507 shares from the conversion of Preferred Stock; 12,007 shares from the conversion of cumulative Preferred dividends; 334,168 from the exercise of Warrants; 61,728 shares from the conversion of Convertible Debentures and 617,280 shares from the related exercise of Warrants; 390,000 shares in exchange for professional services; 300,882 shares in lieu of interest on the 12% convertible Notes; 1,250,000 shares to Officers as compensation; and 23,637,341 shares issued in connection with the acquisition of Stitch Networks Corporation (See Note 3 to the Consolidated Financial Statements).

     Subsequent to June 30, 2002 and through October 30, 2002, the following equity activity occurred:

     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002, and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003.

     The Company had received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,284,008, of which $2,755,775 has been deposited and the remainder of $1,528,233 was for services.

     La Jolla Cove Investors has converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Through September 30, 2002, La Jolla converted $103,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 5,349,050 shares of stock, and exercised 534,905 warrants to purchase Common Stock at an average price of $.193 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     In October 2002, the Company agreed to issue 400,000 shares to Ratner & Prestia, P.C., the Company's intellectual property counsel. The sales proceeds from the shares are to be applied by the firm towards the legal fees due to the firm by the Company. We have agreed to register these shares for resale under the Act at our cost and expense.

     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees' severance payments. The shares were issued at $.25 per share.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company issued 501,906 shares (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter ended September 30, 2002. In addition, the Company granted warrants to purchase up to 501,906 shares at $.20 per share at any time prior to December 31, 2004.

     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002.

     In October 2002, the Company sold to an investor 3,571,429 shares at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares, at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company sold to an investor 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants was 10,360,025 and are exercisable at any time prior to November 30, 2002. If the holder exercises all of such holder's warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003. We have agreed to register these shares for resale under the Act at our cost and expense.

     In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.125 per share.

     In November 2002, the Company issued an aggregate of 690,000 shares to 4 investors at $.10 per share for an aggregate of $69,000.

                            DESCRIPTION OF SECURITIES

General

     Effective October 28, 2002, we are authorized to issue up to 200,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 shares have been designated as series A convertible preferred stock, no par value. As of September 30, 2002, there were 72,736,205 shares of common stock issued and outstanding and 529,282 shares of series A preferred stock issued and outstanding which are convertible into 529,282 shares of common stock. Through September 30, 2002, a total of 581,868 shares of preferred stock have been converted into 658,312 shares of common stock and $2,620,354 of accrued and unpaid dividends thereon have been converted into 282,212 shares of common stock.

Management Options

     As of September 30, 2002, we had issued to our employees and consultants options to acquire up to:

     -     5,000 shares at $5.00 per share;
     -     80,000 shares at $4.50 per share;
     -     84,000 shares at $2.50 per share;
     -     651,167 shares at $2.00 per share;
     -     305,000 shares at $1.50 per share;
     -     735,000 shares at $1.00 per share;
     -     5,000 shares at $.50 per share.
     -     400,000 shares at $.70 per share
     -     2,475,318 shares at $.165 per share; and
     -     550,000 shares at $.40 per share.

     In connection with the management options, we have, at our cost and expense, filed a registration statement under the Act covering the resale of all the common stock underlying the options.

La Jolla Debenture and Warrants

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale by La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $2,100 in connection with this warrant. During the quarter ended December 31, 2001, La Jolla exercised all of these warrants for a cash payment of approximately $.29 per share.

     During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture (increased by $100,000 on June 18, 2002) bearing 9 3/4 percent interest with a maturity date of August 2, 2003 (extended to August 2, 2004). Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later reduced to 72%) of the lowest closing bid price of the Common Stock during the 20 days (changed to 270 calendar days) preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. From inception through September 30, 2002, La Jolla converted $103,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 534,905 shares of stock, and exercised 5,349,050 warrants to purchase Common Stock at an average price of $.193 per share.

Common Stock

     The holder of each share of common stock:

     o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
     o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
     o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

     No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

     The holders of shares of Series A preferred stock:

     o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
     o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
     o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

     The record dates for payment of dividends on the series A preferred stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the series A preferred stock must be declared and paid prior to the declaration and payment of any dividends on the common stock. Any unpaid and accumulated dividends will not bear interest. As of September 30, 2002 the accumulated and unpaid dividends were $5,572,300.

     Each share of series A preferred stock is convertible at any time into 1 share of fully issued and non-assessable common stock. Accrued and unpaid dividends earned on shares of series A preferred stock being converted into common stock are also convertible into common stock at the rate $10.00 per share of common stock at the time of conversion and whether or not such dividends have then been declared by USA. As of September 30, 2002 a total of 581,868 shares of series A preferred stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 282,212 shares of common stock. The conversion rate of the series A preferred stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of series A preferred stock are entitled to receive a distribution in preference to the common stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

     We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

12% Senior Notes

     As of September 30, 2002, we have outstanding $4,164,000 of Senior Notes due December 31, 2005, $4,652,000 of Senior Notes due December 31, 2004, and $5,034,000 of Senior Notes due December 31, 2003. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2004. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

     Of the senior notes due December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued.

     The principal amount of each senior note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. In October 2002, the Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued.

     The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. In October 2002, the Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued.

     The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

     The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

     Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

     o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
     o    any debt owed by USA to any officer, director or stockholder of USA;
     o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
     o    any operating lease obligations of USA;
     o any other indebtedness which by its terms is subordinated to the senior note; or
     o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

     Common Stock Purchase Warrants

     o Each 2001-B warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. One-half of each holder's warrants were exercisable at any time prior to December 31, 2001 and the balance at any time prior to June 30, 2002 (or such later date as may be determined by USA).In June 2002, the termination date of 3,676,829 of these warrants was extended to December 2002, and the exercise price of these warrants reduced to $.10.
     o Each 2001-C warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. Each warrant expires on April 30, 2002. In June 2002, the termination date of 294,334 of these warrants was extended to December 2002, and the exercise price of these warrants reduced to $.10.
     o Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA.
     o Each 1998-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-A warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by USA.

     The warrants have been issued pursuant to warrant agreements by and between USA and American Stock Transfer & Trust Company, the warrant agent.

     We have registered for resale the common stock underlying the above warrants under the Act.

     The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

     The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale

     All of the 72,736,205 shares of common stock issued and outstanding on the date hereof are freely transferable without registration under the Act (other than shares held by "affiliates" of USA). As of the date hereof, there were 529,282 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).

     The shares of preferred stock issued and outstanding as of the date hereof, are convertible into 529,282 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA).

     Shares of our common stock which are not freely tradeable under the Act are known as "Restricted Securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

     As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

     The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

     The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

     The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

     The consolidated financial statements of USA Technologies, Inc. at June 30, 2002 and 2001, and for each of the two years in the period ended June 30, 2002, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                            USA Technologies, Inc.

                        Consolidated Financial Statements

                       Years ended June 30, 2002 and 2001


                                    Contents


Report  of  Independent  Auditors                                  F-1
Consolidated  Financial  Statements
Consolidated  Balance  Sheets                                      F-2
Consolidated  Statements  of  Operations                           F-3
Consolidated  Statements  of  Shareholders'  Equity  (Deficit)     F-4
Consolidated  Statements  of  Cash  Flows                          F-6
Notes  to  Consolidated  Financial  Statements                     F-7

                         Report of Independent Auditors



USA  Technologies,  Inc.
Board  of  Directors  and  Shareholders

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, has continued to require forebearance agreements on debt obligations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                  /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
September  27,  2002

                             USA Technologies, Inc.

                           Consolidated Balance Sheets

                                                                    June 30
                                                               2002            2001
                                                          ----------------------------
Assets
Current assets:
 Cash and cash equivalents                               $    557,970   $    817,570
 Accounts receivable, less allowance for uncollectible
  accounts of $37,000 and $28,000 in 2002 and 2001,
  respectively                                                340,293         64,752
 Inventory                                                    877,814        560,410
 Prepaid expenses and other current assets                    124,865        428,825
 Subscriptions receivable                                      35,000         29,000
                                                         ----------------------------
Total current assets                                        1,935,942      1,900,557

Property and equipment, net                                 1,932,427        761,324
Software development costs, at cost, less accumulated
 amortization of $2,995,979 and $0 in 2002
 and 2001, respectively                                     2,330,207      3,087,415
Goodwill                                                    6,800,827              -
Intangibles, less accumulated amortization of $36,500       2,883,500              -
Other assets                                                   29,117        430,765
                                                         ----------------------------
Total assets                                             $ 15,912,020   $  6,180,061
                                                         ============================

Liabilities and shareholders' equity (deficit)
Current liabilities:
 Accounts payable                                        $  3,081,495   $  2,607,570
 Accrued expenses                                           2,131,289      1,355,595
 Deposits                                                     480,000              -
 Current obligations under long term debt                     850,644        116,231
 Convertible Senior Notes                                           -        211,704
                                                         ----------------------------
Total current liabilities                                   6,543,428      4,291,100

Convertible Senior Notes, less current portion              6,289,825      4,236,281
Long term debt, net of current portion                        762,085         53,577
Convertible debenture                                          65,543              -
                                                         ----------------------------
Total liabilities                                          13,660,881      8,580,958

Shareholders' equity (deficit):
 Preferred Stock, no par value:
  Authorized shares-1,800,000
  Series A Convertible Preferred-Authorized shares -
   900,000
  Issued and outstanding shares-529,282 and 555,284 at
   June 30, 2002 and 2001, respectively (liquidation
   preference of $10,468,391 at June 30, 2002)              3,749,158      3,933,253
Common Stock, no par value:
  Authorized shares-150,000,000 and 62,000,000 at
   June 30, 2002 and 2001, respectively
  Issued and outstanding shares-66,214,188 and
   21,450,755 at June 30, 2002 and 2001, respectively      55,443,750     32,977,922
 Subscriptions receivable                                    (149,750)             -
 Deferred compensation                                              -       (103,000)
 Accumulated deficit                                      (56,792,019)   (39,209,072)
                                                         ----------------------------
Total shareholders' equity (deficit)                        2,251,139     (2,400,897)
                                                         ----------------------------
Total liabilities and shareholders' equity (deficit)     $ 15,912,020   $  6,180,061
                                                         ============================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations

                                                                  Year ended June 30
                                                                 2002           2001
                                                            ----------------------------
Revenues:
 Equipment sales                                            $    903,795   $    803,685
 License and transaction fees                                    778,906        647,317
                                                            ----------------------------
Total revenues                                                 1,682,701      1,451,002

Operating expenses:
 Cost of sales                                                   918,948        816,239
 General and administrative                                    7,989,651      5,628,014
 Compensation                                                  4,654,662      2,966,776
 Depreciation and amortization                                 3,436,217        209,646
                                                            ----------------------------
Total operating expenses                                      16,999,478      9,620,675
                                                            ----------------------------
                                                             (15,316,777)    (8,169,673)
Other income (expense):
 Interest income                                                  15,791         60,034
 Interest expense:
  Coupon or stated rate                                         (966,974)      (587,769)
  Non-cash amortization of debt discount                      (1,513,118)      (764,736)
  Less: amounts capitalized                                      492,658        230,000
                                                            ----------------------------
 Total interest expense                                       (1,987,434)    (1,122,505)
 Other expense                                                   (26,387)       (40,100)
                                                            ----------------------------
Total other income (expense)                                  (1,998,030)    (1,102,571)
                                                            ----------------------------
Loss before cumulative effect of accounting change
 and extraordinary item                                      (17,314,807)    (9,272,244)
Cumulative effect of accounting change                                 -       (821,000)
                                                            ----------------------------
Loss before extraordinary item                               (17,314,807)   (10,093,244)
Extraordinary loss on exchange of debt                                 -       (863,000)
                                                            ----------------------------
Net loss                                                     (17,314,807)   (10,956,244)
Cumulative preferred dividends                                  (822,561)      (836,541)
                                                            ----------------------------
Loss applicable to common shares                            $(18,137,368)  $(11,792,785)
                                                            ============================
Loss per common share (basic and diluted):
 Loss before cumulative effect of accounting change
  and extraordinary item                                    $      (0.50)  $      (0.60)
 Cumulative effect of accounting change                                -          (0.05)
 Extraordinary loss on exchange of debt                                -          (0.05)
                                                            ----------------------------
Loss per common share (basic and diluted)                   $      (0.50)  $      (0.70)
                                                            ============================

Weighted average number of common shares
 outstanding (basic and diluted)                              35,994,157     16,731,999
                                                            ============================

See  accompanying  notes.

                                       F-3

                             USA Technologies, Inc.

            Consolidated Statements of Shareholders' Equity (Deficit)

                                                    Series A
                                                   Convertible        Common         Deferred    Accumulated
                                                 Preferred Stock       Stock       Compensation    Deficit        Total
                                                -----------------------------------------------------------------------------

Balance, June 30, 2000                           $     4,012,266   $24,204,050  $    (206,000)  $(28,165,798)  $   (155,482)
Conversion of 11,160 shares of Preferred
 Stock to 11,160 shares of Common Stock                  (79,013)       79,013              -              -              -

Conversion of $87,030 of cumulative
 preferred dividends into 8,703 shares of
 Common Stock at $10.00 per share                              -        87,030              -        (87,030)             -

Issuance of 418,250 shares of Common Stock
 to employees as compensation                                  -       474,995              -              -        474,995

Compensation expense related to deferred
 stock awards                                                  -             -        103,000              -        103,000

Issuance of 200,000 shares of Common Stock
 in exchange for consulting services                           -       200,000              -              -        200,000

Exercise of 2,112,100 Common Stock
 warrants at $1.00 per share                                   -     2,112,100              -              -      2,112,100

Issuance of 24,000 shares of Common Stock
 from the conversion of $35,000 Senior Notes                   -        28,024              -              -         28,024

Issuance of 895,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2000-B Private Placement, net of offering
 costs of $117,849                                             -       777,151              -              -        777,151

Issuance of 450,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2001-A Private Placement, net of offering
 costs of $22,500                                              -       427,500              -              -        427,500

Issuance of 2,669,400 shares of Common Stock
 at $0.60 per share in connection
 with the 2001-B Private Placement, net of offering
 costs of $54,755                                              -     1,546,885              -              -      1,546,885

Issuance of 1,136,300 shares of Common
 Stock in connection with the 2000 12%
 Convertible Senior Note Offering                              -     1,215,843              -              -      1,215,843

Debt discount relating to beneficial
 conversion feature on the 2000 12%
 Convertible Notes                                                     409,104                                      409,104

Issuance of 121,541 shares of Common Stock
 in lieu of cash payment for interest on the
 2000 12% Convertible Senior Notes                             -       114,927              -              -        114,927

Issuance of stock options to distributor                       -       420,000              -              -        420,000

Other                                                          -        60,300              -              -         60,300

Issuance of 29,010 shares of Common Stock
 at $1.05 per share in connection with the $20
 million equity line Investment Agreement,
 net of offering costs of $30,461                              -             -              -              -              -

Issuance of 1,580,828 Common Stock
 commitment warrants in connection with $20
 million Equity Line Investment Agreement                      -             -              -              -              -

The cumulative effect of accounting change
 related to the beneficial conversion feature
 associated with the 1999 Convertible Senior
 Notes                                                         -       821,000              -              -        821,000

Net loss                                                       -             -              -    (10,956,244)   (10,956,244)
                                                -----------------------------------------------------------------------------
Balance, June 30, 2001                                 3,933,253    32,977,922       (103,000)   (39,209,072)    (2,400,897)


                             USA Technologies, Inc.

            Consolidated Statements of Shareholders' Equity (Deficit)

                                                Series A
                                               Convertible       Common      Deferred    Subscriptions   Accumulated
                                             Preferred Stock      Stock    Compensation    Receivable      Deficit       Total
                                            -------------------------------------------------------------------------------------
Conversion of 26,002 shares of Preferred
 stock to 26,002 shares of Common Stock              (184,095)     184,095             -                            -           -

Conversion of $268,140 of cumulative
 preferred dividends into 26,814 shares of
 Common Stock at $10.00 per share                                  268,140                                   (268,140)

Issuance of 2,784,134 shares of Common
 Stock in exchange for professional services                     1,330,944                                              1,330,944

Issuance of 500,000 Common Stock
 Warrants in exchange for professional
 services                                                          115,000                                                115,000

Issuance of 2,340,000 shares of Common
 Stock to Officers as compensation                                 981,000                                                981,000

Issuance of 200,000 Common Stock Options
 in exchange for professional services                              66,000                                                 66,000

Issuance of 498,000 shares of Common
 Stock from the conversion of $622,500 of
 the 2000 12% Senior Notes at $1.25 per
 share                                                             622,500                                                622,500

Exercise of 26,667 Common Stock warrants
 at $.50 per share                                                  13,334                                                 13,334

Exercise of 1,806,862 Common Stock
 Warrants at $.10 per share                                        180,687                                                180,687

Exercise of 500,000 Common Stock
 Warrants at $.29 per share, net of offering
 costs of $2,100                                                   142,900                                                142,900

Issuance of 333,678 shares of Common Stock
 from the conversion of $82,000 of 9-
 3/4% debentures, and the related exercise
 of Common Stock Warrants at varying
 prices per share to purchase 3,336,780
 shares of Common Stock, net of offering
 costs of 15,750                                                   886,250                                                886,250

Issuance of 4,726,040 shares of Common
 Stock in connection with the 2001-B Private
 Placement, net of offering costs of $259,672                    2,754,371                                              2,754,371

Issuance of 4,046,684 shares of Common
 Stock in Connection with the 2001-C Private
 Placement, net of offering costs of $84,272                     1,992,852                  (149,750)                   1,843,102

Issuance of 674,431 shares of Common Stock
 in lieu of cash payment for interest
 on the Convertible Senior Notes and the
 issuance of 303,829 warrants                                      301,856                                                301,856

Debt discount relating to beneficial
 conversion feature on the 2001 12% Senior
 Notes                                                           3,742,813                                              3,742,813

Debt discount relating to beneficial
 conversion feature on the $325,000,
 9-3/4% Convertible Debenture                                      325,000                                                325,000

Issuance of Common Stock in connection
 with Stitch acquisition                                         7,800,323                                              7,800,323

Issuance of Common Stock Options and
 Common Stock Warrants in connection with
 Stitch acquisition                                                729,323                                                729,323

Compensation expense related to deferred
 stock awards                                                                   103,000                                   103,000

Other                                                               28,440                                                 28,440

Net loss                                                                                                (17,314,807)  (17,314,807)
                                                ----------------------------------------------------------------------------------
Balance, June 30, 2002                          $   3,749,158  $55,443,750  $         -  S  (149,750)  $(56,792,019)   $2,251,139
                                                ==================================================================================

See accompanying notes

                                       F-5

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                        Year ended June 30
                                                                                        2002           2001
                                                                             ----------------------------------
Operating activities:
Net loss                                                                            $(17,314,807) $(10,956,244)
Adjustments to reconcile net loss to net cash used in operating activities:
    Cumulative effect of accounting change                                                     -       821,000
    Extraordinary loss on exchange of debt                                                     -       863,000
    Charges incurred in connection with stock awards and the issuance of
     Common Stock and Common Stock Purchase Warrants                                   4,532,533       859,295
    Depreciation                                                                         403,738       209,646
    Amortization                                                                       3,032,479             -
    Loss on property and equipment                                                       195,722             -
    Interest amortization relating to Senior Notes                                     1,513,118       764,736
    Interest expense on the Senior Notes paid through the issuance of
     Common Stock                                                                        301,856       114,927
    Charges incurred in connection with Senior Notes                                   1,000,085             -
    Changes in operating assets and liabilities:
     Accounts receivable                                                                (232,653)      538,419
     Inventory                                                                           (36,642)      345,009
     Prepaid expenses and other assets                                                  774,845       356,757
     Accounts payable                                                                   (259,627)    1,713,179
     Accrued expenses                                                                    (44,413)      801,352
                                                                             ----------------------------------
Net cash used in operating activities                                                 (6,133,766)   (3,568,924)

Investing activities:
Cash acquired in connection with Stitch Acquisition, net of financing costs            2,278,229             -
Purchase of property and equipment                                                      (102,917)     (380,355)
Increase in software development costs                                                (2,238,771)   (2,938,111)
                                                                             ----------------------------------
Net cash used in investing activities                                                    (63,459)   (3,318,466)

Financing activities:
Net proceeds from the issuance of Common Stock and the exercise of
 Common Stock Purchase Warrants and Options                                             3,912,765    4,834,636
Net repayment of long-term debt                                                       (2,533,363)     (176,053)
Collection of subscriptions receivable                                                    29,000        12,199
Proceeds from the issuance of convertible debenture                                      325,000             -
Repayment of the Senior Notes                                                           (240,000)            -
Proceeds received the from deposits for future financings                                500,000             -
Proceeds from issuance of the Senior Notes, net of issuance costs                      3,944,223     1,174,818
                                                                             ----------------------------------
Net cash provided by financing activities                                              5,937,625     5,845,600
                                                                             ----------------------------------
Net decrease in cash and cash equivalents                                               (259,600)   (1,041,790)
Cash and cash equivalents at beginning of year                                           817,570     1,859,360
                                                                             ----------------------------------
Cash and cash equivalents at end of year                                     $           557,970   $   817,570
                                                                             ==================================
Supplemental disclosures of cash flow information:
Cash paid during the year for interest                                       $           603,312   $   472,842
                                                                             ==================================
Issuance of Common Stock options to distributor                              $                 -   $   420,000
                                                                             ==================================
Issuance of Common Stock, Common Stock Options and Warrants in
 connection with Stitch acquisition                                          $         8,529,646   $         -
                                                                             ==================================
Conversion of Convertible Preferred Stock to Common Stock                    $           184,095   $    79,013
                                                                             ==================================
Conversion of Cumulative Preferred Dividends to Common Stock                 $           268,140   $    87,030
                                                                             ==================================
Prepaid stock expenses through issuance of Common Stock                      $                 -   $    42,000
                                                                             ==================================
Subscriptions receivable                                                     $            35,000   $    29,000
                                                                             ==================================
Conversion of Senior Notes to Common Stock                                   $           622,500   $    28,024
                                                                             ==================================
Transfer of inventory to property and equipment                              $                 -   $    87,561
                                                                             ==================================
Capital lease obligations incurred                                           $                 -   $   118,207
                                                                             ==================================
Beneficial conversion feature related to Senior Notes                        $         3,742,813   $   409,104
                                                                             ==================================
Beneficial conversion feature related to Convertible Debenture               $           325,000   $         -
                                                                             ==================================

See accompanying notes.
                                       F-6

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

1.  Business

USA Technologies, Inc., a Pennsylvania corporation (the Company), was incorporated on January 16, 1992. The Company provides unattended cashless payment/control systems and associated network and financial services for the copy, fax, debit card, smart card personal computer, laundry, and vending industries. The Company's devices make available credit and debit card and other payment methods in connection with the sale of a variety of products and services. The Company's customers are principally located in the United States and are comprised of hotels, chains, consumer package goods companies, information technology and vending operators. The Company generates its revenues from the direct sale of its control systems and configured business equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee.

The Company offers the Business Express and Business Express Limited Service
(LSS) principally to the hospitality industry. The Business Express and Business Express Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit. The Company has developed its next generation of cashless control/payment systems (e-Port), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data and is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry.

The Company's wholly owned subsidiary, Stitch Networks Corporation (Stitch) designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet (Note
3). On December 31, 2000, Stitch executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States.


                                       F-7

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies

Basis  of  Financial  Statement  Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values, principally software development costs, goodwill and other intangibles, that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred losses of $17.3 million and $11.0 million during each of the fiscal years ending June 30, 2002 and 2001, respectively, and cumulative losses from its inception through June 30, 2002 amounting to approximately $53.3 million. Losses have continued through September 2002 and are expected to continue throughout fiscal year 2003. Additionally, the Company has continued to require forebearance agreements on debt obligations (Note 8) and is in the process of renegotiating the terms of the debt. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of Stitch. All significant intercompany accounts and transactions have been eliminated in consolidation.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Cash  Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market. The Company maintains a valuation reserve, which reflects the Company's estimate of the impact on inventory of potential obsolescence, excess quantities, and declines in market values.

Property  and  Equipment

Property and equipment is recorded at cost. The straight-line method of depreciation is used over the estimated useful lives of the related assets.

Goodwill  and  Intangible  Assets

Goodwill represents the excess of cost over fair value of the net assets acquired from Stitch. Intangible assets include patents ($1,870,000) and trademarks ($1,050,000) acquired in the Stitch acquisition. Amortization of these intangibles is computed on the straight-line basis over 10 years.

Concentration  of  Credit  Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company maintains cash with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company's policy is designed to limit exposure to any one institution. The Company does not require collateral or other security to support credit sales, but provides an allowance for bad debts based on historical experience and specifically identified risks. Approximately 41% and 12% respectively of the Company's accounts receivable and revenues for the year ended June 30, 2002 is concentrated with one customer.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Revenue  Recognition

Revenue from the sale of equipment is recognized upon shipment, or upon installation of the equipment if installation services are purchased of the related equipment. License and transaction fee revenue (including transaction processing revenue) is recognized upon the usage of the Company's credit card activated control systems. Revenue from the sale of products from the Company's vending machines is recognized upon the acceptance by the customer of the products. Monthly fees for the use of vending machines equipped with embedded Internet connectivity technology is recognized upon usage of the equipment.

Software  Development  Costs

The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port product and related network and, accordingly, the Company commenced capitalization of software development costs related to this product. Costs capitalized were approximately $2,239,000 and $2,938,000 during the years ended June 30, 2002 and 2001, respectively. Amortization of software development costs will commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to its customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company's customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network pursuant to SFAS 121 during the fourth quarter. As a result the Company wrote down $2,663,000 of software development costs related to the e-Port and the related network. The unamortized balanced after the impairment charge is being

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Software  Development  Costs  (continued)

amortized over an estimated useful life of two years. Amortization expense during the year ended June 30, 2002, including the above impairment adjustment of $2,663,000, was $2,996,000.

Advertising  Expenses

Advertising costs are expensed as incurred. Advertising expense for the years ended June 30, 2002 and 2001 was approximately $429,000 and $88,000, respectively.

Research  and  Development  Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expenses in the consolidated statements of operations, were $1,187,000 and $1,260,000 for the years ended June 30, 2002 and 2001, respectively.

Accounting  for  Stock  Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 13.

Loss  Per  Common  Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock,

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Loss  Per  Common  Share  (continued)

cumulative preferred dividends or Senior Notes was assumed during fiscal 2002 or 2001 because the assumed exercise of these securities would be antidilutive.

Cumulative  Effect  of  Accounting  Change

During fiscal year 1999, the Company issued $4,618,000 (as adjusted) of $10,000 principal amount of Senior Notes. The Notes included detachable equity instruments (see Note 10). During October 1999, the Company added a conversion feature to the Senior Notes whereby the Senior Notes were immediately convertible into Common Stock at $2.50 per share at the option of the holder. At the time of the addition of the conversion feature, the Company determined that, based on the fair value of the Company's Common Stock and specified conversion prices, and, in accordance with the then applicable accounting pronouncements, these Senior Notes did not contain an embedded conversion feature. In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue 00-27, Application of EITF Issue 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments, whereby it was concluded that an issuer should calculate the intrinsic value of a conversion option using the effective conversion price, based on the proceeds received allocated to the convertible instrument instead of the specified conversion prices in the instrument. Issue 00-27 requires companies to apply the proscribed methodology for computing the beneficial conversion feature of convertible securities through a cumulative catch-up accounting change (in the quarter that includes November 2000) for any such security issued after May 20, 1999, the effective date of EITF 98-5. Accordingly, the Company recorded a one-time, noncash charge during fiscal year 2001 of $821,000 to record the cumulative effect of an accounting change as required by the EITF.

Reclassification

During April 2001, the Company granted 6,000,000 fully vested options to a distributor in connection with the signing of a five-year distribution agreement. The $420,000 estimated fair value of the options was amortized as a reduction of selling, general, and administrative expenses over the term of the distribution agreement. During the third quarter of fiscal year 2002 and pursuant to EITF 00-18 Accounting Recognition for

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Reclassification  (continued)

Certain Transactions Involving Equity Instruments Granted to Other Than Employees, the Company presented the unamortized balance in other assets, and reclassified the June 30, 2001 balance from a contra-equity account to other assets for a consistent presentation. As of June 30, 2002, the distribution agreement is no longer in effect and, accordingly, the Company wrote off the unamortized balance of $315,000.

Fair  Value  of  Financial  Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes, Debentures, and other Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

Impairment  of  Long  Lived  Assets

In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company reviews its property and equipment and unamortized intangible assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company estimates the future cash flows expected to result from operations and if the sum of the expected undiscounted future cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the unamortized cost of the long-lived asset to its estimated fair value.

New  Accounting  Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement 142 prohibits the amortization of goodwill and intangible assets with indefinite

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

New  Accounting  Pronouncements  (continued)

useful lives. Statement 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. As Statement 142 is effective for fiscal years beginning after December 15, 2001, the Company will adopt the Statement on July 1, 2002. Although the Company did not adopt Statement 142 until fiscal year 2003, the nonamortization provisions of Statement 142 for combinations initiated after June 30, 2001 are applicable for the Company effective July 1, 2001.

Under Statement 142 the Company will test goodwill for impairment during fiscal year 2003 using the two-step process prescribed in Statement 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2002 in the first quarter of fiscal year 2003. If the first test indicates a potential impairment, the second phase will be completed to calculate any actual impairment. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter of fiscal year 2003. The Company has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard are not expected to have a significant effect on the Company's financial position or results of operations.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3.  Acquisition  of  Stitch  Networks  Corporation

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. The Company acquired Stitch to strengthen its position as a leading provider of wireless remote monitoring and cashless and mobile commerce solutions. At the close of the transaction on May 14, 2002, Stitch became a wholly owned subsidiary of the Company. The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of Common Stock of the Company in exchange for the outstanding shares of Stitch and the issuance of warrants to purchase up to 7,587,447 shares of Common Stock of the Company at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company's Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company's Common Stock at $.40 per share at any time through June 30, 2002 and acquisition related expenses which included the issuance of 875,000 shares of Common Stock to an investment banking firm. None of the warrants issued in connection with the acquisition were exercised as of June 30, 2002. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow to secure the former stockholder's indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). In connection with the acquisition, the Company's shareholders voted in May of 2002 to increase the number of authorized shares of Common Stock to 150,000,000.

During June 2002, the Company determined that it would vacate the office space previously occupied by Stitch. Accordingly, the Company accrued the remaining lease exit costs relating to this property in the amount of approximately $354,000 as part of the cost of Stitch. While the Company is attempting to sublease this space, no provision for recovery has been estimated at this time.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3.  Acquisition  of  Stitch  Networks  Corporation  (continued)

The following table summarizes the preliminary purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:

                     Current  assets               $      2,710,000
                     Property  and  equipment             1,700,000
                     Goodwill                             6,801,000
                     Intangibles                          2,920,000
                     Current  liabilities                (1,554,000)
                     Long-term  debt                     (3,976,000)
                                                   -----------------
                                                   $      8,601,000
                                                   =================

Long-term debt of $2,165,000 was repaid during June 2002.

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2000 and July 1, 2001 are as follows:


                                                                Year ended June 30
                                                                2002           2001
                                                         ------------------------------
Revenues                                                 $    2,869,466   $  1,953,250

Loss before cumulative effect of accounting change and
 extraordinary item                                         (19,583,216)   (15,058,358)
Cumulative effect of accounting change                                -       (821,000)
                                                         ------------------------------
Loss before extraordinary item                              (19,583,216)   (15,879,358)
                                                         ------------------------------
Extraordinary loss on exchange of debt                                -       (863,000)
Net loss                                                    (19,583,216)   (16,742,358)
                                                         ------------------------------
Cumulative preferred dividends                                 (822,561)      (836,541)
Loss applicable to common shares                         $  (20,405,777)  $(17,578,849)
                                                         ==============================
Loss before cumulative effect of accounting change and
 extraordinary item                                      $        (0.36)  $     (0.40)
                                                         ==============================
Cumulative effect of accounting change                   $            -   $     (0.02)
                                                         ==============================
Extraordinary loss on exchange of debt                   $            -   $     (0.02)
                                                         ==============================
Loss per common share (basic and diluted)                $        (0.36)  $     (0.44)
                                                         ==============================
Weighted average number of common shares
 outstanding (basic and diluted)                             56,676,823    40,369,340
                                                         ==============================

                                      F-16

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

4.  Property  and  Equipment

Property and equipment consist of the following:

                                  Useful           June 30
                                  Lives       2002         2001
                               ------------------------------------

Computer equipment and
 purchased software               3 years  $ 1,855,459   $  609,775
Vending machines and related
 components                       7 years    1,050,220            -
Control systems                   3 years      982,371      533,055
Furniture and equipment         5-7 years      503,110      190,836
Leasehold improvements         Lease term       94,031       90,313
Vehicles                          5 years       10,258       10,258
                                           -------------------------
                                             4,495,449    1,434,237
                                           -------------------------
Less accumulated depreciation               (2,563,022)    (672,913)
                                           -------------------------
                                           $ 1,932,427   $  761,324
                                           =========================


5.  Accrued  Expenses

Accrued expenses consist of the following:

                                                             June 30
                                                          2002        2001
                                                    ----------------------

Accrued professional fees                           $  628,372  $  439,478
Accrued lease termination payments, net                344,934           -
Accrued other                                          264,518      31,414
Accrued compensation and related sales commissions     225,917     125,668
Accrued interest                                       209,885      91,585
Accrued software license and support costs             144,755     154,229
Accrued taxes and filing fees                          134,411           -
Accrued product warranty costs                          85,827      52,466
Accrued consulting fees                                 62,480     435,000
Advanced customer billings                              30,190      25,755
                                                    ----------------------
                                                    $2,131,289  $1,355,595
                                                    ======================

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


6.  Related  Party  Transactions

At June 30, 2002 and 2001, approximately $30,000 and $70,000, respectively, of the Company's accounts payable and accrued expenses were due to a Board member for legal services performed. During the years ended June 30, 2002 and 2001, the Company incurred approximately $213,000 and $271,000, respectively, for these services. During the year ended June 30, 2002, certain Board members participated in various offerings of debt or equity of the Company for a total investment of approximately $277,500.

Stitch purchases vending machines from Dixie-Narco, Inc. (Dixie), an affiliate of a shareholder of the Company. There were no purchases from Dixie for the period May 14, 2002 to June 30, 2002. Amounts payable to Dixie of $124,333 are included in accounts payable in the accompanying 2002 consolidated balance sheet.

7.  Commitments

- In connection with an employment agreement, expiring June 30, 2002, the Company's Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals seven percent of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment. The employment agreement was extended to June 30, 2004.

- The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $220,000 and $188,000 during the years ended June 30, 2002 and 2001, respectively. Future minimum lease payments are reflected below. During the years ended June 30, 2002 and 2001, the Company entered into agreements to lease $0 and $118,207 of computer equipment accounted for as capital leases. This computer equipment is included in property and equipment in the accompanying consolidated financial statements. Capital lease amortization of approximately $54,000 and $34,000 is included in depreciation expense for the years ended June 30, 2002 and 2001, respectively.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


7.  Commitments  (continued)

Future minimum lease payments subsequent to June 30, 2002 under capital and noncancelable operating leases are as follows:


                                                        Capital Leases   Operating Leases
                                                        ----------------------------------


2003                                                    $        52,942  $         155,000
2004                                                             15,960            109,000
2005                                                              1,779             80,000
2006                                                                  -             20,000
                                                        ----------------------------------
Total minimum lease payments                                     70,681  $         364,000
                                                                         =================
Less amount representing interest                                 7,697
                                                        ---------------
Present value of net minimum lease payments                      62,984
Less current obligations under capital leases                    46,300
                                                        ---------------
Obligations under capital leases, less current portion  $        16,684
                                                        ===============

8.  Long-Term  Debt

Long-term debt consists of the following:

                                                         June 30
                                                      2002      2001
                                                  -----------------------
                Bank facility                       $1,255,113  $      -
                Working capital loans                  275,000         -
                IBM inventory financing                 19,632    45,785
                Capital lease obligations (Note 7)      62,984   124,023
                                                  -----------------------
                                                     1,612,729   169,808
                Less current portion                   850,644   116,231
                                                  -----------------------
                                                    $  762,085  $ 53,577
                                                  =======================



At June 30, 2002 the Company has a $1.5 million bank facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this Facility.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


 8.  Long-Term  Debt  (continued)

In connection with the Stitch acquisition (Note 3), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank's prime rate. These loans are secured by the assets of Stitch. At June 30, 2002 $275,000 of working capital loans are outstanding of which $225,000, which bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. Subsequent to June 30, 2002, the Company has made interest only payments to the bank. On July 26, 2002, August 29, 2002 and September 27, 2002 the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, and November 1, 2002, respectively under several forebearance agreements. In connection these extensions, the Company paid $13,000 of fees to the bank.

The Company also had an inventory financing arrangement whereby IBM Credit Corporation originally granted the Company a $1.5 million equipment line of credit. This arrangement expired in fiscal year 2002. The outstanding balance at June 30, 2002 and 2001, of $19,632 and $45,785, respectively, is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days.

9.  Income  Taxes

At June 30, 2002 and 2001, the Company had net operating loss carryforwards of approximately $54,769,000 and $31,234,000, respectively, to offset future taxable income expiring through approximately 2022. At June 30, 2002 and 2001, the Company recorded a net deferred tax asset of approximately $20,546,000 and $12,418,500, respectively, which was principally reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain, principally due to the lack of earnings history.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


9.  Income  Taxes  (continued)

$10,985,000 at the acquisition date. Such net operating loss carryforwards are limited under these provisions as to the amount available to offset future taxable income and such limited amounts are reflected below.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:



                                                              June 30
                                                         2002           2001
                                                   ---------------------------
Deferred tax assets:
  Net operating loss carryforwards                 $ 19,837,000  $ 13,237,000
  Compensation expense on stock option re-pricing             -       170,500
  Deferred research and development costs               480,000       125,000
  Software development costs                          1,008,000             -
  Other                                                 392,000       131,000
                                                   ---------------------------
                                                     21,717,000    13,663,500
Deferred tax liabilities:
  Intangibles                                        (1,171,000)            -
  Software development costs                                  -    (1,245,000)
                                                   ---------------------------
                                                     20,546,000    12,418,500
Valuation allowance                                 (20,546,000)  (12,418,500)
                                                   ---------------------------
Deferred tax asset, net                            $          -  $          -
                                                   ===========================

Amounts assigned to intangibles acquired in the Stitch acquisition exceeded the tax basis. Such excess will increase taxable income as the Intangibles (excluding goodwill) are amortized. The net operating loss caryyforwards will be used to offset the increase in taxable income. Accordingly, the Company recorded a deferred tax liability of $1,171,000 and a deferred tax asset in the same amount related to these intangibles at the acquisition date.

10.  Senior  Notes  and  Debentures

During June 2002, the Company commenced a $2,500,000 2002-A private placement offering (subsequently increased to $4,000,000 in September, 2002) consisting of 12% Convertible Senior Notes due December 31, 2005. Each $10,000 Note is convertible into Common Stock at $.20 per share at any time through June 30, 2004 and interest is payable quarterly. Each Noteholder initially received 20,000 Common Stock warrants, however subsequent to June 30, 2002, the Board of Directors amended the offering to replace the warrants with 20,000 shares of Restricted Common Stock. Through June 30, 2002, the Company sold 444.08 units generating proceeds of $444,083, of which $35,000 is reflected as subscriptions receivable. Such amounts were collected subsequent to June

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

30, 2002. The offering was scheduled to terminate June 30, 2002 with extension possible for up to an additional 60 days. The offering was extended to September 30, 2002, with right of further extension for an additional 30 days. As of September 27, 2002, the Company had signed subscription agreements for $2,103,000, of which $1,694,000 was received in cash which has been deposited. The remainder is for services.

During fiscal year 2002, the Company commenced a $2,500,000 2001-D private placement offering (later increased to $6,500,000), consisting of 12% Convertible Senior Notes due December 31, 2004. Each $10,000 Note is convertible into Common Stock at $.40 per share, and interest is payable quarterly. Certain stockholders of the Company, who received warrants to purchase Common Stock of the Company as a part of earlier private placements, were offered the opportunity to cancel a portion of such warrants and to receive an equivalent number of new warrants at $.10 expiring on December 31,2002 if they invested in the 2001-D offering. The original warrants were scheduled to expire December 31, 2001 or March 31, 2002 (according to their original terms) at $.50. The fair value of the new warrants issued to 2001-D participants was determined using the Black-Scholes valuation method in the amount of $3,424,000. Such amount was allocated to equity. The debt discount is being amortized to interest expense through December 31, 2004. Through June 30, 2002, the Company issued 481.4 units generating net cash proceeds of $3,906,740. An additional $907,853 of notes were issued to consultants for services rendered. The 2001-D offering was extended by the Company to close on October 31, 2002.

During August 2001, the Company executed a Securities Purchase Agreement with an investment company for the purchase of $225,000 of a 9.75% Convertible Debenture (the "Debenture") due August 2003. Interest on the Debenture is payable monthly in arrears. On June 18, 2002, the investment company increased the Debenture by $100,000, extended the maturity date of the $325,000 to August 2004 and lowered the conversion rate. The investment company also paid the Company $300,000 towards a future exercise of Common Stock warrants. Of this amount $20,000 was used during June 2002 to exercise Common Stock warrants. The remaining balance of $280,000 is reflected in deposits at June 30, 2002.

The Debenture is convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company's Common Stock during the 20 day period prior to the conversion. The Company reserves the right to prepay the portion of the Debenture that the investment company elected to convert, plus interest, at 150% of such amount, if the price of Common Stock is less than $0.40 per share. At the time of conversion, the Company will issue to the holder warrants to purchase an amount

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants are exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion feature associated with this instrument, the entire $325,000 of proceeds has been allocated to the warrants, and is included in equity. The debt discount is being amortized to interest expense over the term of the Debenture. During fiscal year 2002, the investment company converted $82,000 of the Debenture, resulting in the issuance of 333,678 shares of Common Stock. The investment company also exercised warrants resulting in the issuance of 3,336,780 shares of Common Stock and generating net cash proceeds of $886,250.

During fiscal year 1999, the Company's Board of Directors authorized a private placement offering (the "1999 Senior Note Offering"). Each unit, as amended, consisted of a 12% Senior Note in the principal amount of $10,000, maturing on December 31, 2001, 2,000 1999-A Common Stock Purchase Warrants (each warrant entitled the holder to purchase one share of Common Stock at $1.00 through December 31, 2001) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). A total of 461.8 units (as adjusted) were sold in this Offering. The Series B was converted into 1,847,200 shares of Common Stock in connection with the Company's fiscal year 1999 reverse stock split. During October 1999, a conversion feature was added to the Senior Notes whereby the Notes were convertible into Common Stock at the rate of $2.50 per share any time through the Senior Notes maturity of December 31, 2001.

During fiscal year 2001, the Company authorized a private placement offering ("2000 Senior Note Offering") of 670 units at a unit price of $10,000. Each unit consisted of a 12% Convertible Senior Note in the principal amount of $10,000, maturing December 31, 2003 and 2,000 shares of Restricted Common Stock. Each 2000 Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity. This offering provided for the holders of the 1999 Senior Notes to exchange their 1999 Senior Notes into 2000 Senior Notes. All payments of interest on the 2000 Notes can be used by the holder, at the holder's option, to purchase shares of Common Stock at specific prices established by the Board of Directors.

During fiscal year 2001 the Company issued 1,136,300 shares of Common Stock in connection with the 2000 Senior Notes. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the embedded beneficial conversion in the 2000 Senior Notes of $409,104 was recorded as equity. The debt discount is being amortized to interest expense through December 31, 2003. Through June 30, 2002, $647,500 of such Notes were converted into 518,000 shares of Common Stock

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

The Company sold 568.15 units in the 2000 Senior Note Offering of which 382.3 units ($3,823,000) of the 1999 Senior Notes were exchanged for 2000 Senior Notes, 124.85 units were purchased with cash, resulting in gross proceeds of $1,248,500 and 61 units were issued in exchange for services provided by consultants in the amount of $610,000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a non-cash extraordinary item in the fiscal year 2001 statement of operations.

During the years ended June 30, 2002 and 2001, the Company issued 674,431 and 121,541 shares of Common Stock respectively, in lieu of cash payment for interest on the Senior Notes.

A summary of the various Senior Note activities are as follows:

                                   1999 Senior    2000 Senior    2001 Senior    2002 Senior
                                       Notes          Notes          Notes          Notes
                                  ----------------------------------------------------------

Outstanding at June 30, 2000      $  4,073,000   $              $              $
Issued for cash and services                        1,858,500
Exchange 1999 Senior Notes for
  2000 Senior Notes                 (3,823,000)     3,823,000
Converted into Common Stock            (10,000)       (25,000)
                                  ----------------------------------------------------------
Outstanding at June 30, 2001           240,000      5,656,500
Converted into Common Stock                          (622,500)
Repaid at maturity                    (240,000)
Issued for cash and services                                       4,814,593        444,083
Less:  Unamortized debt discount
  and other issuance costs                   -       (750,295)    (2,928,567)      (323,989)
                                  ----------------------------------------------------------
Balance at June 30, 2002          $          -   $  4,283,705   $  1,886,026   $    120,094
                                  ==========================================================


The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date, which are being amortized over the

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

remaining life of the respective debt instruments. Debt discount amortization, which has been reflected as interest expense in the consolidated statements of operations, was approximately $1,513,000 and $765,000 for the years ended June 30, 2002 and 2001, respectively.

11.  Series  A  Preferred  Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2002 and 2001 amounted to $5,175,571 and $4,621,150, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2002 and 2001, certain holders of the Preferred Stock converted 26,002 and 11,160 shares, respectively, into 26,002 and 11,160 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $268,140 and $87,030, respectively, into 26,814 and 8,703 shares of Common Stock during the years ended June 30, 2002 and 2001, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2002. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

12.  Common  Stock  Transactions

During the years ended June 30, 2002 and 2001, the Company's Board of Directors authorized the following private placement offerings of the Company's Common
Stock:
     - 2000-B offering for the issuance of 895,000 shares of Common Stock at $1.00 per share generating net proceeds of $777,151 after deducting related offering costs;

     - 2001-A offering for the issuance of 450,000 shares of Common Stock at $1.00 per share generating net proceeds of $427,500 after deducting related offering costs;

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

     - 2001-B offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 after deducting related offering costs. During fiscal year 2002 the Company issued 4,726,040 shares of Common Stock from this offering generating additional net proceeds of $2,754,371. Additionally, each dollar invested entitled the purchaser to receive one Common Stock warrant at $.50 per share expiring in December 2001 and one Common Stock warrant at $.50 per share expiring in June 2002.

     - 2001-C offering for the issuance of 4,500,000 shares of Common Stock at $.50 per share. In each share purchased the holder received a warrant to purchase a share of Common Stock at $.50 per share expiring May 2002. The Company issued 4,046,684 shares of Common Stock generating net proceeds of $1,992,852 after deducting related offering costs. Of this amount, $149,750 has not been received, and, accordingly is reflected in subscriptions receivable at June 30, 2002.

The Company issued 2,784,137 and 200,000 shares of Common Stock for professional services during the years ended June 30, 2002 and 2001, respectively. Such shares were valued based on the fair value of the Company's Common Stock on the date the shares were granted. During the year ended June 30, 2002 and 2001, the Company also issued 2,340,000 and 418,250 shares of Common Stock to certain employees and officers. The shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $981,000 during fiscal year 2002 and $474,995 during fiscal year 2001 based on the fair value of the Company's Common Stock on the date the shares were granted.

During fiscal year 2000, the Company entered into an Investment Agreement with Swartz Private Equity LLC, for an equity line up to $20 million over a period not to exceed three years. Investments are determined monthly based on the current market prices of the Company's Common Stock in accordance with the terms of the Agreement. The purchase price per share would equal 91% of the market price of the Common Stock at the time of purchase, and additional warrants at the same price would be granted in an amount equal to 10% of the number of shares actually purchased. Swartz received 1,200,000 Commitment Warrants with 10 year terms at an initial exercise price of $1.00, adjusted to lower market pricing if applicable, and will be granted additional Commitment Warrants at the same price and term, if required, to keep the number of Commitment Warrants equal to 5% (decreasing over a five year period to 0%) of the outstanding Common Stock of the Company on a fully diluted basis. An additional 380,828 warrants were granted during fiscal 2001 in connection with this antidilution provision.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

During the year ended June 30, 2001, Swartz purchased 29,010 shares of Common Stock pursuant to the Investment Agreement. There were no net proceeds to the Company from the sale of these shares after deducting the related cash offering expenses previously incurred. No purchases were made during the fiscal year ended June 30, 2002. The agreement was terminated during April 2002.

During February 2000, the Company's Board of Directors awarded 120,000 shares of the Company's Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers would be issued the Common Stock if employed by the Company on June 30, 2002. The Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $103,000 has been recorded to reflect the amortization of the shares earned during each of the years ended June 30, 2002 and 2001, respectively. All officers were employed by the Company as of June 30, 2002.

During October 1999, the Company's Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants' expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company's Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

A summary of Common Stock Warrant activity for the years ending June 30, 2002 and 2001 is as follows:


                                                         Warrants
                                                      -------------
                   Outstanding  at  June  30,  2000     3,711,250
                     Issued                             8,889,628
                     Exercised                         (2,112,100)
                     Cancelled                         (2,255,750)
                                                      -------------
                   Outstanding  at  June  30,  2001     8,233,028
                     Issued                            22,602,593
                     Exercised                         (1,833,529)
                     Cancelled                        (22,162,272)
                                                      -------------
                   Outstanding  at  June  30,  2002     6,839,820
                                                      =============
The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2002 are as follows:


             Outstanding and
               Exercisable     Exercise Price    Expiration Date
             -----------------------------------------------------

                3,971,163           $   0.10     December 31, 2002
                  303,829               0.20         June 30, 2004
                  150,000               0.70        August 2, 2003
                  650,000               0.70     November 23, 2003
                1,200,000               0.91       August 29, 2010
                  377,927               1.00        April 24, 2011
                    2,901               1.03        April 30, 2011
                   75,000               1.25         June 30, 2006
                  100,000               2.00         June 22, 2003
                    1,500               4.00          July 2, 2002
                    2,500               4.00         March 5, 2003
                    5,000               4.00       August 17, 2003
             ----------------
                6,839,820
             ================

During the years ended June 30, 2002 and 2001, the Company's Board of Directors made numerous amendments to the outstanding Common Stock Warrants whereby the Company reduced the exercise price and extended the expiration terms. The above table reflects the status of the warrants as of June 30, 2002.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


13.  Stock  Options

The Company's Board of Directors has granted options to employees and its Board members to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

The following table summarizes all stock option activity during the years ended June 30, 2002 and 2001:

                          Common Shares
                          Under Options   Exercise Price Per
                                  Granted Share
                          -----------------------------------
Balance at June 30, 2000        984,767   $         .50-$5.00
Granted                       6,935,000   $        1.00-$1.50
Canceled or Expired          (3,033,100)  $        1.00-$2.50
                          -----------------------------------
Balance at June 30, 2001      4,886,667   $         .50-$5.00
Granted                       4,505,318   $         .165-$.70
Canceled or expired          (4,101,500)  $         .40-$5.00
                          -----------------------------------
Balance at June 30, 2002      5,290,485   $        .165-$5.00
                          ===================================

The price range of the outstanding Common Stock options at June 30, 2002 is as follows:

                                      Weighted Average
    Option                                Remaining               Options
Exercise Prices  Options Outstanding  Contract Life (Yrs.)       Exercisable
------------------------------------------------------------------------------
 $.165                     2,475,318                 4.87            2,475,318
 $.40                        550,000                 2.78              550,000
 $.50                          5,000                 0.80                5,000
 $.70                        400,000                 0.97              400,000
 $1.00                       735,000                 4.47              615,002
 $1.50                       305,000                 0.98              305,000
 $2.00                       651,167                 2.48              651,167
 $2.50                        84,000                 0.96               84,000
 $4.50                        80,000                 1.10               80,000
 $5.00                         5,000                 0.17                5,000
                       -------------                           ---------------
                           5,290,485                                 5,170,487
                       =============                           ===============

                                      F-29

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


13.  Stock  Options  (continued)

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                         June 30
                                                                  2002           2001
                                                               ----------------------------
Net loss applicable to common shares as
  reported under APB 25                                        $(18,137,368)  $(11,792,785)
Stock option expense per SFAS 123                                  (985,046)      (524,845)
                                                               ----------------------------
Pro forma net loss                                             $(19,122,414)  $(12,317,630)
                                                               ============================

Loss per common share as reported                              $      (0.50)  $       (.70)
Pro forma net loss per common share                            $      (0.53)  $       (.74)


The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2002 and 2001: an expected life of 2 years; no expected cash dividend payments on Common Stock, respectively; and for fiscal 2002 a risk-free interest rate of 4.5% to 5.5% and for fiscal 2001, 5.5%, and volatility factors of the expected market price of the Company's Common Stock, based on historical volatility of .85 to .95 for fiscal 2002, and
1.100 for fiscal 2001.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


13.  Stock  Options  (continued)

As of June 30, 2002, the Company has reserved shares of Common Stock for the following:

Exercise  of  Common  Stock  options      5,290,485
Exercise  of  Common  Stock  warrants     6,839,820
Conversion  of  remaining  Debentures
 and  exercise  of  related  warrants    19,038,462
Conversions  of  Preferred  Stock
 and  cumulative Preferred  Stock
  dividends                               1,046,839
Conversions  of  Senior  Notes           19,172,264
                                       ------------
                                         51,387,870
                                       ============
14.  Retirement  Plan

The Company's Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company, however, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee's compensation. The Company contribution for the years ended June 30, 2002 and 2001 was approximately $48,000 and $51,000, respectively.

15.  Contingencies

In the normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

16. Subsequent Events (Unaudited)

During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $0.12 per share generating gross proceeds of $240,000. During October 2002, the Company granted the same investor 2,000,000 warrants to purchase the Company's Common Stock at $0.10 per shares through November 30, 2002. If all 2,000,000 warrants are exercised, the investor has been granted another warrant to purchase 2,000,000 shares of Common Stock at $0.10 per share through March 31, 2003.

On October 28, 2002, the shareholders voted to increase the number of authorized shares of the Company to 200,000,000.

On October 31, 2002, the Company received an extension to December 1, 2002 of the existing forbearance for repayment of approximately $225,000 of outstanding debt with Wilmington Trust Bank.

In October 2002, the Company sold to an investor 3,571,429 shares at $.07 per share and issued the following common stock warrants: (1) warrants to purchase up to 7,142,858 shares at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and 5,000,000 shares at $.10 per share, exercisable over a one year period.

In October 2002, the Company sold to an investor 1,500,000 shares at $.10 per share and granted common stock warrants to purchase up to 750,000 shares at $.10 per share at any time for a five year period. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant common stock warrants to purchase up to 750,000 shares at $.10 per share at any time for a five year period.

In October 2002, the Company issued 501,906 shares of Common stock to holders of Senior Notes in lieu of cash for quarterly interest payments due September 30, 2002, and issued related warrants to purchase up to 501,906 shares of Common Stock at $.0.20 per shares through December 31, 2004 to those Senior Note holders.

In October 2002, the Company granted to the holders of all the 12% senior notes common stock warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants is 10,360,025 and are exercisable at any time prior to November 30, 2002. If the holder exercises all of such holder's warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003.

In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.15 per share.

In November 2002, the Company issued an aggregate of 530,000 shares to 3 investors at $.10 per share for an aggregate of $59,000.

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

     Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

     Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

 Securities and Exchange Commission - Registration Fee .     $ 2,873.34
 Printing and Engraving Expenses   . . . . . . . . . . .     $ 7,126.66
 Accounting Fees and Expenses      . . . . . . . . . . .     $15,000.00
 Legal Fees and Expenses    . . . . . . . . . . . . . . .    $15,000.00
                                                             ----------
              Total   . . . . . . . . . . . . . . . . . .    $40,000.00
                                                             ==========

 Item 26. Recent Sales of Unregistered Securities.

     During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

Private Placements.

     During October, November and December, 1999, we sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of 10,000 shares of common stock and 10,000 1999-B common stock purchase warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During February, March and April 2000, we sold an aggregate of 1,200,000 shares of common stock at $2.00 per share for a total of $2,400,000. The offering was sold to 22 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.

     During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal amount Senior Note and 2,000 shares of common stock. Each 12% Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert - - 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to
Section 4(2) of the Act.

     During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     During the period from March 2001 through September 2001, we sold a total of 739.54 units in a private placement offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During the period from September 2001 through October 19, 2001, we sold for our 2001-C offering an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. As of the date of this Prospectus, $829,342 has been collected in cash and $983,077 has been distributed or is yet to be distributed for services in lieu of cash.

     During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company.

     During the period from November 2001 through April 5, 2002, the Company sold $3,618,985 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act.

     In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

     In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002, and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,284,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,568,000 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,284,008, of which
$2,755,775 has been deposited and the remainder of $1,528,233 was for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through September 30, 2002, La Jolla converted $103,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 534,905 shares of stock, and exercised 5,349,050 warrants to purchase Common Stock at an average price of $.193 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In October 2002, the Company sold 400,000 shares to Ratner & Prestia, P.C., the Company's intellectual property counsel. The sales proceeds from the shares are to be applied by the firm towards the legal fees due to the firm by the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees' severance payments. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In October 2002, the Company issued 506,622 shares (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter ended September 30, 2002. In addition, the Company granted to warrants to purchase up to 506,622 shares at $.20 per share at any time prior to December 31, 2004. The offer and sale of the shares and warrants was exempt from registration under Section 4(2) of the Act.

     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In October 2002, the Company sold to an investor 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under
Section  4(2)  of  the  Act.

     In October 2002, the Company sold to an investor 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to November 30, 2002. If the holder exercises all of such holder's warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.125 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In November 2002, the Company issued an aggregate of 690,000 shares to 4 accredited investors at $.10 per share for an aggregate of $69,000. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.


II. Stock Options

     In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows: Stephen
P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

     In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

     In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

     During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

     During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During April 2001, the Company issued options to the following executives:
George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

     During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

     During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

     In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003. In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O'Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

     In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

     In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

     In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

     The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III. Common Stock-For Cash.

     In December 1999, warrants to purchase 100,000 shares of common stock at $2.00 per share were exercised by the holder thereof.

     In February 2000, warrants to purchase 34,000 shares of common stock at $2.50 per share were exercised by the holder thereof.

     In February 2000, options to purchase 10,000 shares of common stock at $1.50 per share were exercised by the holder thereof.

     In February 2000, options to purchase 6,500 shares of common stock at $2.50 per share were exercised by the holders thereof.

     All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing security holders of USA, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

Item 27. Exhibits.


Exhibit
Number                          Description
-----------------------------------------------------------------------------

3.1 Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration Statement No. 333-81591).

3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12, 1999 (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration Statement No. 333-81591).

3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31, 1995).

4.2 Form of Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

4.4 Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

4.5 Form of 1997 Warrant (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

4.6 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

4.7 Warrant Certificate of I. W. Miller Group, Inc. (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

4.8 Warrant Certificate of Harmonic Research, Inc. (Incorporated by reference to
Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

4.9 Registration Rights Agreement dated August 3, 2001 by and between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
4.9 to Form 10-KSB filed on October 1, 2001).

4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form 10-KSB filed on October 1, 2001).

4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.11 to Form 10-KSB filed on October 1, 2001).

4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.13 to Form 10-KSB filed on October 1, 2001).

4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company (Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1,
2001).

4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to Exhibit 4.15 to Form SB-2 Registration Statement No. 333-72302)

**4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C.

**4.17 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc.

**4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc.

**4.19 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc.

**4.20 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc.

**4.21 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft

**4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft

**5.1 Opinion of Lurio & Associates, P.C.

10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to
Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.4 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit
10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit
10.3 to Form S-8 Registration Statement No. 333-341006).

10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

10.6 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).

10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit
10.5 to Form S-8 Registration Statement No. 333-34106).

10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement No.333-09465).

10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to
Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

**10.9.2     Second Amendment to Employment and Non-Competition Agreement
between Stephen P. Herbert and the Company dated April 15, 2002.

10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No. 33-98808).

10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No. 33-98808).

10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to
Exhibit 10.4 to Form S-8 Registration Statement No. 333-34106)

10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No. 33-98808).

10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement 333-30853).

10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement No. 333-30853).

10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

10.21 Employment and Non-competition Agreement between USA and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to
Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

**10.21.3     Third Amendment to Employment and Non-Competition Agreement
between USA and George R. Jensen, Jr. dated January 16, 2002.

**10.21.4     Fourth Amendment to Employment and Non-Competiton Agreement
between USA and George R. Jensen, Jr., dated April 15, 2002.

10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998)

10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

10.29 Financial Public Relations Agreement between USA and I. W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 21, 2000).

10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21,
2000).

10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated September 21, 2000).

10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to
Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

10.36 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

 **23.1 Consent of Ernst & Young LLP.

 **24.1 Power of Attorney
-----------------------------------------------------------------------------
 ** -- Filed herewith.

Item 28.     Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on November 5, 2002.

                              USA TECHNOLOGIES, INC.


                              By: /s/ George R. Jensen, Jr.
                                  ------------------------------------
                                  George R. Jensen, Jr.,
                                  Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been duly signed below by the following persons in the capacities and dates indicated.

Signatures                         Title                         Date
----------                         -----                         ----

 /s/ George R. Jensen, Jr.     Chairman of the Board,          November 5, 2002
---------------------------    and Chief Executive
George R. Jensen, Jr.          Officer (Principal and
                               Chief Executive Officer) Director

/s/ Leland P. Maxwell          Vice President, Chief           November 5, 2002
---------------------------    Financial Officer
Leland P. Maxwell              Treasurer (Principal Accounting Officer)

/s/ Stephen P. Herbert         President, Chief                November 5, 2002
---------------------------    Operating Officer,
 Stephen P. Herbert            Director

/s/ William W. Sellers          Director                    November  5, 2002
----------------------------
William W. Sellers

/s/ William L. Van Alen, Jr.    Director                    November  5, 2002
---------------------------
William L. Van Alen, Jr.

                                Director                    November __,  2002
---------------------------
Steven Katz

/s/ Douglas M. Lurio            Director                    November 5, 2002
---------------------------
Douglas M. Lurio

                                Director                    November __,  2002
---------------------------
Edwin R. Boynton

                                Director                    November __,  2002
---------------------------
Kenneth C. Boyle

EXHIBIT INDEX

Exhibit Number               Description
--------                    -----------
4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C.
4.17 Stock Purchase Agreement dated October 26, 2002 by and between the Company and Kazi Management VI, Inc.
4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi Management VI, Inc.
4.19 Registration Rights Agreement dated October 26, 2002 by and between the Company and Kazi Management, Inc.
4.20 Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi Management VI, Inc.
4.21 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft
4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of Alpha Capital Aktiengesellschaft
10.9.2 Second Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 15, 2002.
10.21.3 Third Amendment to Employment and Non-Competition Agreement between
        USA and George R. Jensen, Jr., dated January 16, 2002.
10.21.4 Fourth Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated April 15, 2002.
5.1  Opinion of Lurio & Associates
23.1 Consent of Independent Auditors
24.1 Power of Attorney (appears as part of signature page)

-----------------